                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-19591


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 15, 1997

                                  $422,474,000
                                 (APPROXIMATE)

          AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION DEPOSITOR
                                AMRESCO SERVICES
                               AS MASTER SERVICER

                          MIDLAND LOAN SERVICES, L.P.
                              AS SPECIAL SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                             ---------------------
     The Series 1997-C1 Mortgage Pass-Through Certificates (the "Certificates") will include the following classes of Certificates, designated as the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby.
                             ---------------------(cover continued on next page)

 THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS)
     ON THE MORTGAGE LOANS. THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS
(AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY ANY CLASS OF CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. THE
    RATES OF PREPAYMENT, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS MAY FLUCTUATE SIGNIFICANTLY OVER TIME. SEE "SUMMARY -- SPECIAL PRINCIPAL PAYMENT
CONSIDERATIONS" AND "-- SPECIAL YIELD CONSIDERATIONS", AND "CERTAIN PREPAYMENT,
  MATURITY AND YIELD CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE
                                  PROSPECTUS.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page S-15 herein and page 14 in the Prospectus before purchasing any Offered Certificates.
                             ---------------------

                                                                               PASS-                    RATED FINAL
                                                              INITIAL CLASS   THROUGH      RATINGS     DISTRIBUTION
                                                               BALANCE(1)      RATE       S&P/FITCH       DATE(3)
                                                              -------------   -------     ----------   -------------
Class A1....................................................  $147,300,000      6.73%      AAA/AAA     June 17, 2029
Class A2....................................................  $ 40,000,000      7.18%      AAA/AAA     June 17, 2029
Class A3....................................................  $141,558,000      7.19%      AAA/AAA     June 17, 2029
Class B.....................................................  $ 24,004,000      7.24%(2)    AA/AA+     June 17, 2029
Class C.....................................................  $ 12,002,000      7.27%(2)    A+/AA      June 17, 2029
Class D.....................................................  $ 21,604,000      7.32%(2)     A/A       June 17, 2029
Class E.....................................................  $ 26,405,000      7.44%(2)   BBB/BBB     June 17, 2029
Class F.....................................................  $  9,601,000      7.64%(2)  BBB-/BBB-    June 17, 2029

---------------

(1) Subject to a permitted variance of plus or minus 5.00%.
(2) Subject to a cap equal to the weighted average of the Remittance Rates (as defined herein) in effect from time to time on the Mortgage Loans.
(3) The Rated Final Distribution Date is the Distribution Date following the second anniversary after the date on which all the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Mortgage Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

     The Underwriter has proposed to offer the Offered Certificates from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. The Underwriter has agreed to purchase the Offered Certificates from the Depositor at 100.45% of their principal amount ($424,372,892 aggregate proceeds to the Depositor, before deducting expenses payable by the Depositor estimated at $2,460,000), plus accrued interest from June 9, 1997, subject to the terms and conditions set forth in the Underwriting Agreement.

     The Offered Certificates will be offered by Goldman, Sachs & Co. (the "Underwriter") when, as and if issued by the Trust Fund, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC on or about July 8, 1997 (the "Delivery Date"), against payment therefor in immediately available funds.

                              GOLDMAN, SACHS & CO.

            The date of this Prospectus Supplement is June 30, 1997

     The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by AMRESCO Commercial Mortgage Funding I Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans with original terms to maturity of not more than 360 months (such mortgage loans are referred to collectively herein as the "Mortgage Loans"), secured by first liens on fee simple or leasehold interests in multifamily, retail, hotel, office, industrial, and other commercial properties. Security for a material concentration of the Mortgage Loans in the Trust Fund, based on principal balance at the time the Trust Fund is formed, will be represented by each of:
(a) multifamily properties consisting of five or more rental or cooperatively owned dwellings, (b) retail properties and (c) office properties. The Mortgage Loans were originated by several institutions identified herein (collectively, the "Originators"). The Mortgage Loans (other than the Central Park Loans) were acquired by an affiliate of the Depositor and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

     Distributions on the Certificates will be made, to the extent of available funds, on the 17th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in July, 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the then applicable pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Class Balance") of such class outstanding immediately prior to such Distribution Date. The Pass-Through Rates applicable to the Class A1, Class A2 and Class A3 Certificates will be as set forth above. The Pass-Through Rates for the Class B, Class C, Class D, Class E, and Class F Certificates will be as set forth above, subject to a cap in each case equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans. Distributions in respect of principal, if any, of the Certificates will be made as described herein under "Description of the Certificates -- Distributions" and "-- Priority of Distributions".

     The Class A1, Class A2 and Class A3 Certificates will evidence approximately an initial 68.50% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 5.00% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 2.50% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 4.50% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 5.50% undivided interest in the Trust Fund. The Class F Certificates will evidence approximately an initial 2.00% undivided interest in the Trust Fund.

     It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Investors Service, L.P. ("Fitch"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by S&P and "AA+" by Fitch. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A+" by S&P and "AA" by Fitch. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "A" by S&P and Fitch. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB" by S&P and Fitch. It is a condition of the issuance of the Class F Certificates that they be rated not lower than "BBB-" by S&P and Fitch. See "Rating" herein.

     AMRESCO Services, a division of AMRESCO Management, Inc. will act as master servicer (in such capacity, the "Master Servicer") and Midland Loan Services, L.P. will act as special servicer (in such capacity, the "Special Servicer") of the Mortgage Loans. The obligations of the Master Servicer and the Special Servicer with respect to the Certificates will be limited to their contractual servicing obligations and the obligation of the Master Servicer under certain circumstances to make P&I Advances (as defined herein) to the Certificateholders. The Master Servicer will publicly release certain information on the Mortgage Loans via Internet Access or other electronic source. It is possible that the Special Servicer or one or more of its affiliates may in the future purchase a portion of the Certificates. See "Servicing" herein.

                                                   (continued on following page)

(continued from previous page)
     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. The Certificates, other than the Class R-I, Class R-II and Class R-III Certificates will constitute one or more "regular interests" in REMIC III and the Class R-I, Class R-II and Class R-III Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

     The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" herein.

     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, AMRESCO, INC., THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, AMRESCO, INC., THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES.

     See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

     There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Method of Distribution" herein.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, DATED JUNE 15, 1997 AND ATTACHED HERETO. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY OF PROSPECTUS SUPPLEMENT............................   S-2
RISK FACTORS................................................  S-15
DESCRIPTION OF THE MORTGAGE POOL............................  S-24
     General................................................  S-24
     Mortgage Loans Secured by Multifamily Rental
      Properties............................................  S-25
     Mortgage Loans Secured by Retail Properties............  S-26
     Mortgage Loans Secured by Office Properties............  S-26
     Representations and Warranties.........................  S-27
     Certain Characteristics of the Mortgage Loans..........  S-36
     Additional Mortgage Loan Information...................  S-37
     Largest Loans, Significant Related Borrowers and Other
      Issues................................................  S-52
     Escrows................................................  S-57
     Underwriting Guidelines................................  S-58
     Additional Information.................................  S-62
DESCRIPTION OF THE CERTIFICATES.............................  S-62
     General................................................  S-62
     Book-Entry Registration of the Offered Certificates....  S-63
     Distributions..........................................  S-64
     Priority of Distributions..............................  S-67
     Other Certificates.....................................  S-68
     Subordination..........................................  S-68
     Advances...............................................  S-70
CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS.......  S-71
     General................................................  S-71
     Weighted Average Life of the Offered Certificates......  S-71
     Class B, Class C, Class D, Class E and Class F Yield
      Considerations........................................  S-77
SERVICING...................................................  S-78
     The Master Servicer....................................  S-78
     The Special Servicer...................................  S-79
     Responsibilities of Master Servicer....................  S-79
     Responsibilities of Special Servicer...................  S-80
     Modifications, Waivers and Amendments..................  S-81
     The Controlling Class Representative...................  S-82
     Servicing and Other Compensation and Payment of
      Expenses..............................................  S-82
     Conflicts of Interest..................................  S-83
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT..........  S-83
     General................................................  S-83
     Assignment of the Mortgage Loans.......................  S-84

     Trustee................................................  S-84
     Fiscal Agent...........................................  S-84
     Resignation and Removal of the Trustee and Fiscal
      Agent.................................................  S-85
     Collection Accounts and Certificate Account............  S-85
     Reports to Certificateholders..........................  S-86
     Voting Rights..........................................  S-86
     Termination............................................  S-86
USE OF PROCEEDS.............................................  S-87
FEDERAL INCOME TAX CONSEQUENCES.............................  S-87

                                                              PAGE
                                                              ----
STATE TAX CONSIDERATIONS....................................  S-88
ERISA CONSIDERATIONS........................................  S-88
LEGAL INVESTMENT............................................  S-90
METHOD OF DISTRIBUTION......................................  S-90
LEGAL MATTERS...............................................  S-92
RATING......................................................  S-92

                                                      CERTIFICATE SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE      APPROXIMATE
  PERCENT OF         CREDIT                                    INITIAL CLASS                             RATINGS
    TOTAL           SUPPORT           CLASS                       BALANCE                              (S&P/FITCH)
-------------------------------------------------------------------------------------------------------------------------------
                                                          CLASS A1                   CLASS A2                  CLASS A3
                                                        $147,300,000               $40,000,000               $141,558,000
     68.5%            31.5%         --                     AAA/AAA                   AAA/AAA                    AAA/AAA
--------------------------------------------------------------------------------------------------------------
      5.0             26.5          CLASS B                    $24,004,000                              AA/AA+
--------------------------------------------------------------------------------------------------------------
      2.5             24.0          CLASS C                    $12,002,000                              A+/AA
--------------------------------------------------------------------------------------------------------------
      4.5             19.5          CLASS D                    $21,604,000                              A/A
--------------------------------------------------------------------------------------------------------------
      5.5             14.0          CLASS E                    $26,405,000                              BBB/BBB
--------------------------------------------------------------------------------------------------------------
      2.0             12.0          CLASS F                    $ 9,601,000                              BBB-/BBB-
--------------------------------------------------------------------------------------------------------------
      6.5              5.5          CLASS G                    $31,206,000                              BB/BB
--------------------------------------------------------------------------------------------------------------
      1.0              4.5          CLASS H                    $ 4,801,000                              BB-/BB-
--------------------------------------------------------------------------------------------------------------
      1.5              3.0          CLASS J                    $ 7,201,000                              B/B
--------------------------------------------------------------------------------------------------------------
      0.5              2.5          CLASS K                    $ 2,400,000                              B-/B-
--------------------------------------------------------------------------------------------------------------
      2.5              0.0          CLASS L                    $12,003,034                              NR/NR
-------------------------------------------------------------------------------------------------------------------------------

                 CERTIFICATE SUMMARY
--------------
 APPROXIMATE
  PERCENT OF
    TOTAL
--------------  ----------------------

     68.5%
--------------
      5.0
--------------
      2.5
--------------
      4.5              CLASS X
--------------
      5.5            $480,085,034
--------------
      2.0               NR/AAA
--------------
      6.5
--------------
      1.0
--------------
      1.5
--------------
      0.5
--------------
      2.5
--------------------------------------

------------------------------------------------------------------------------------------------------------------
                            INITIAL                                           PASS-
                           AGGREGATE                                         THROUGH      WEIGHTED
                        CLASS BALANCE OR   APPROXIMATE                      RATE AS OF      AVG.
            RATINGS         NOTIONAL         CREDIT                          CUT-OFF      LIFE(2)      PRINCIPAL
CLASS      S&P/FITCH         AMOUNT          SUPPORT       DESCRIPTION         DATE        (YRS.)      WINDOW(2)
------------------------------------------------------------------------------------------------------------------
    Offered Certificates
------------------------------------------------------------------------------------------------------------------
  A1     AAA/AAA         $   147,300,000      31.5%        Fixed Rate       6.73%          4.96      07/97-07/04
------------------------------------------------------------------------------------------------------------------
  A2     AAA/AAA         $    40,000,000      31.5         Fixed Rate        7.18          8.60      07/04-09/06
------------------------------------------------------------------------------------------------------------------
  A3     AAA/AAA         $   141,558,000      31.5         Fixed Rate        7.19          9.42      09/06-02/07
------------------------------------------------------------------------------------------------------------------
  B      AA/AA+          $    24,004,000      26.5        Fixed Rate(1)      7.24          9.68      02/07-03/07
------------------------------------------------------------------------------------------------------------------
  C      A+/AA           $    12,002,000      24.0        Fixed Rate(1)      7.27          9.69      03/07-03/07
------------------------------------------------------------------------------------------------------------------
  D      A/A             $    21,604,000      19.5        Fixed Rate(1)      7.32          9.75      03/07-04/07
------------------------------------------------------------------------------------------------------------------
  E      BBB/BBB         $    26,405,000      14.0        Fixed Rate(1)      7.44          9.78      04/07-04/07
------------------------------------------------------------------------------------------------------------------
  F      BBB-/BBB-       $     9,601,000      12.0        Fixed Rate(1)      7.64          9.85      04/07-05/07
------------------------------------------------------------------------------------------------------------------
  Certificates Not Offered Hereby
------------------------------------------------------------------------------------------------------------------
  X      Not Rated/AAA   $480,085,034(3)      N/A              (4)           (4)           N/A            N/A
------------------------------------------------------------------------------------------------------------------
  G      BB/BB           $    31,206,000       5.5%        Fixed Rate       7.00%          9.86      05/07-05/07
------------------------------------------------------------------------------------------------------------------
  H      BB-/BB-         $     4,801,000       4.5         Fixed Rate        7.00          9.91      05/07-06/07
------------------------------------------------------------------------------------------------------------------
  J      B/B             $     7,201,000       3.0         Fixed Rate        7.00          9.94      06/07-06/07
------------------------------------------------------------------------------------------------------------------
  K      B-/B-           $     2,400,000       2.5         Fixed Rate        7.00          9.94      06/07-06/07
------------------------------------------------------------------------------------------------------------------
  L      NR/NR           $    12,003,034       0.0         Fixed Rate        7.00         14.92      06/07-04/17
------------------------------------------------------------------------------------------------------------------

(1) Subject to a cap equal to the weighted average of the Remittance Rates (as defined herein) in effect from time to time on the Mortgage Loans.

(2) Assuming a 0% CPR.

(3) Notional Amount.

(4) The Class X Certificates will be entitled to interest on any Distribution Date equal to the excess of (a) an amount equal to the product of (i) the weighted average of the Remittance Rates on the Mortgage Loans for the month immediately preceding the month in which such Distribution Date occurs (but without regard to any modifications made subsequent to the Cut-Off Date) times (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately prior to the Due Date preceding such Distribution Date, over (b) an amount equal to the sum of the products of the Pass-Through Rates of the Certificates (other than the Class X Certificates) with respect to such Distribution Date, multiplied in each case by the Class Balances of the related Certificates immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class X Certificates will not be entitled to distributions of principal in respect of the Mortgage Loans.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Principal Definitions" herein and in the Prospectus.

Title of Certificates......  Mortgage Pass-Through Certificates, Series 1997-C1
                             (the "Certificates").

Depositor..................  AMRESCO Commercial Mortgage Funding I Corporation,
                             a Delaware corporation (the "Depositor"), an indirect wholly-owned limited purpose finance subsidiary of AMRESCO, INC. See "The Depositor" in the Prospectus.

Sellers....................  AMRESCO CAPITAL CORPORATION, a Texas corporation
                             ("ACC"), and Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC").

Originators................  75 Mortgage Loans, 16 Mortgage Loans, four Mortgage
                             Loans and two Mortgage Loans, representing 68.80%, 21.08%, 5.06% and 5.07% of the Mortgage Loans by outstanding principal balance as of the Cut-Off Date (as defined herein), were originated, respectively, by: ACC; SouthTrust Bank, NA, a national banking association; Central Park Capital, LLC, a Delaware limited liability company; and two other originators.

Master Servicer............  AMRESCO Services, a division of AMRESCO Management,
                             Inc., a Texas corporation ("AMRESCO Services"). See "Servicing -- The Master Servicer" and
                             "Servicing -- Responsibilities of Master Servicer" herein.

Special Servicer...........  Midland Loan Services, L.P., a Missouri limited partnership.

Trustee....................  LaSalle National Bank, a national banking corporation.

Fiscal Agent...............  ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the Trustee.

Cut-Off Date...............  June 1, 1997.

Delivery Date..............  On or about July 8, 1997.

Record Date................  With respect to the first Distribution Date, July
                             8, 1997, and with respect to each Distribution Date thereafter, the last business day of the month preceding the month of such Distribution Date.

Determination Date.........  The 12th day of each month or, if such 12th day is not a business day, the immediately preceding business day, beginning in July 1997.

Distribution Dates.........  Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 17th day of each month or, if any such 17th day is not a business day, on the next succeeding business day, beginning in July 1997 (each, a "Distribution Date"), to the Holders of record as of the close of business on the preceding Record Date. Notwithstanding the above, the final distribution on any Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of such Certificates at the location to be specified in such notice.

Prepayment Period..........  With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

Rated Final Distribution
Date.......................  June 17, 2029, which is the Distribution Date following the second anniversary after the date on which all the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Mortgage Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

Registration of the Offered
  Certificates.............  The Offered Certificates (the "DTC Registered
                             Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). See "Description of the
                             Certificates -- General" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

Denominations..............  The DTC Registered Certificates will be issuable on the book-entry records of DTC and its Participants in denominations of $10,000 and integral multiples of $1.00 in excess thereof.

The Mortgage Pool..........  The Trust Fund will consist of a pool (the
                             "Mortgage Pool") of 97 fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on fee simple or leasehold interests in multifamily, retail, office, hotel, industrial, health care-related and self-storage properties (the "Mortgaged Properties") located in 28 states and the District of Columbia. See "Risk
                             Factors -- Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties" herein. The Mortgage Loans (other than the Central Park Loans, the SouthTrust Loans, the Ordway Loan and the Rustic Hills Loan) were originated for sale to AMRESCO Commercial Mortgage Funding, L.P. ("ALP") and were underwritten generally in conformity with certain guidelines established by ACC and approved by ALP. The Central Park Loans were originated in accordance with such guidelines and purchased by GSMC. The SouthTrust Loans, the Ordway Loan and the Rustic Hills Loan were purchased by ACC and were reunderwritten by ACC at the time of purchase as described herein. See "Description of the Mortgage Pool -- Underwriting Guidelines" herein. The Mortgage Loans (other than the Central Park Loans) will be acquired by ACC from ALP. The Depositor will then acquire the Mortgage Loans from the Sellers on or before the Delivery Date. The Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (the "Due Date"). Certain Mortgage Loans as described below provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan

                             (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its maturity date, unless prepaid prior thereto.


                         GENERAL CHARACTERISTICS
Initial Pool Balance(1).....................................  $480,085,034
Number of Mortgage Loans....................................            97
Number of Mortgaged Properties..............................           108
Average Mortgage Loan Balance...............................  $  4,949,330
Weighted Average Mortgage Rate..............................        8.738%
Weighted Average Loan-to-Value Ratio........................          68.8
Weighted Average Remaining Term to Maturity (months)........           109
Weighted Average DSCR(2)....................................         1.33x
Fully Amortized Loans.......................................             3
Balloon Loans...............................................            94

---------------

(1) Subject to a permitted variance of plus or minus 5%.

(2) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool -- Additional Mortgage Loan Information" herein).

                              LOAN-TO-VALUE RATIO

                                                                          % OF INITIAL     NUMBER OF
RANGE OF LOAN TO VALUE RATIOS                                             POOL BALANCE   MORTGAGE LOANS
-----------------------------                                             ------------   --------------
         30.0-49.9%.....................................................      6.11%             5
         50.0-64.9......................................................      20.71            26
         65.0-74.9......................................................      52.09            50
         75.0-84.9......................................................      21.10            16

                             Except in certain limited circumstances, each Mortgage Loan (other than the Ordway Loan) either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the borrower thereunder (the "Mortgagor") to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a premium (the "Prepayment Premium") or a yield maintenance charge (the "Yield Maintenance Charge"). See Annex A hereto and the table entitled "Prepayment Lock-out/Prepayment Premium Analysis" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein. Any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Special Principal Payment Considerations" below, "Risk Factors -- Special Prepayment Considerations", "Description of the
                             Certificates -- Distributions -- Interest
                             Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

                             In connection with its acquisition of the Mortgage Loans, the Depositor will obtain certain representations from GSMC as to the

                             Central Park Loans and from ACC as to all other Mortgage Loans. GSMC and ACC will covenant with the Depositor to cure any breach of such representations and warranties or to repurchase any Mortgage Loan sold by them, respectively, in connection with which there has been a breach of a representation or warranty which materially and adversely affects the value of such Mortgage Loan or the interest of the Certificateholders in such Mortgage Loan. The Depositor will assign such representations and warranties and covenants to the Trustee under the Pooling and Servicing Agreement (as defined below). The sole remedy available to the Trustee or the Certificateholders is the obligation of GSMC or ACC, as the case may be, to cure any such breach or repurchase any such Mortgage Loan. Annex A identifies the Seller with respect to each Mortgage Loan.

                             For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Offered Certificates...  The Certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-Off Date, among the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (the "Pooling and Servicing Agreement"). The
                             Offered Certificates will have the initial Class Balances set forth on the cover hereof.

Pass-Through Rate on the
  Offered Certificates.....  The Pass-Through Rates on the Class A1, Class A2
                             and Class A3 Certificates are fixed and are set forth on the cover hereof. The Pass-Through Rates on the Class B, Class C, Class D, Class E, and Class F Certificates will equal the rates set forth on the cover hereof, subject to a cap equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans. The "Remittance Rate" in effect for any Mortgage Loan as of any date of determination is equal to the excess of the Mortgage Interest Rate thereon as set forth in the related Mortgage Note (the "Mortgage Interest Rate") (without giving effect to any modification or reduction thereof following the Cut-Off Date) over the sum of the related Servicing Fee Rate (as defined herein), the fee payable to the Trustee and the Retained Interest (as defined herein), if any. The Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is, the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

Interest Distributions on
the Certificates...........  Subject to the distribution of the Principal
                             Distribution Amount to the Holders of classes of Certificates of a higher priority as described under "Priority of Distributions" below, Holders of each class of Offered Certificates will be entitled to receive on each Distribution Date in the order described herein, to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date, distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from and including June 9, 1997, in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (or to and including July 8, 1997, in the case of the first Distribution Date)(based on a 360-day year consisting of twelve 30-day months) on the related Class Balance immediately prior to such Distribution Date at the then-applicable Pass-Through Rate (the "Interest Accrual Amount") less such class's pro rata share, by Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls to the extent not offset as described herein, and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). If the Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Offered Certificates on subsequent Distribution Dates, together with interest on the amount of such shortfall at the then-applicable Pass-Through Rate for such class of Offered Certificates, to the extent of available funds.

                             Any Prepayment Premiums or Yield Maintenance
                             Charges actually received as of a Determination Date will be distributed to the Holders of the Certificates on the related Distribution Date in the amounts and with the priorities described under "Description of the
                             Certificates -- Distributions -- Distribution of Prepayment Premiums and Yield Maintenance Charges." See "-- Special Yield Considerations" below and herein.

                             The "Available Distribution Amount" for any
                             Distribution Date generally includes: (i) scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, the related Determination Date and unscheduled payments and other collections on the Mortgage Loans collected during the related Prepayment Period, net of any Retained Interest (as defined herein) and of amounts payable or reimbursable to the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer therefrom and (ii) any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for the related Distribution Date. See "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" herein.

Principal Distributions on
the Certificates...........  Holders of the Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for the classes of Certificates with the highest priority of payment for interest payments (as described under "Priority of Distributions" below) distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, and (iii) to the extent not previously advanced, any unscheduled principal recoveries received during the related Prepayment Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund to the extent not required to be otherwise applied pursuant to the terms of the related Mortgage Loan. See "Description of the
                             Certificates -- Distributions -- Principal
                             Distributions on the Offered Certificates" herein.

Priority of
Distributions..............  The Available Distribution Amount for any
                             Distribution Date will be applied (a) first, to distributions of interest on the classes of Certificates outstanding with highest priority for interest payment (as described below), (b) second, to distributions of the Principal Distribution Amount to the classes of Certificates then entitled to distributions of principal as described below, and (c) third, to distributions of interest on each class of Certificates other than the classes described in clause (a) above, in the order of priority described below; provided that on any Distribution Date on which the Class Balance of a class of Certificates is reduced to zero pursuant to clause (b) above, interest distributions pursuant to clause (a) above will be made to the class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of the Principal Distribution Amount thereto pursuant to clause (b) above. The priority for interest payments for purposes of clauses (a) and (c), above, is: first to distributions of interest on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Accrual Amounts; second, to the Class B Certificates; third, to the Class C Certificates; fourth, to the Class D Certificates; fifth, to the Class E Certificates; sixth, to the Class F Certificates; and then to the remaining classes of Certificates up to their respective Interest Accrual Amounts, all as described under "Interest Distributions on the Certificates" above. The Principal Distribution Amount for such Distribution Date will be applied to the payment of principal of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates, in that order, and then to the remaining classes of Certificates (other than the Class X Certificates), until their respective Class Balances have been reduced to zero; provided, that on and after any Distribution Date as of which the Class Balance of the Class B Certificates has been reduced to zero, the Principal Distribution Amount shall be applied to payments of principal of the Class A1, Class A2 and Class A3 Certificates, pro rata, based on their respective Class Balances. Any Prepayment Premium or Yield Maintenance Charge for any Distribution Date will be applied to distributions on the Certificates as described herein. In addition, to the extent any amounts corresponding to a Collateral Value Adjustment are recovered on a Mortgage Loan, any interest accrued on any class of Certificates and not paid as a result of such Collateral Value Adjustment shall be allocated to such classes as described herein. See "Description of the Certificates -- Subordination" herein.

P&I Advances...............  The Master Servicer is required to make advances
                             ("P&I Advances") for delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. The Master Servicer will not be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent the Master Servicer is required to make a P&I Advance on and after the Due Date for a Balloon Payment, such P&I Advance shall not exceed the Monthly Payment due thereon prior to the related Maturity Date. As more fully described herein, the Master Servicer will be entitled to reimbursement thereof and interest thereon at the prime rate plus 0.50% determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. In addition, the Master Servicer's obligation to make P&I Advances will be reduced to reflect a Collateral Value Adjustment (as defined herein). See "Description of the Certificates -- Advances" herein and "Description of the
                             Certificates -- Advances in Respect of
                             Delinquencies" in the Prospectus.

Collateral Value
Adjustment.................  The "Collateral Value Adjustment" with respect to any Mortgage Loan for which an appraisal has been obtained as described herein will be an amount equal to the excess of (a) the sum of (i) the principal balance of such Mortgage Loan as of the date of the occurrence given rise to the requirement for an appraisal and (ii) the sum of
                             (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate,
                             (B) all unreimbursed advances for Property
                             Protection Expenses and interest thereon, (C) any unpaid servicing and trustee fees and any unpaid interest on any P&I Advances and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage
                             Loan) over (b) 90% of the current appraised value of the related

                             Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property. A Collateral Value Adjustment shall result in a reduction of the Class Balance of any class of Certificates solely for the purpose of determining Voting Rights of Holders of various classes of Certificates as described herein and shall not be a permanent reduction of the Class Balance of any class of Certificates prior to the occurrence of a Realized Loss. In addition, a Collateral Value Adjustment will limit the amount of P & I Advances the Master Servicer is required to make to the extent described herein.

Other Certificates.........  The Class X, Class G, Class H, Class J, Class K,
                             Class L, Class R-I, Class R-II and Class R-III Certificates are not offered hereby (the "Other Certificates"). The Pass-Through Rates on the Class G, Class H, Class J, Class K and Class L Certificates will be fixed. The Class X Certificates will be entitled to interest on any Distribution Date equal to the excess of (a) an amount equal to the product of (i) the weighted average of the Remittance Rates on the Mortgage Loans for the month immediately preceding the month in which such Distribution Date occurs (but without regard to any modifications made subsequent to the Cut-Off Date) times (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately prior to the Due Date preceding such Distribution Date, over (b) an amount equal to the sum of the products of the Pass-Through Rates of the Certificates (other than the Class X Certificates) with respect to such Distribution Date multiplied in each case by the Class Balances of the related Certificates immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class X Certificates will not be entitled to distributions of principal in respect of the Mortgage Loans. The Class Balances on the Class G, Class H, Class J, Class K and Class L Certificates will equal $31,206,000, $4,801,000, $7,201,000, $2,400,000, and $12,003,034 respectively, and approximately $57,611,034, in the aggregate. The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

Subordination..............  Neither the Offered Certificates nor the Mortgage
                             Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Trustee, the Fiscal Agent, the Underwriter, the Master Servicer, the Special Servicer or any affiliate thereof.

                             Realized Losses (as defined herein) on the Mortgage Loans will be allocated, first, to the Other Certificates (other than the Class X Certificates) in reverse alphabetical order of class designation, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Any allocation of a Realized Loss to a class of Certificates will result in a reduction of the related Class Balance. In addition, the Available Distribution

                             Amount will be applied in the order set forth under "Priority of Distributions" above.

                             In addition to Realized Losses, shortfalls may also occur as a result of the Master Servicer's right to receive payments of interest with respect to unreimbursed advances, the Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated to the classes of Certificates with the lowest payment priority for purposes of the application of the Available Distribution Amount in the order described herein.

Optional Termination.......  At its option, the Master Servicer, the Special
                             Servicer (if the Master Servicer has not exercised its option), the Holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates (as defined herein) (if neither the Master Servicer nor the Special Servicer has exercised its option), or any holder of a Class R-I Certificate (if neither the Master Servicer, the Special Servicer nor the Holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates has exercised its option) may purchase all of the Mortgage Loans, at a price equal to the greater of
                             (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect the termination of the Trust Fund and early retirement of the then outstanding Certificates, and may occur on any Distribution Date on which the aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans remaining in the Trust Fund is less than 1.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. See "Description of the Pooling and Servicing Agreement -- Termination" herein and "Description of the
                             Certificates -- Termination" in the Prospectus.

Special Principal Payment
  Considerations...........  The rate and timing of principal payments, if any, on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans. As described herein, each of the Mortgage Loans (other than the Ordway Loan) prohibits, and/or requires the payment of a Prepayment Premium or Yield Maintenance Charge in connection with, any voluntary prepayment during certain specified times. See "The Mortgage Pool" above and "Description of the Mortgage Pool" herein.

                             All classes of Offered Certificates entitled to payments of principal are subject to priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the Mortgage Loans. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the commencement of principal distributions on such classes.

Special Yield
Considerations.............  The yield to maturity on each class of the Offered
                             Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to breaches of representations and warranties) on the Mortgage Loans and the allocation thereof to reduce the Class Balance of such class. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest). See "Description of the
                             Certificates -- Distributions -- Interest
                             Distributions on the Certificates" herein.

                             In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                             The multiple class structure of the Offered
                             Certificates causes the yield of certain classes that are entitled to early priority in allocations of principal distributions to be particularly sensitive to changes in the rates of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) of the Mortgage Loans and other factors.

                             The yield to investors on any of the Certificates will be sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), because the amount of such losses will be allocable to such class to the extent such losses are not covered by a subordinate class of Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any such class of Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

                             The Master Servicer will be entitled to interest on advances at the prime rate plus 0.50% determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. Therefore losses may be allocated to a class of Offered Certificates with respect to any delinquent Monthly Payment and certain other expenses advanced by the Master Servicer.

                             The Special Servicer will be entitled to receive compensation in the form of a percentage of principal collections of any Mortgage Loan which is being serviced or has been serviced by the Special Servicer (a "Specially Serviced Mortgage Loan") prior to the right of Certificateholders to receive distributions on the Certificates. Such compensation will result in shortfalls which will be allocated to the classes of Certificates with the lowest payment priority for purposes of application of the Available Distribution Amount in the order described herein. Consequently, it is possible that losses will be allocated to the Offered Certificates with respect to any Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan has returned to a performing status. See "Servicing -- Servicing and Other Compensation and Payment of Expenses" herein.

                             See "Certain Prepayment, Maturity and Yield
                             Considerations," especially "-- Class B, Class C, Class D, Class E and Class F Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

Federal Income Tax
  Consequences.............  Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Andrews & Kurth L.L.P., counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                             For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC
                             III. The Offered Certificates (other than the Class X Certificates), each component of the Class X Certificates and the Other Certificates will constitute one or more "regular interests" of REMIC III and will generally be treated as debt instruments of REMIC III.

                             One or more classes of the Offered Certificates may be treated as having been issued with original issue discount for federal income tax purposes. For purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans. However, no representation is made that the Mortgage Loans will not prepay at another rate.

                             For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.......  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity (each, a "Plan") should review carefully with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 89-88 (54 Fed. Reg. 42581 1989), to Goldman, Sachs & Co. that generally exempts from the application of certain of the prohibited transaction provisions of
                             Section 406 of ERISA, and the excise taxes imposed on certain prohibited transactions by Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Goldman, Sachs & Co., such as the Class A1, Class A2 and Class A3 Certificates and the servicing and operation of asset pools, provided that certain conditions are satisfied. Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995)
                             issued by the U.S. Department of Labor. The Class B, Class C, Class D, Class E and Class F Certificates may not be purchased with assets of a Plan, unless such purchase is made pursuant to Prohibited Transaction Class Exemption 95-60 or another prohibited transaction exemption. See "ERISA Considerations" herein and in the Prospectus.

Rating.....................  It is a condition to the issuance of each class of
                             Offered Certificates that they be rated as set forth below by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Investors Service, L.P. ("Fitch"):

                                                                                    S&P      FITCH
                                                                                    ----     -----
                                       Class A1...................................  AAA      AAA
                                       Class A2...................................  AAA      AAA
                                       Class A3...................................  AAA      AAA
                                       Class B....................................  AA       AA+
                                       Class C....................................  A+       AA
                                       Class D....................................  A        A
                                       Class E....................................  BBB      BBB
                                       Class F....................................  BBB-     BBB-

                             A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of Prepayment Premiums or Yield Maintenance Charges, or the corresponding effect on yield to investors. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by S&P or Fitch pursuant to the Depositor's request. See "Certain Prepayment, Maturity and Yield Considerations" herein, "Risk Factors," and "Rating" herein and in the Prospectus and "Yield Considerations" in the Prospectus.

Legal Investment...........  The Offered Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase any Class of Offered Certificates, may be subject to significant interpretative uncertainties.

                             In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Offered Certificates.

     Special Prepayment Considerations. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans. The rate at which principal payments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods (as defined herein) and Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium or Yield Maintenance Charge provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions with shorter Lock-out Periods or with lower Prepayment Premiums or Yield Maintenance Charges. See "Description of the Mortgage Pool," "Description of the Certificates -- Distributions" and " -- Priority of Distributions" and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

     Special Yield Considerations. The yield to maturity on each class of the Offered Certificates will depend, among other things, on the purchase price, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Pool, the receipt and allocation of Prepayment Premiums and Yield Maintenance Charges and the allocation thereof to reduce the Class Balance of such class. Mortgage Loans with higher Mortgage Interest Rates will have higher Remittance Rates, and therefore, the yield on the Class B, Class C, Class D, Class E and Class F Certificates could be adversely affected if Mortgage Loans with higher Mortgage Interest Rates pay faster than the Mortgage Loans with lower Mortgage Interest Rates. The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans, such as Prepayment Interest Shortfalls. Neither the Certificates nor the Mortgage Loans are guaranteed by any governmental entity or instrumentality or any other entity.

     In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

     Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties. The Mortgage Loans are secured by a fee simple or leasehold interest in multifamily, retail, office, hotel, industrial, health care-related and self-storage properties. Commercial and multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related property. If the cash flow from the property is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. See "Nonrecourse Mortgage Loans" below.

     The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

     An appraisal of each of the Mortgaged Properties was made not more than 25 months prior to the Cut-Off Date. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. Commercial and multifamily property values and net operating income are subject to volatility. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to the national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of multifamily housing; retail, office, industrial or self-storage space; hotel rooms or nursing home beds); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

     Risks Particular to Multifamily Rental Properties. 46 Mortgage Loans, representing 49.14% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are secured by multifamily rental properties. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures. Furthermore, the rent limitations imposed on Mortgaged Properties eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties") may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Retail Properties. 24 Mortgage Loans, representing 24.59% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are secured by retail properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Risks Particular to Office Properties. 11 Mortgage Loans, representing 13.16% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are secured by office properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population, patterns of telecommuting and sharing of office space, and employment growth (which create demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

     Risks Particular to Hotel Properties. 5 of the Mortgage Loans representing 4.52% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date are secured by hotel properties. Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. This daily exposure to market conditions increases sensitivity of economic performance to economic cycles. Moreover, as a result of relatively high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Also, sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, operation of certain hotels may be seasonal. This will result in fluctuation in the income generated by hotel properties.

     Risks Particular to Industrial Properties. 6 Mortgage Loans, representing 3.76% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are secured by industrial properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources and may be more likely to suffer damage from environmental hazards.

     Risks Particular to Health Care-Related Properties. 3 Mortgage Loans, representing 3.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are secured by health care-related facilities. Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and in extreme cases, require or result in suspension or cessation of operations.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

     Risks Particular to Self-Storage Facilities. One Mortgage Loan, representing 0.52% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, is secured by a self-storage property. Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and restricted access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

     Nonrecourse Mortgage Loans. Subject to certain exceptions for liability in connection with breaches of Mortgage Loan terms, each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the related Mortgaged Property. Consequently, payment of each such Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or in the event of a default upon the acceleration of such maturity after default), upon the then market value of the related Mortgaged Property, or the ability to refinance such Mortgage Loan.

     Concentration of Mortgage Loans. A mortgage pool consisting of fewer loans each having a relatively higher outstanding principal balance may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the loans in such pool.

                                                  AGGREGATE CUT-OFF    PERCENT OF MORTGAGE
                                                   DATE PRINCIPAL      POOL AS OF CUT-OFF
                                                       BALANCE                DATE
                                                  -----------------    -------------------
Largest Single Mortgage Loan....................   $   22,419,415              4.67%
Largest 5 Mortgage Loans(1).....................   $  124,630,495             25.96%
Largest 10 Mortgage Loans(1)....................   $  200,437,119             41.75%
Largest Related-Borrower Concentration..........   $   33,573,433              6.99%
Next Largest Related-Borrower Concentration.....   $   25,251,663              5.26%

---------------

(1) Includes cross-collateralized Mortgage Loans.

     The Mortgage Loan secured by the Princess Anne Plaza represents 4.67% of the aggregate principal balance of the Mortgage Loans. No other Mortgage Loan represents more than 3.80% of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Mortgage Loans with related Mortgagors represent in the aggregate 33.26% of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans but no single group of related Mortgagors represents in excess of 7.0% of the aggregate principal balance of the Mortgage Loans. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans -- Largest Loans, Significant Related Borrowers and Other Issues" herein.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage
Pool -- Additional Mortgage Loan Information" for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates is payable in sequential order, and no class receives principal until the Class Balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "-- Concentration of Mortgage Loans" above than classes with a higher sequential priority.

     Geographic Concentration. 21, 8, 6, 8 and 5 of the Mortgaged Properties, representing approximately 19.24%, 11.77%, 9.87%, 7.95% and 7.11%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are located in Texas, Florida, Oklahoma, Georgia and California, respectively. Except as indicated in the immediately preceding sentence, no more than 7.08% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by Mortgaged Properties in any one state. Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

     Environmental Risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust
Fund) may be liable as an "owner" or "operator", for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property, if agents or employees of a lender are deemed to have participated in the management of the borrower's property, regardless of whether a previous owner caused the environmental damage. The Trust Fund's potential exposure to liability for cleanup costs pursuant to CERCLA may increase if the Trust Fund actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a "safe harbor" for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, notwithstanding passage of the 1996 Lender Liability Act, the marketability of any contaminated real estate may be materially and adversely affected by environmental contamination. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Environmental Legislation" in the Prospectus.

     An environmental site assessment ("ESA") of each of the Mortgaged Properties was performed (or prior assessments were updated) not more than 25 months prior to the Cut-Off Date. In certain cases, environmental testing in addition to the ESA was performed.

     The following information is based on the ESAs and has not been independently verified by the Depositor, the Servicers, the Trustee, the Underwriter, or by any of their respective affiliates. With respect to a number of the Mortgaged Properties, the ESAs revealed the existence of asbestos-containing materials, possible radon gas and other environmental matters at the related Mortgaged Properties, none of which constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the Mortgagors agreed to establish and maintain operations and maintenance programs or had other remediation agreements or escrows in place. With respect to several Mortgaged Properties, the ESAs identified the presence of above-ground or underground storage tanks and the related Mortgagors have agreed to make periodic visual inspections or other testing for any petroleum releases.

     It is possible that the ESAs did not reveal all environmental liabilities, that there are material environmental liabilities of which neither ACC nor the Depositor are aware and that the environmental condition of the Mortgaged Properties in the future could be affected by tenants and occupants or by third parties unrelated to the Mortgagors.

     Each Mortgagor has represented that, except as described in the environmental reports referred to above, each Mortgaged Property either was, or to the best of its knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related Mortgage Loan; that, except as described in the environmental reports referred to above, no actions, suits or proceedings have been commenced or are pending or, to the best knowledge of the Mortgagor, are threatened with respect to any applicable environmental laws and that such Mortgagor has not received notice of any violation of a legal requirement relating to the use and occupancy of any Mortgaged Property. The principal security for the obligations under each Mortgage Loan consists of the Mortgaged Property and, accordingly, if any such representations are breached, there can be no assurance that any other assets of the Mortgagor would be available in connection with any exercise of remedies in respect of such breach. Moreover, most Mortgagors are structured as single asset entities and therefore have no assets other than the related Mortgaged Property.

     The Pooling and Servicing Agreement provides that the Special Servicer, acting on behalf of the Trust Fund, may not acquire, through foreclosure or deed in lieu thereof, title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a qualified person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, making such investigation or taking such remedial actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Description of the Agreements -- Collection and Other Servicing
Procedures -- Special Servicer" in the Prospectus.

     Litigation. There may be legal proceedings pending and, from time to time, threatened against the Mortgagors and the managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the Mortgagor, the managers and such affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders.

     Other Financings. The Mortgage Loans generally prohibit incurring any additional debt that is secured by the related Mortgaged Property without the consent of the lender. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness for normal trade accounts payable and for the purchase of certain items used in the ordinary course of business. In the case of one loan representing 2.12% of the Mortgage Pool, a limited amount of secured debt is permitted for other purposes. In the case of three loans representing 2.24% of the Mortgage Pool, a limited amount of secured debt (but not debt secured by the Mortgaged Property) or unsecured debt is permitted for other purposes, but two of such loans representing .99% of the Mortgage Pool subject the related Mortgagors to a subordination and standstill agreement limiting the rights of the holder of such indebtedness, including limitations on its right to commence any enforcement or foreclosure proceeding.

     In cases where one or more junior liens are imposed on a Mortgaged Property or the Mortgagor incurs other indebtedness, the Trust Fund is subjected to additional risks, including, without limitation, the risks that the Mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the Mortgagor to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making the Balloon Payment upon the maturity of the Mortgage Loan. In addition to the subordinated indebtedness described above, affiliates of certain of the borrowing entities have obtained loans ("Mezzanine Debt") secured by their equity interests in such borrowers, as set forth in the following table:

                                 MEZZANINE DEBT

                                 SECURED BY
                                  RELATED      MORTGAGE      MEZZANINE
                                 MORTGAGED       LOAN          DEBT          COMBINED
        MORTGAGE LOANS           PROPERTIES   BALANCE(1)    BALANCE(2)        LTV(3)
        --------------           ----------   -----------   -----------      --------
Piercey Loans..................      No       $25,251,663   $10,000,000(4)     111%
Worthing Loans.................      No        10,243,791       675,000         84
Home Resources Building........      No         3,535,000       532,500         80
Whispering Oaks Apartments.....      No         1,369,000       100,000         84

---------------

(1) As of the Cut-Off Date.
(2) Initial principal balance.
(3) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the Mezzanine Debt to the numerator.
(4) Secured by multiple properties in addition to equity in the Piercey borrowing entities.

     Effect of Mortgagor Delinquencies and Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average lives of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

     As and to the extent described herein, the Master Servicer will be entitled to receive interest on unreimbursed P&I Advances and unreimbursed advances of servicing expenses until such advances (i) are recovered out of amounts received on the Mortgage Loan as to which such advances were made pursuant to the Pooling and Servicing Agreement, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are otherwise recovered following a determination that such advance is a nonrecoverable advance. The Master Servicer's right to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, is likely to result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest.

     The Special Servicer will be entitled to receive (among other compensation), with respect to each Mortgage Loan which is or was at some time a Specially Serviced Mortgage Loan, compensation in the form of a percentage of the principal component of each payment of any such Specially Serviced Mortgage Loan prior to the right of Certificateholders to receive distributions on the Certificates. In addition, the Special Servicer will be entitled to receive the Special Servicing Fee, based upon the outstanding principal balance of each Specially Serviced Mortgage Loan. Consequently, it is possible that shortfalls will be allocated to the Offered Certificates with respect to any Mortgage Loan which was at some time a Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan has returned to a performing status. See
"Servicing -- Servicing and Other Compensation and Payment of Expenses" herein.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a class of Offered Certificates, to the extent that P&I Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Special Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due, subject to certain conditions described in the Pooling and Servicing Agreement. The Master Servicer's obligation to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates -- Advances." Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of any class of Offered Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to any payment made by the related Mortgagor and any related P&I Advance made by the Master Servicer. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of the Offered Certificates will extend the weighted average life of the Offered Certificates.

     Balloon Payments. 94 Mortgage Loans, representing 93.95% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are Balloon Mortgage Loans. Balloon Mortgage Loans involve a greater degree of risk because the ability of a Mortgagor to make a Balloon Payment typically depends on his ability either to refinance the loan or to sell the related Mortgaged Property. See "Risk Factors -- Balloon Payments" in the Prospectus.

     Ground Leases and Other Leasehold Interests. 3 Mortgage Loans, representing 5.7% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, are secured in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the Mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/ borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/Mortgagor, the Trustee may be unable to enforce the bankrupt ground lessee/Mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, contain certain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

     Liquor License Considerations. 5 Mortgage Loans, representing 4.52% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date are secured by hotel properties. The liquor licenses for some of such properties may be held by the property manager rather than by the related Mortgagor. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property it is unlikely that the Trustee (or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such license.

     Special Servicer Actions. In connection with the servicing of Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such Mortgage Loans that could adversely affect the holders of some or all of the classes of Offered Certificates. As described herein under "Servicing -- Responsibilities of Special Servicer," the actions of the Special Servicer will be subject to review and may be rejected by a representative of the Monitoring Certificateholders (as defined herein), who may have interests in conflict with those of the holders of the other classes of Certificates. As a result, it is possible that such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of Certificates.

     Servicer May Purchase Certificates. The Special Servicer may in the future purchase, either directly or through an affiliate, a portion of the Certificates. Such a purchase by the Special Servicer could cause a conflict between the Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Special Servicer's interest as a holder of a Certificate. The Pooling and Servicing Agreement provides that each Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by such Servicer or any affiliate of such Servicer.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Trust Fund will consist primarily of a pool of fixed rate Mortgage Loans with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of approximately $480,085,034. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a multifamily, retail, office, hotel, industrial, health-care related or self-storage property (a "Mortgaged Property"). All of the

Mortgage Loans are nonrecourse loans. Therefore, in the event of a Mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the Mortgagor's other assets. Except as otherwise indicated all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-Off Date.

     Of the Mortgage Loans to be included in the Trust Fund, 68.80% were originated by ACC, 21.08% by SouthTrust (the "SouthTrust Loans"), 5.06% by Central Park Capital, LLC (the "Central Park Loans"), 1.43% by Bank of America, NT & SA, and 3.64% by Chase Manhattan Mortgage and Realty Trust for sale to General Electric Pension Trust, such percentages based on the principal balance of the Mortgage Loans as of the Cut-Off Date. The originators of the Mortgage Loans are referred to herein as the "Originators". The Mortgage Loans originated by ACC were originated for sale to ALP. The Central Park Loans were originated by Central Park Capital, LLC for sale to GSMC. The other Mortgage Loans were purchased by ACC. All the Mortgage Loans originated by ACC were underwritten generally in conformity with certain guidelines provided by ACC and approved by ALP. The SouthTrust Loans, the Ordway Loan and the Rustic Hills Loan were purchased by ACC and were reunderwritten by ACC at the time of purchase as described herein. See "-- Underwriting Guidelines" below. ALP purchased the Mortgage Loans to be included in the Mortgage Pool (other than the Central Park Loans) prior to the Delivery Date from each Originator pursuant to a mortgage loan purchase agreement. ACC will acquire the Mortgage Loans (other than the Central Park Loans) to be included in the Mortgage Pool from ALP. The Depositor will then acquire the Mortgage Loans from the Sellers on or before the Delivery Date. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement. AMRESCO Services will be the Master Servicer and Midland Loan Services, L.P. will be the Special Servicer with respect to all the Mortgage Loans. The Master Servicer and the Special Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     Following is a general discussion of property types representing significant concentrations in the Mortgage Pool.

MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES

     Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

MORTGAGE LOANS SECURED BY RETAIL PROPERTIES

     Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming a debtor in a bankruptcy case under the Bankruptcy Code, as well as fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in sales of tenants of retail properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties.

     Whether a retail property is "anchored" or "unanchored" is also a relevant factor. Generally, retail properties that are anchored are perceived to be less risky. A retail anchor tenant is normally understood to be proportionately large in size and vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

MORTGAGE LOANS SECURED BY OFFICE PROPERTIES

     Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. Factors such as labor cost and quality, tax environment and such quality of life matters as schools and cultural amenities are generally considered in the decision of a business to locate its headquarters in a particular area. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

REPRESENTATIONS AND WARRANTIES

     Under two mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement"), the Sellers will make certain representations and warranties concerning the Mortgage Loans sold by it to the Depositor. Pursuant to the terms of the Mortgage Loan Purchase Agreement, each Seller will be obligated to cure any breach of such representations and warranties or to repurchase from the Depositor any Mortgage Loan sold by it as to which there exists a breach of any such representation or warranty that materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan. Each Seller shall covenant with the Depositor to repurchase any Mortgage Loan sold by it from the Depositor or cure any such breach in all material respects within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Sellers to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the value of the Mortgage Loan or the interest of the Certificateholders in such Mortgage Loan.

     Each Seller has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan sold by it, among other things, that:

     (i) Such Seller has good and indefeasible title to the related Mortgage Note and Mortgage and other documents in the related Mortgage File and is the sole owner and holder of such Mortgage Loan, has full right and authority to sell and assign such Mortgage Loan under the applicable Mortgage Loan Purchase Agreement, and is transferring such Mortgage Loan to the Depositor free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature.

     (ii) Each of the related Mortgage Note, Mortgage and other agreements executed in connection therewith is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally and (2) general equity principles

(regardless of whether such enforcement is considered in a proceeding in equity or at law); and there is no valid offset, defense or counterclaim or right of rescission to any Mortgage Note or Mortgage, including the obligation of the mortgagor to pay the unpaid principal of and interest on the Mortgage Note.

     (iii) The terms of the related Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect, except by written instruments which have been recorded, if necessary, to protect the interest of the Depositor and which have been delivered to the Depositor. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule, if applicable; the related mortgagor or guarantor has not been released, in whole or in part, from its obligations under the related Mortgage Note, Mortgage or any guaranty related to such Mortgage Note, as the case may be, other than pursuant to releases previously approved in writing by such Seller or any affiliate thereof, copies of which have been delivered to the Depositor.

     (iv) There is no material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, such Seller has not waived any such default, breach, violation or event of acceleration, and, to the best of such Seller's knowledge, no event has occurred which, with the passing of time or the giving of notice, would constitute such a default, breach, violation or event of acceleration.

     (v) All federal, state and local laws, rules and regulations applicable to such Mortgage Loan, including without limitation, those relating to usury, equal credit opportunity, real estate settlement procedures or disclosure, have been satisfied or complied with in all material respects as of the origination date.

     (vi) To the extent required under applicable law, each originator and subsequent mortgagee was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

     (vii) To the best of such Seller's knowledge, except with respect to the Robious Road Loan, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property as of the applicable closing date.

     (viii) As of the applicable closing date, except with respect to the Bristol Park Apartments Loan, the Mortgaged Property is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or escrows have been established for the purpose of effecting necessary repairs and maintenance.

     (ix) Except with respect to Retained Interest (as defined herein), no Mortgage Loan is a participation interest, but instead is a whole loan, all of the interest in which is conveyed hereunder.

     (x) Neither such Seller nor any of its agents or affiliates has, directly or indirectly, advanced funds, or received any advance of funds by a party other than the related borrower, for the payment of any amount required by the related Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     (xi) No scheduled payment under any Mortgage Loan is more than 30 days past due as of the Delivery Date, nor has any Mortgage Loan been delinquent more than 30 days during the 12 months prior to the Delivery Date. The borrower on each Mortgage Loan has made the first Monthly Payment.

     (xii) Any related Assignment of Leases and Rents creates a valid first priority assignment of, or security interest in, the right to receive all payments due under the related lease, if any, whether as rental payments or in respect of any purchase option, subject only to a license from the mortgagee to the mortgagor allowing such mortgagor to collect all such payments, which license will be automatically revoked, or at the option of the mortgagee, may be revoked, upon a default by the mortgagor under the terms of the Mortgage; and no Person other than the mortgagor owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein. The Assignment of Leases and Rents or the related Mortgage provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rents or provides for rents to be paid directly to the mortgagee in the event of a default.

     (xiii) The Mortgage Note relating to each Mortgage Loan provides for level monthly payments (exclusive of the initial payment and any balloon payment on a balloon Mortgage Loan) and does not provide for any grace period that exceeds 10 days during which remittance by the mortgagor of any monthly payment may be deferred without the payment of any default interest or late charge therefor; there is no difference for any period between the amount of interest accrued on such Mortgage Loan and the amount of interest payable thereon; and no Mortgage Loan provides for contingent interest, shared equity or shared appreciation.

     (xiv) As of origination of each Mortgage Loan all material certificates of occupancy or other similar licenses, permits and other authorizations necessary and required by applicable law for the use of the related Mortgaged Property had been issued; and all such certificates of occupancy or other similar licenses, permits and authorizations are valid and in full force and effect. Except with respect to parking requirements, there are no legal non-conforming uses or improvements with respect to any Mortgaged Property, unless reasonable assurances of rebuildability or reduced probability of loss, or "law or ordinance" insurance coverage was obtained by the originator or Seller.

     (xv) The information set forth on the Mortgage Loan Schedule is complete, true and correct in all material respects.

     (xvi) In reliance upon the title policy referred to below and the survey for the Mortgaged Property, the related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, including all buildings thereon and all fixtures attached thereto, subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which materially interferes with the security intended to be provided by such Mortgage, (C) exceptions and exclusions specifically referred to in the lender's title insurance policy described below, none of which materially interferes with the security intended to be provided by such Mortgage, and (D) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the ability of the mortgagor timely to pay in full the principal and interest on the Mortgage Note, or the current use, operation or value of the Mortgaged Property ("Permitted Exceptions").

     (xvii) The proceeds of each Mortgage Loan have been fully disbursed, or, in cases of partial disbursement there is no requirement for future advances thereunder, and any and all requirements imposed by the mortgagee as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with as of the Delivery Date.

     (xviii) An ALTA lender's title insurance policy or a comparable form of lender's title insurance policy or a binding commitment therefor, in any case issued by a title insurance company qualified to do business in the jurisdiction in which the Mortgaged Property is located, was issued in an amount not less than the original principal balance of the Mortgage Loan, insuring or confirming that the related Mortgage constitutes a valid first lien on the related Mortgaged Property, subject only to the Permitted Exceptions described above; such title insurance policy is freely assignable to the Depositor; on the date of transfer and assignment of such Mortgage Loan to the Depositor, such title insurance policy is valid and in full force and effect, and, immediately following the transfer and assignment of such Mortgage Loan to the Depositor, such title insurance policy will inure to the benefit of the Depositor, as mortgagee of record; and no claims have been made under any title insurance policy and such Seller has not taken any action that would cause such title insurance policy not to be valid and in full force and effect.

     (xix) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

     (xx) Each Mortgaged Property is covered by hazard insurance (and, if applicable, federal flood insurance with respect to the improvements on the Mortgaged Property) naming the mortgagee and its successors as payee under a standard mortgagee clause in an amount at least equal to the greater of (A) the amount of the Mortgage Loan on the related Mortgaged Property, and (B) an amount sufficient to avoid the application of any coinsurance clause contained in the related insurance policy, together with a replacement cost rider or other provision that does not allow for any reduction due to depreciation; such insurance requires prior notice to such Seller of termination or cancellation, and no such notice has been received; the Mortgage obligates the related mortgagor to maintain such insurance and, upon such mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor; all premium payments due and owing have been paid. The Mortgage provides that any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair and restoration of the Mortgaged Property, with the Mortgagee or its designee having the right to hold and disburse such proceeds as repair work progresses, or to the payment of outstanding amounts owed on such Mortgage Loan.

     (xxi) With respect to each Mortgage Loan sold by it, each Seller has received a phase I environmental site assessment (the"ESA"), dated not more than 25 months prior to the Cut-Off Date, certified as having been prepared in accordance with the Standard Practice for Environmental Site Assessments, Phase I Environmental Site Assessment Process (E1527-94) established by the American Society for Testing and Materials ("ASTM") or, with respect to the SouthTrust Loans, either ASTM Standards or the Standards of the Federal National Mortgage Association ("Fannie Mae"). To the best of such Seller's knowledge, and in reliance on the ESA, there exist no circumstances or conditions respecting the Mortgaged Property that might (1) constitute or result in a material violation of any Environmental Law, (2) require any expenditure material in relation to the principal balance of the Mortgage Loans as of the Delivery Date to achieve or maintain compliance therewith, (3) impose any material constraint on operation of the Mortgaged Property or change in the use thereof or (4) require cleanup, remedial action or other response under any Environmental Law by the applicable borrower or any subsequent owner of the Mortgaged Property, in each case other than those matters disclosed in the ESAs and for which operation and management programs or escrows for anticipated costs have been established, as recommended in the related ESA. Other than as described in the preceding sentence, such Seller has received no notice of (A) any actual or alleged failure of the Mortgaged Property to comply with any applicable Environmental Laws in any material respect, (B) any known or alleged presence of any material amount of Hazardous Substances on, under or immediately bordering such Mortgaged Property, or (C) any pending or threatened claim with respect to material environmental matters relating to such Mortgaged Property.

     (xxii) (1) Each Mortgage Loan is directly secured by a mortgage on a commercial or multifamily property, and (2) either (A) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or (B) fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan at origination.

     (xxiii) To the best of such Seller's knowledge in reliance on the related title insurance policy, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) affecting the

Mortgaged Property which are or may be prior or equal to, or coordinate with, the lien of the Mortgage except those which are insured against by the mortgagee title insurance policy referred to above.

     (xxiv) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Depositor, and the related Reassignment of Assignment of Leases and Rents, if any, constitutes a legal, valid and binding assignment thereof to the Depositor. No Mortgage Note or related loan document contains any restriction on the related Seller's ability to assign and transfer such Mortgage Loan to any other person or entity.

     (xxv) The mortgage instruments relating to such Mortgage Loan contain provisions protective of the mortgagee's interests customary in such Seller's commercial mortgage loans at the time such Mortgage Loan was originated; and the related Mortgage Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, nonjudicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose, except as may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally and (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xxvi) The related Mortgage Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases and Rents and any related security agreement and escrow agreement (except with respect to cross-defaulted Mortgage Loans described below); the security for the Mortgage Loan consists only of the related Mortgaged Property, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property does not secure any Mortgage Loan other than the Mortgage Loan being transferred and assigned to the Depositor hereunder except for Mortgage Loans which are cross-collateralized and cross-defaulted with other Mortgage Loans being conveyed to the Depositor or subsequent transferee hereunder and identified on the Mortgage Loan Schedule. The aggregate loan balance of all cross-defaulted and cross-collateralized loans has been recorded against each related Mortgaged Property.

     (xxvii) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full.

     (xxviii) All escrow deposits and payments relating to such Mortgage Loan are in the possession, or under the control, of such Seller, and all amounts required to be deposited by the related borrower have been deposited and there are no deficiencies with regard thereto.

     (xxix) To the best of such Seller's knowledge in reliance upon a review of the title policy and survey for the Mortgaged Properties, none of the improvements which were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan lies outside of the boundaries and building restriction lines of such property in effect at the time such improvements were constructed, and no improvements on adjoining properties materially encroach upon such Mortgaged Property.

     (xxx) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor, except as described herein under "Risk Factors -- Ground

Leases and Other Leasehold Interests," either (1) the ground lessor's fee interest is subordinated to the lien of the mortgage or (2) the following apply to such ground lease:

          (A) The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related mortgage, does not restrict the use of the mortgaged property, lessee, its successors and assigns in a manner that would adversely affect the security provided by the related mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage File.

          (B) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

          (C) The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

          (D) As of the Delivery Date, the ground lease is in full force and effect and no default has occurred under the ground lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease.

          (E) The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

          (F) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate the ground lease.

          (G) The ground lease has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan.

          (H) The ground lease requires the lessor to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

          (I) Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

          (J) Such ground lease does not impose restrictions on subletting.

          (K) Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled or terminated without the prior written consent of the mortgagee.

          (L) In the case of any default under the ground lease which is not curable by the mortgagee, or in the event of the bankruptcy or insolvency of the ground lessee, the mortgagee has the right, following termination of the existing ground lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing ground lease.

          (M) The ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

     (xxxi) All items required to be included in the Mortgage File for each Mortgage Loan are so included and each Mortgage File has been delivered to the Custodian or the Master Servicer as provided by the Pooling and Servicing Agreement, or will be delivered within 45 days of the Delivery Date.

     (xxxii) With respect to any Mortgage which is secured by a senior housing or nursing home facility ("Facility"):

          (A) Based upon representations by the borrower and each facility operator or manager (each an "Operator"), each borrower and each Facility complies with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state Department of Health (each a "DOH") and all other federal, state or local governmental authorities including, without limitation, those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

          (B) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the applicable borrower or Operator and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

          (C) Based upon representations and covenants in the Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the CON:

             (1) May not be, and have not been, transferred to any location other than the Facility;

             (2) Have not been pledged as collateral security for any other loan or indebtedness; and

             (3) Are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

          (D) So long as the Mortgage remains outstanding, no borrower or Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

             (1) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Facility (other than the addition of services or other matters expanding or improving the scope of such license);

             (2) amend or otherwise change any Facility's authorized bed capacity and/or the number of beds approved by the DOH; or

             (3) replace or transfer all or any part of any Facility's beds to another site or location.

          (E) Based upon representations and covenants in the Mortgage, each Facility is in compliance with all requirements for participation in Medicare and Medicaid, including, without limitation, the Medicare and Medicaid Patient Protection Act of 1987; each Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and has a current provider agreement which is in full force and effect under Medicare and Medicaid.

          (F) To the best of such Seller's knowledge, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any borrower, Operator, or Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which any borrower or Operator presently is subject. The Mortgage contains representations and covenants by the borrower that all Medicaid, Medicare, and private insurance cost reports and financial reports submitted by the borrower or Operator are and will be materially accurate and complete and have not been and will not be misleading in any material respects, and except as otherwise disclosed, no cost reports for any Facility remain "open" or unsettled.

          (G) To the best of such Seller's knowledge and based on representations by each borrower in the related Mortgage, no borrower, Operator or Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

             (1) Have a material adverse impact on any borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

             (2) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any borrower's Licenses; or

             (3) Affect any borrower's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

          (H) Based upon representations and covenants in the Mortgage and, where available, certificates of government officials, each Facility and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, health care, nursing facility and other similar regulatory requirements (the "Physical Plant Standards") and no waivers of Physical Plant Standards exist at any of the Facilities.

          (I) Based upon representations and covenants in the Mortgage and, where available, certificates of government officials, no Facility has received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Facility, Operator or borrower, or against any officer, director or stockholder of any Operator or borrower by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened any Facility's, any Operator's or any borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

          (J) To the best of such Seller's knowledge and based on representations by each borrower in the related Mortgage, there are no current, pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Facility.

          (K) To the best of such Seller's knowledge and based on representations by each borrower in the related Mortgage, there are no current or pending Medicaid, Medicare or Third-Party Payors' Programs recoupment efforts at any of the Facilities that might have a material adverse effect on the operations of the Facility.

          (L) To the best of such Seller's knowledge and based on representations by each borrower in the related Mortgage, no borrower has pledged its receivables as collateral security for any other loan or indebtedness.

          (M) To the best of such Seller's knowledge and based on representations by each borrower in the related Mortgage, there are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Facilities.

          (N) The borrower has represented in the related Mortgage that all patient or resident records at each Facility, including patient or resident trust fund accounts, are true and correct in all material respects.

          (O) The borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Facility with respect to any Facility is in full force and effect and is not in default by any party thereto.

          (P) The terms of each Mortgage require that no Facility, Operator or borrower shall, other than in the normal course of business, change the terms of any of the Third-Party Payors' Programs or its normal billing payment or reimbursement policies and procedures with respect thereto (including, without limitation, the amount and timing of finance charges, fees and write-offs) without the prior written consent of the holder of the Mortgage.

     (xxxiii) As of the date of origination of the related Mortgage Loan, there was, and to the best of the related Seller's knowledge, as of the Delivery Date, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Mortgaged Property or the related mortgagor, an adverse outcome in which would materially affect such mortgagor's performance under the terms of the Mortgage Loan or the Holders of the Certificates.

     (xxxiv) In the origination of each Mortgage Loan originated by a Seller, such Seller followed its underwriting procedures in effect as of the date of origination for newly originated commercial mortgage loans, and otherwise in accordance with customary industry procedures used by reasonable, prudent commercial mortgage lenders generally. In connection with the purchase of each Mortgage Loan purchased by a Seller, such Seller followed its underwriting procedures in effect as of the date of purchase for newly purchased commercial mortgage loans, and otherwise in accordance with customary industry procedures used by reasonable, prudent purchasers of commercial mortgage loans generally.

     (xxxv) The Mortgage Loans have been serviced since the date of origination or purchase, as applicable, in accordance with applicable laws and generally accepted servicing practices for similar commercial mortgage loans.

     (xxxvi) Except with respect to the Asset Marketing Building Loan, the Seaford Village Shopping Center Loan and the Beehive I/II Mini-Storage Loans, no Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of the Mortgage Loan.

     (xxxvii) No improvements on any Mortgaged Property are located in a flood hazard area as defined by the Federal Emergency Management Agency, except such improvements as are covered by federal flood insurance.

     (xxxviii) Except for the Country Oaks Loan, the Northgate Club Loan, the Springfield West Loan, the Squire Hill II Loan, the Terrace Hills Loan, the Town Creek Loan and the Wynbridge Loan, the related Seller inspected each Mortgaged Property or caused it to be inspected within 12 months prior to the Delivery Date.

     (xxxix) Each Mortgaged Property constitutes one or more separate tax parcels and is served by a dedicated road (or an irrevocable easement permitting ingress and egress) and public utilities, including without limitation water and sewer service (or a septic system).

     (xl) Except as described herein, each Mortgage prohibits further encumbrances, and except as described in the respective Mortgage Loan Purchase Agreements there are no subordinate liens or unsecured debt affecting any Mortgaged Property.

     (xli) Each borrower is a United States person or entity, and except as described in the respective Mortgage Loan Purchase Agreements no borrower is related to any other borrower or is subject to any pending bankruptcy or insolvency proceeding.

     The following terms have the following definitions for purposes of the above representations and warranties:

     "Assignment of Leases and Rents" means, with respect to any Mortgage Loan, an assignment to the Mortgagee of all of the Borrower's rights to receive rental payments from the related Tenant pursuant to the related Lease, which assignment may be contained in the related Mortgage or in one or more separate documents duly executed by the Borrower in connection with the Mortgage Loan. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Assignment of Leases and Rents" shall refer to each Assignment of Leases and Rents relating to each such Mortgaged Property and such Mortgage Loan.

     "Assignment of Mortgage" means, with respect to any Mortgage Loan, an assignment of the Mortgage or equivalent instrument, in recordable form, by which such Seller assigns such Mortgage in connection with the transfer of the related Mortgage Loan. In the case of any Mortgage Loan secured by more than one Mortgage, the term "Assignment of Mortgage" refers to each Assignment of Mortgage relating to such Mortgage and such Mortgage Loan.

     The term "borrower" means a borrower under a Mortgage Loan.

     "Mortgage File" means, with respect to each Mortgage Loan, the mortgage loan documents and any other documents relating to such Mortgage Loan, in each case to the extent they are delivered to the Custodian.

     "Mortgage Loan Schedule" means a schedule of Mortgage Loans delivered to the Custodian.

     "Person" means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

     "Reassignment of Assignment of Leases and Rents" means, with respect to any Mortgage Loan, an assignment to the Depositor of the related Assignment of Leases and Rents, duly executed and in suitable form for recording in the jurisdiction in which the related Mortgaged Property is located. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Reassignment of Assignment of Leases and Rents" refers to each Reassignment of Assignment of Leases and Rents relating to each such Mortgaged Property and such Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans have Due Dates that occur on the first day of each month. All of the Mortgage Loans are secured by first liens on fee simple or leasehold interests in the related Mortgaged Properties, subject to the Permitted Exceptions reflected in the related title insurance policy. As of the Cut-Off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add due to rounding.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Master Servicer (or, with respect to Specially Serviced Mortgage Loans, the Special Servicer) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of the assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Mortgage Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer or the Special Servicer, as described herein and as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance(1).....................................  $ 480,085,034
Number of Mortgage Loans....................................             97
Number of Mortgaged Properties..............................            108
Average Mortgage Loan Balance...............................  $   4,949,330
Weighted Average Mortgage Rate..............................         8.738%
Range of Mortgage Rates.....................................  7.95%-10.332%
Weighted Average Remaining Term to Maturity (months)(6).....            109
Range of Remaining Term to Maturity (months)(6).............         39-238
Weighted Average Original Amortization Term
  (months)(2)(6)............................................            330
Range of Original Amortization (months).....................        216-360
Weighted Average DSCR(3)....................................          1.33x
Range of DSCRs(3)...........................................      0.99-2.02
Weighted Average LTV(4).....................................          68.8%
Range of LTVs(4)............................................        31%-81%
Weighted Average LTV at Maturity(5)(6)......................         57.17%
Percentage of Initial Pool Balance made up of:
  Fully Amortizing Loans....................................          6.05%
  Balloon Loans.............................................         93.95%

---------------

(1) Subject to a permitted variance of plus or minus 5%.

(2) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans.

(3) DSCR for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as defined below).

(4) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal.

(5) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its Maturity Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Maturity Date is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.

(6) One Mortgage Loan, representing 0.54% of the Mortgage Pool, has an anticipated repayment date of April 23, 2007 based on a scheduled increase in the Mortgage Interest Rate on such date.

     The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by each Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the table and Annex A:

     (1) "1994 NOI," "1995 NOI" and "1996 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1994 NOI, 1995 NOI and 1996 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expenses or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1994 NOI, 1995 NOI and 1996 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1994 NOI, 1995 NOI and 1996 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (2) "Actual On-going Capital Reserves" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

     (3) "Amortization" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

     (4) "Anchor" means, with respect to the Retail Properties, a recognized national or regional retailer, a credit tenant or a retailer that occupies at least 25,000 square feet.

     (5) "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on July 17, 1997 on the related Mortgage Loan.

     (6) "Cut-Off Date Principal Balance" means the principal balance of the Mortgage Loan as of the Cut-Off Date.

     (7) "Cut-Off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-Off Date.

     (8) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

     (9) "Franchise" means the regional or national franchise affiliation of a Hotel Property.

     (10) "GLA" means the square footage of the gross leasable area of each Mortgaged Property.

     (11) "Identified Deferred Maintenance" is the estimated amount of deferred maintenance in the respective Mortgaged Property's structural engineering report.

     (12) "Major Tenant Lease Expiration Date" means the year in which a Major Tenant's lease is scheduled to expire.

     (13) "Major Tenant Percentage of Square Feet" means the square feet leased to a Major Tenant as a percentage of the total square feet of the Mortgaged Property.

     (14) "Major Tenant" mean one of the largest tenants.

     (15) "Maturity Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-Off Date LTV, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its Maturity Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Maturity Date is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.

     (16) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, annualizing rental revenue shown on a recent rent roll before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain Mortgaged Properties, assuming the occupancy rate was less than the actual occupancy rate to account for a high occupancy rate or to reflect new construction in the market, (iv) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (viii) assuming a management fee of 4-5% or revenue for multi-tenant commercial and Multifamily Mortgage Loans and 1-3% of revenue for signal-tenant net leased Mortgage Loans, (viii) in the case of franchised Hotel Properties, assuming franchise fees of not less than 4-6% of room revenues is made for franchise fees to the extent actual expenses are less, (ix) taking into account new tax assessments and utility savings from the installation of new energy efficient equipment, (x) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xi) subtracting replacement or capital expenditure reserves from net operating income and, (xii) in the case of the Retail Properties, Office Properties and Industrial Properties, subtracting an assumed allowance for tenant improvements and leasing commissions from net operating income.

     (17) "Occupancy" means the percentage of gross leasable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     (18) "Original Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (19) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-Off Date during which the Mortgage Loan may not be prepaid.

     (20) "Reserve for Deferred Maintenance" is the actual dollars escrowed at the loan origination for deferred maintenance repairs.

     (21) "Underwritten NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

     (22) "Underwritten Occupancy" means the occupancy rate used in determining Net Cash Flow.

     (23) "Units" means the number of units in the respective Mortgaged
Property.

     (24) "Units of Measure" means the number of Units, or square footage, as applicable.

     (25) "Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 25 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan.

     (26) "Weighted Average Mortgage Interest Rate" means the weighted average of the Mortgage Interest Rates as of the Cut-Off Date.

     (27) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

                            STATISTICS BY ORIGINATOR

                                   PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                     AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE
                       NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE
                       MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST
     ORIGINATOR          LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE
     ----------        ---------   -------------   ------------   ------------   ---------   -----------------   --------
AMRESCO                   75           68.80%      $330,278,520       1.39x         117             317           8.795%
SouthTrust                16           21.08        101,207,231       1.21           90             339           8.518
Central Park Capital       4            5.06         24,277,008       1.30          119             357           9.029
Other                      2            5.07         24,322,275       1.05           71             138           8.593
                          ==          ======       ============       ====          ===             ===           =====
TOTAL/WTD. AVG.           97          100.00%      $480,085,034       1.33X         109             315           8.738%


                      WEIGHTED
                      AVERAGE
                      CURRENT
     ORIGINATOR         LTV
     ----------       --------
AMRESCO                  69%
SouthTrust               73
Central Park Capital     68
Other                    46
                         ==
TOTAL/WTD. AVG.          69%

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                     PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                       AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE
                         NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE
     CUT-OFF DATE        MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST
  PRINCIPAL BALANCE        LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE
  -----------------      ---------   -------------   ------------   ------------   ---------   -----------------   --------
$   500,000-$  999,999       4            0.79%      $  3,784,714       1.31x         115             296           9.064%
  1,000,000- 1,999,999      20            6.04         28,987,020       1.39          118             308           8.860
  2,000,000- 2,999,999      16            8.71         41,791,690       1.46          108             286           8.983
  3,000,000- 3,999,999      16           11.62         55,787,811       1.38          119             316           8.895
  4,000,000- 4,999,999       7            6.43         30,888,020       1.44          110             297           8.673
  5,000,000- 5,999,999       7            7.92         38,041,289       1.32          116             313           8.981
  6,000,000- 6,999,999       5            6.97         33,440,112       1.25          102             323           8.626
  7,000,000- 7,999,999       1            1.58          7,607,089       1.32           75             351           8.500
  8,000,000- 8,999,999       6           10.50         50,413,585       1.24          109             345           8.555
  9,000,000- 9,999,999       4            7.82         37,547,505       1.28          105             339           8.651
 10,000,000-11,999,999       6           13.80         66,230,095       1.35          110             327           8.653
 12,000,000-13,999,999       1            2.61         12,534,149       1.26           74             352           8.530
 14,000,000-16,999,999       1            3.11         14,925,461       1.48          113             353           8.530
 17,000,000-19,999,999       2            7.43         35,687,078       1.15          101             224           8.740
 20,000,000-24,999,999       1            4.67         22,419,415       1.33          114             331           8.670
                            ==          ======       ============       ====          ===             ===           =====
TOTAL/WTD. AVG              97          100.00%      $480,085,034       1.33X         109             315           8.738%


                        WEIGHTED
                        AVERAGE
     CUT-OFF DATE       CURRENT
  PRINCIPAL BALANCE       LTV
  -----------------     --------
$   500,000-$  999,999     68%
  1,000,000- 1,999,999     67
  2,000,000- 2,999,999     63
  3,000,000- 3,999,999     69
  4,000,000- 4,999,999     68
  5,000,000- 5,999,999     71
  6,000,000- 6,999,999     72
  7,000,000- 7,999,999     73
  8,000,000- 8,999,999     73
  9,000,000- 9,999,999     72
 10,000,000-11,999,999     72
 12,000,000-13,999,999     74
 14,000,000-16,999,999     71
 17,000,000-19,999,999     52
 20,000,000-24,999,999     74
                           ==
TOTAL/WTD. AVG             69%

                   CUT-OFF DATE LOAN AMOUNT BY PROPERTY TYPE

                                                    PERCENT BY
                                                    AGGREGATE                           WEIGHTED   WEIGHTED
                                    CUT-OFF DATE   CUT-OFF DATE               CUT-OFF   AVERAGE     AVERAGE      WEIGHTED
                       NUMBER OF     PRINCIPAL      PRINCIPAL      SUM OF     BALANCE   MORTGAGE   REMAINING     AVERAGE      MIN
    PROPERTY TYPE      PROPERTIES     BALANCE        BALANCE        UNITS      UNIT       RATE       TERM      AMORTIZATION   DSCR
    -------------      ----------   ------------   ------------   ---------   -------   --------   ---------   ------------   ----
Multifamily                 56      $235,915,547       49.1%         11,250   $20,970    8.515%       101          342        1.00x
Retail -- Anchored          13        86,149,246       17.9       1,708,824        50    8.786        105          325        1.20
Office                      11        63,190,935       13.2       1,554,098        41    8.866        107          240        0.99
Retail -- Unanchored        11        31,922,284        6.6         599,225        53    9.156        124          292        1.25
Lodging                      5        21,699,693        4.5             578    37,543    9.225        122          281        1.52
Industrial Warehouse         6        18,040,962        3.8         848,126        21    9.287        117          309        1.30
Nursing Home                 3        16,805,758        3.5             621    27,062    9.023        191          259        1.76
Mixed Use                    1         3,867,669        0.8         113,141        34    9.250        112          316        1.25
Self-Storage                 2         2,492,941        0.5             475     5,248    8.720        117          297        1.69
                           ===      ============      =====       =========   =======    =====        ===          ===        ====
TOTAL/WTD. AVG.            108      $480,085,034      100.0%                             8.738%       109          315        0.99X


                              WEIGHTED   WEIGHTED   WEIGHTED     WEIGHTED
                       MAX    AVERAGE    AVERAGE     AVERAGE     AVERAGE
    PROPERTY TYPE      DSCR     DSCR       LTV      OCCUPANCY   YEAR BUILT
    -------------      ----   --------   --------   ---------   ----------
Multifamily            1.65x    1.26x       73%        94%          1977
Retail -- Anchored     1.49     1.36        69         97           1978
Office                 2.02     1.26        59         95           1959
Retail -- Unanchored   1.71     1.45        63         96           1976
Lodging                1.83     1.58        57         76           1973
Industrial Warehouse   1.44     1.34        67         99           1975
Nursing Home           1.92     1.87        64         98           1974
Mixed Use              1.25     1.25        72         96           1977
Self-Storage           1.69     1.69        65         97           1983
                       ====      ===        ==         ==           ====
TOTAL/WTD. AVG.        2.02X    1.33X       69%        95%          1974

                             RANGE OF PAYMENT TYPES

                                 PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                   AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
                     NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
                     MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
   PAYMENT TYPE        LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
------------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
Amortizing Balloon      94           93.95%      $451,021,659       1.33x         107             326           8.740%       70%
Fully Amortizing         3            6.05         29,063,374       1.35          144             144           8.705        46
                        ==          ======       ============       ====          ===             ===           =====        ==
TOTAL/WTD. AVG.         97          100.00%      $480,085,034       1.33X         109             315           8.738%       69%

                        RANGE OF MORTGAGE INTEREST RATES

                             PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                               AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
                 NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
 CUT-OFF DATE    MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
MORTGAGE RATE      LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
--------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
 7.751%- 8.000%      1            0.33%      $  1,573,344       1.42x         105             285            7.950%      72%
  8.001- 8.250       2            2.70         12,944,927       1.16          109             318            8.085       72
  8.251- 8.500      25           30.32        145,565,653       1.24          100             312            8.412       70
  8.501- 8.750      19           27.45        131,776,956       1.36          104             330            8.614       70
  8.751- 9.000      13           11.95         57,377,160       1.46          127             308            8.900       66
  9.001- 9.250      21           15.67         75,238,054       1.33          114             304            9.106       68
  9.251- 9.500      11            9.25         44,407,889       1.41          114             313            9.322       67
  9.501- 9.750       4            2.09         10,056,927       1.32          115             295            9.612       67
 10.251-10.500       1            0.24          1,144,123       1.57          236             236           10.332       63
                    ==          ======       ============       ====          ===             ===           ======       ==
    TOTAL/WTD.
          AVG.      97          100.00%      $480,085,034       1.33X         109             315            8.738%      69%

                     RANGE OF DEBT SERVICE COVERAGE RATIOS

                             PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                               AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
 CUT-OFF DATE    NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
 DEBT SERVICE    MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
COVERAGE RATIO     LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
--------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
  0.99-1.10x         4            9.74%      $ 46,760,063      1.02x           90             250           8.514%       60%
  1.11-1.20          9            9.29         44,595,388       1.17          100             334           8.642        74
  1.21-1.30         30           30.25        145,218,082       1.27          103             336           8.721        73
  1.31-1.40         23           27.54        132,198,239       1.34          109             325           8.796        71
  1.41-1.50         13           10.19         48,917,506       1.46          116             309           8.658        67
  1.51-1.60          7            5.62         26,985,514       1.54          121             293           9.019        59
  1.61-1.70          5            2.32         11,131,510       1.65          117             300           8.789        58
  1.71-1.80          3            1.67          8,024,637       1.77          114             294           9.174        67
  1.81-1.90          1            0.59          2,830,820       1.83          114             270           8.950        59
  1.91-2.00          1            2.18         10,451,697       1.92          237             237           8.870        60
  2.01-2.25          1            0.62          2,971,578       2.02          114             234           8.724        31
                    ==          ======       ============       ====          ===             ===           =====        ==
 TOTAL/WTD.
       AVG.         97          100.00%      $480,085,034      1.33X          109             315           8.738%       69%

                            RANGE OF PROPERTY STATES

                                   PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                     AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE
                       NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE
                       MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST
   PROPERTY STATE        LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE
--------------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------
Texas                     21           19.24%      $ 92,374,161       1.34x         103             339            8.645%
Florida                    8           11.77         56,521,359       1.23           82             344            8.584
Oklahoma                   6            9.87         47,377,271       1.26          117             357            8.581
Georgia                    8            7.95         38,146,721       1.18          100             340            8.640
California                 5            7.11         34,123,381       1.22           99             185            8.644
Virginia                   4            7.08         33,989,957       1.33          114             313            8.551
New York                   8            6.53         31,353,294       1.57          154             277            9.014
Minnesota                  2            3.37         16,186,707       1.29          116             319            9.198
District of Columbia       2            2.78         13,354,455       1.53          116             296            9.360
Massachusetts              2            2.05          9,829,655       1.34          119             321            9.282
Washington                 4            2.02          9,683,494       1.40          113             310            8.762
Michigan                   1            2.01          9,650,000       1.35          120             360            8.380
Delaware                   2            1.99          9,568,986       1.34           99             313            8.664
Colorado                   2            1.83          8,795,805       1.23           56             283            8.854
Louisiana                  3            1.78          8,539,750       1.68          114             294            9.389
Connecticut                2            1.38          6,643,365       1.41          117             297            9.117
Utah                       2            1.35          6,485,790       1.39          118             298            8.899
New Hampshire              3            1.35          6,485,105       1.57          117             333            8.290
Maine                      2            1.25          5,994,354       1.35          178             274            9.170
Missouri                   1            1.12          5,396,756       1.35          118             298            8.310
Kansas                     1            1.09          5,211,473       1.35          114             294            9.010
New Jersey                 1            0.93          4,483,977       1.31           80             296            9.080
Arkansas                   1            0.91          4,370,295       1.60          115             253            8.700
Wisconsin                  1            0.89          4,253,600       1.42          114             318            8.370
Arizona                    1            0.80          3,824,535       1.33          112             292            9.620
Nebraska                   1            0.67          3,200,000       1.31          120             324            8.480
Tennessee                  1            0.33          1,573,344       1.42          105             285            7.950
South Carolina             1            0.32          1,523,317       1.25          118             358            8.970
Oregon                     1            0.24          1,144,123       1.57          236             236           10.332
                          ==          ======       ============       ====          ===             ===           ======
TOTAL/WTD. AVG.           97          100.00%      $480,085,034       1.33X         109             315            8.738%


                      WEIGHTED
                      AVERAGE
                      CURRENT
   PROPERTY STATE       LTV
--------------------  --------
Texas                    72%
Florida                  71
Oklahoma                 74
Georgia                  74
California               50
Virginia                 73
New York                 63
Minnesota                73
District of Columbia     52
Massachusetts            68
Washington               60
Michigan                 79
Delaware                 61
Colorado                 71
Louisiana                70
Connecticut              63
Utah                     69
New Hampshire            61
Maine                    70
Missouri                 79
Kansas                   74
New Jersey               69
Arkansas                 66
Wisconsin                75
Arizona                  66
Nebraska                 62
Tennessee                72
South Carolina           69
Oregon                   63
                         ==
TOTAL/WTD. AVG.          69%

                           RANGE OF ORIGINATION YEARS

                                PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
                    NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
                    MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
ORIGINATION YEAR      LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-----------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
1997                   47           42.60%      $204,519,808       1.38x         125             324           8.813%       70%
1996                   48           52.33        251,242,950       1.32          100             324           8.691        70
1995                    1            1.43          6,854,721       1.20           39             279           8.830        72
1974                    1            3.64         17,467,554       0.99           83              83           8.500        36
                       ==          ======       ============       ====          ===             ===           =====        ==
TOTAL/WTD. AVG.        97          100.00%      $480,085,034       1.33X         109             315           8.738%       69%

                      RANGE OF REMAINING TERMS TO MATURITY

                                PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
  CUT-OFF DATE      NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
 REMAINING TERM     MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
    (MONTHS)          LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-----------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
            31-60       3            4.49%      $ 21,557,888       1.29x          49             323           8.683%       74%
            61-90      11           18.84         90,430,370       1.20           77             296           8.571        64
           91-120      80           73.63        353,498,881       1.35          115             322           8.773        70
          211-240       3            3.04         14,597,894       1.79          237             240           9.024        62
                       ==          ======       ============       ====          ===             ===           =====        ==
  TOTAL/WTD. AVG.      97          100.00%      $480,085,034       1.33X         109             315           8.738%       69%

                               RANGE OF SEASONING

                                PERCENTAGE OF                    WEIGHTED                     WEIGHTED        WEIGHTED
                                  AGGREGATE                      AVERAGE      WEIGHTED    AVERAGE REMAINING   AVERAGE    WEIGHTED
  CUT-OFF DATE      NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE    AVERAGE      AMORTIZATION      MORTGAGE   AVERAGE
    SEASONING       MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE     SEASONING         TERM          INTEREST   CURRENT
    (MONTHS)          LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-----------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
 Newly Originated       3            3.41%      $ 16,385,000       1.34x           0             353           8.587%       74%
             1-10      88           86.77        416,551,593       1.36            5             322           8.766        70
            11-20       4            4.75         22,826,165       1.10           13             343           8.492        74
            21-30       1            1.43          6,854,721       1.20           21             279           8.830        72
          241-277       1            3.64         17,467,554       0.99          277              83           8.500        36
                       ==          ======       ============       ====          ===             ===           =====        ==
  TOTAL/WTD. AVG.      97          100.00%      $480,085,034       1.33X          15             315           8.738%       69%

                      RANGE OF ORIGINAL AMORTIZATION TERM

                                PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
  CUT-OFF DATE                    AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
    ORIGINAL        NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
AMORTIZATION TERM   MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
    (MONTHS)          LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-----------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
          211-240       5            4.08%      $ 19,581,997       1.76x         186             233           8.943%       57%
          241-270       2            1.54          7,372,370       1.53          165             253           8.847        67
          271-300      48           33.47        160,699,253       1.40          109             293           8.977        66
          301-330       6            4.37         20,998,064       1.30          116             320           8.630        68
          331-360      36           56.54        271,433,350       1.25          101             335           8.588        71
                       ==          ======       ============       ====          ===             ===           =====        ==
  TOTAL/WTD. AVG.      97          100.00%      $480,085,034       1.33X         109             315           8.738%       69%

                     RANGE OF REMAINING AMORTIZATION TERMS

CUT-OFF DATE                PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
  REMAINING                   AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
AMORTIZATION    NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
    TERM        MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
  (MONTHS)        LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
       61- 90       1            3.64%      $ 17,467,554       0.99x          83              83           8.500%       36%
      181-210       1            0.47          2,241,106       1.39          110             207           9.125        61
      211-240       4            3.61         17,340,891       1.81          196             236           8.919        57
      241-270       4            3.07         14,730,696       1.56          140             260           8.652        66
      271-300      46           31.94        153,340,926       1.39          109             294           9.002        66
      301-330       6            4.37         20,998,064       1.30          116             320           8.630        68
      331-360      35           52.90        253,965,796       1.27          102             352           8.594        74
                   ==          ======       ============       ====          ===             ===           =====        ==
   TOTAL/WTD.
         AVG.      97          100.00%      $480,085,034       1.33X         109             315           8.738%       69%

                   RANGE OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                            PERCENTAGE OF                    WEIGHTED                   WEIGHTED        WEIGHTED        WEIGHTED
                              AGGREGATE                      AVERAGE                     AVERAGE    AVERAGE REMAINING   AVERAGE
CUT-OFF DATE    NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE                 REMAINING     AMORTIZATION      MORTGAGE
LOAN-TO-VALUE   MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE     MIN    MAX      TERM            TERM          INTEREST
    RATIO         LOANS        BALANCE        BALANCE         RATIO       DSCR   DSCR   (MONTHS)        (MONTHS)          RATE
-------------   ---------   -------------   ------------   ------------   ----   ----   ---------   -----------------   --------
    31-50%          5            6.11%      $ 29,310,576       1.23x      0.99x  2.02x      96             170           8.640%
    51-60           6            4.46         21,394,315       1.58       1.21   1.83      105             296           9.150
    61-65          20           16.25         78,026,064       1.47       1.21   1.92      127             298           8.763
    66-70          20           17.19         82,518,340       1.36       1.22   1.76      115             313           8.914
    71-75          30           34.90        167,537,916       1.28       1.00   1.80      100             330           8.745
    76-80          13           17.29         83,003,691       1.26       1.14   1.35      108             348           8.554
    81-85           3            3.81         18,294,131       1.27       1.24   1.30      117             357           8.290
                   ==          ======       ============       ====       ====   ====      ===             ===           =====
TOTAL/WTD.
     AVG.          97          100.00%      $480,085,034       1.33X      0.99X  2.02X     109             315           8.738%


               WEIGHTED
CUT-OFF DATE   AVERAGE
LOAN-TO-VALUE  CURRENT
    RATIO        LTV
-------------  --------
    31-50%        40%
    51-60         54
    61-65         62
    66-70         68
    71-75         73
    76-80         78
    81-85         81
                  ==
TOTAL/WTD.
     AVG.         69%

                     RANGE OF BALLOON LOAN-TO-VALUE RATIOS

                                 PERCENTAGE OF                    WEIGHTED                   WEIGHTED        WEIGHTED
                                   AGGREGATE                      AVERAGE                     AVERAGE    AVERAGE REMAINING
     BALLOON         NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE                 REMAINING     AMORTIZATION
  LOAN-TO-VALUE      MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE     MIN    MAX      TERM            TERM
      RATIO            LOANS        BALANCE        BALANCE         RATIO       DSCR   DSCR   (MONTHS)        (MONTHS)
------------------   ---------   -------------   ------------   ------------   ----   ----   ---------   -----------------
  Fully-Amortizing       3            6.05%      $ 29,063,374       1.35x      0.99x  1.92x     144             144
              8-50%     14            9.96         47,811,810       1.55       1.18   2.02      119             280
             51-60      35           22.16        106,393,991       1.38       1.21   1.76      115             299
             61-65      19           25.68        123,278,814       1.34       1.16   1.80      108             331
             66-70      19           25.11        120,545,021       1.22       1.00   1.44       95             347
             71-75       6            8.55         41,068,842       1.24       1.14   1.30      117             357
             76-80       1            2.48         11,923,181       1.30       1.30   1.30       55             355
                        ==          ======       ============       ====       ====   ====      ===             ===
   TOTAL/WTD. AVG.      97          100.00%      $480,085,034       1.33X      0.99X  2.02X     109             315

                    WEIGHTED
                    AVERAGE    WEIGHTED
     BALLOON        MORTGAGE   AVERAGE
  LOAN-TO-VALUE     INTEREST   CURRENT
      RATIO           RATE       LTV
------------------  --------   --------
  Fully-Amortizing   8.705%       46%
              8-50   8.976        55
             51-60   8.879        66
             61-65   8.754        71
             66-70   8.597        75
             71-75   8.559        80
             76-80   8.490        80
                     =====        ==
   TOTAL/WTD. AVG.   8.738%       69%

                              RANGE OF YEAR BUILT

                             PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                               AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
                             CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
                NUMBER OF      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
 YEAR BUILT     PROPERTIES      BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-------------   ----------   -------------   ------------   ------------   ---------   -----------------   --------   --------
Prior to 1930         5           4.62%      $ 22,184,476       1.44x           116           288           8.988%       63%
  1931-1960           3           1.77          8,516,752       1.30            107           298           9.091        71
  1961-1965           8          10.41         49,962,492       1.36            123           321           8.778        72
  1966-1970          13          15.52         74,525,335       1.31            119           266           8.620        63
  1971-1975          20          15.99         76,774,422       1.25             95           319           8.614        71
  1976-1980          15          13.39         64,266,383       1.33            113           322           8.795        71
  1981-1985          19           9.87         47,379,218       1.40            112           317           8.807        70
  1986-1990          21          22.88        109,837,841       1.35             98           334           8.672        69
  1991-1995           2           4.00         19,195,039       1.30            119           356           8.968        68
 After 1995           2           1.55          7,443,077       1.33            119           347           9.249        74
                    ===         ======       ============       ====        =======           ===           =====        ==
        TOTAL       108         100.00%       480,085,034       1.33X           109           315           8.738%       69%

                  RANGE OF REMAINING LOCK-OUT PERIOD IN MONTHS

                                PERCENTAGE OF                    WEIGHTED     WEIGHTED        WEIGHTED        WEIGHTED
                                  AGGREGATE                      AVERAGE       AVERAGE    AVERAGE REMAINING   AVERAGE    WEIGHTED
  CUT-OFF DATE      NUMBER OF   CUT-OFF DATE    CUT-OFF DATE   DEBT SERVICE   REMAINING     AMORTIZATION      MORTGAGE   AVERAGE
REMAINING LOCKOUT   MORTGAGE      PRINCIPAL      PRINCIPAL       COVERAGE       TERM            TERM          INTEREST   CURRENT
    (MONTHS)          LOANS        BALANCE        BALANCE         RATIO       (MONTHS)        (MONTHS)          RATE       LTV
-----------------   ---------   -------------   ------------   ------------   ---------   -----------------   --------   --------
   No Lockout          18           25.31%       121,505,605       1.20x          90             301           8.525%       67%
         3-30          11            9.59         46,017,609       1.30           71             322           8.811        70
        31-60          66           64.24        308,415,622       1.39          120             320           8.802        69
        61-90           2            0.86          4,146,198       1.46          237             248           9.411        67
                       ==          ======       ============       ====          ===             ===           =====        ==
        TOTAL          97          100.00%       480,085,034       1.33X         109             315           8.738%       69%

     With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the borrower's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date") and/or provide that upon any voluntary principal prepayment of a Mortgage Loan, the related Mortgagor will be required to pay a prepayment premium (a "Prepayment Premium") or yield maintenance charge (a "Yield Maintenance Charge"). The following table sets forth the percentage of the declining aggregate balance of all the Mortgage Loans that on June 1 of each of the years indicated will be within their related Lock-out Period and/or in which a principal prepayment must be accompanied by a Prepayment Premium or Yield Maintenance Charge.

    PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM/YIELD MAINTENANCE CHARGE ANALYSIS
         PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE
            AS OF JUNE IN THE YEAR INDICATED ASSUMING NO PREPAYMENTS

                         1997     1998     1999     2000     2001     2002     2003     2004     2005     2006     2007     2008
                        ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
                                                               PROJECTED PRINCIPAL BALANCE
                                                                      % BY DOLLARS
Penalty Provisions
 0.00-0.99%...........      --       --       --       --       --     7.66       --       --       --       --       --       --
 1.00-1.99%...........      --       --       --       --     8.29     0.99     1.00       --     3.76     3.20       --    70.32
 2.00-2.99%...........      --       --       --     8.10       --     5.12       --     3.75     8.45       --    70.54       --
 3.00-3.99%...........      --       --     0.94       --       --       --     3.09     8.46       --     2.54       --       --
 4.00-4.99%...........      --       --       --       --       --       --       --       --     2.51       --       --       --
 5.00-5.99%...........      --       --       --       --       --       --       --     2.57       --       --       --       --
 6.00-6.99%...........      --       --       --       --       --       --     2.17       --       --       --       --       --
 7.00-7.99%...........      --       --       --       --       --     2.19       --       --       --       --       --       --
Lock Out..............   74.69    73.52    65.58    65.86     5.79     0.89     0.88       --       --       --       --       --
No Penalty............    3.64     3.28     2.88     3.85     2.54     1.40    15.86       --       --    30.71       --       --
Yield Maintenance
 Charge...............   21.67    23.20    30.60    22.19    83.38    81.75    77.00    85.21    85.27    63.55    29.46    29.68
       Total..........  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
Aggregate Balance.....  480.09   473.56   466.44   458.69   443.80   420.75   411.02   332.92   325.89   306.21    10.37     9.70

                         2009     2010     2011     2012     2013     2014     2015     2016
                        ------   ------   ------   ------   ------   ------   ------   ------
                                             PROJECTED PRINCIPAL BALANCE

Penalty Provisions
 0.00-0.99%...........      --       --       --       --       --       --       --       --
 1.00-1.99%...........   70.05    69.72    69.28    68.67    67.79    66.33    63.44    54.76
 2.00-2.99%...........      --       --       --       --       --       --       --       --
 3.00-3.99%...........      --       --       --       --       --       --       --       --
 4.00-4.99%...........      --       --       --       --       --       --       --       --
 5.00-5.99%...........      --       --       --       --       --       --       --       --
 6.00-6.99%...........      --       --       --       --       --       --       --       --
 7.00-7.99%...........      --       --       --       --       --       --       --       --
Lock Out..............      --       --       --       --       --       --       --       --
No Penalty............      --       --       --       --       --       --       --       --
Yield Maintenance
 Charge...............   29.95    30.28    30.72    31.33    32.21    33.67    36.56    45.24
       Total..........  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
Aggregate Balance.....    8.96     8.16     7.28     6.32     5.27     4.12     2.86     1.48

Weighted Average remaining lockout: 31 months

                     SOUTHTRUST LOANS -- RETAINED INTEREST

                                                              CUT-OFF
                                                                DATE                        MORTGAGE
                                                             PRINCIPAL        MATURITY      INTEREST     COMPUTATION     RETAINED
         PROPERTY NAME              CITY          STATE       BALANCE           DATE          RATE         METHOD        INTEREST
         -------------          -------------     -----     ------------     ----------     --------     -----------     --------
  Hideaway Bay Club Apartments  Kissimmee          FL       $ 12,534,149     08/01/2003     8.530%         365/360       0.6400%
  Lake Tivoli Apartments        Kissimmee          FL         11,733,138     09/01/2003      8.450          30/360        0.4415
  The Park South Apartments     Orlando            FL         11,688,491     08/01/2003      8.530         365/360        0.6400
  The Chatham Landing           Orlando            FL          9,350,793     08/01/2003      8.530         365/360        0.6400
    Apartments
  Wynbridge Apartments          Norcross           GA          9,141,951     07/01/2006      9.050          30/360        1.0415
  Westwood Apartments           Atlanta            GA          8,417,420     04/01/2006      8.050          30/360        0.0415
  Wynfield Station Apartments   Atlanta            GA          7,607,089     09/01/2003      8.500          30/360        0.4915
  Springfield West Apartments   Richmond           VA          5,052,719     12/01/2006      8.370         365/365        0.4778
  Squire Hill II Apartments     Charlottesville    VA          4,527,507     12/01/2006      8.150         365/360        0.2547
  Avondale Crossing Apartments  Atlanta            GA          4,431,341     11/01/2006      8.660          30/360        0.6515
  Country Oaks Apartments       Oklahoma City      OK          3,906,085     10/01/2006      8.650          30/360        0.6415
  Northgate Club Apartments     Naples             FL          3,693,451     05/01/2006      8.350          30/360        0.3415
  Tempo 2000 Apartments         Atlanta            GA          3,284,513     10/01/2003      8.780          30/360        0.7715
  Hidden Village Apartments     Atlanta            GA          2,773,493     12/01/2006      8.730          30/360        0.7215
  Terrace Hills Apartments      Nashville          TN          1,573,344     03/01/2006      7.950          30/360        0.0000
  Towncreek Apartments          Smyrna             GA          1,491,747     08/01/2006      9.130          30/360        1.1215
                                                            ------------                     -----                        ------
  Total/Wtd. Avg.                                           $101,207,231                    8.518%                       0.5602%

                                                AMRESCO LOANS -- RETAINED INTEREST

                                                              CUT-OFF
                                                                DATE                        MORTGAGE
                                                             PRINCIPAL        MATURITY      INTEREST     COMPUTATION     RETAINED
         PROPERTY NAME              CITY          STATE       BALANCE           DATE          RATE         METHOD        INTEREST
         -------------          -------------     -----     ------------     ----------     --------     -----------     --------

  Ordway Building               Oakland            CA         17,467,554     05/01/2004      8.50%          30/360        1.245%

LARGEST LOANS, SIGNIFICANT RELATED BORROWERS AND OTHER ISSUES

     The Hideaway Bay Club, Park South, and Chatham Landing Loans. Three Mortgage Loans, totaling $12,534,149, $11,688,491, and $9,350,793, representing 6.99% of the Mortgage Pool, are secured by the Hideaway Bay Club Apartments, Park South Apartments and the Chatham Landing Apartments, respectively. The Hideaway Bay Club contains 384 units and is located in Kissimmee, Florida; Park South contains 400 units and is located in Orlando, Florida; and Chatham Landing contains 264 units and is located in Orange County in the metropolitan Orlando, Florida area. For The Hideaway Bay Club loan, the current loan-to-value ratio is 74%, the underwritten debt service coverage ratio is 1.26x, and the current debt per unit is $32,641. The Hideaway Bay Club property was 97% leased as of December 1, 1996. For the Park South loan, the current loan-to-value ratio is 64%, the underwritten debt service coverage ratio is 1.37x, and the current debt per unit is $29,221. The Park South property was 92% leased as of November 22, 1996. For the Chatham Landing loan, the current loan-to-value ratio is 72%, the underwritten debt service coverage ratio is 1.27x, and the current debt per unit is $35,420. The Chatham Landing property was 100% leased as of November 30, 1996. Each of Ronald Medoff and Mayer Hoffer own equal shares in the parent companies of the wholly-owned subsidiaries that constitute each borrowing entity. Ronald Medoff is the key principal for each loan. The subject Mortgage Loans are not cross-collateralized or cross-defaulted. For the Hideaway Bay Club loan, the total estimated cost for anticipated repairs and replacements over the life of the loan is $237 per unit annually as disclosed in the Originator's physical assessment report, or approximately $909,000. For loan purchase underwriting purposes, a cost of $250 per unit annually was assumed. The loan documents do not require the borrower to fund or maintain a replacement reserve. For the Park South loan, the total estimated cost for anticipated repairs and replacements over the life of the loan is $177 per unit annually as disclosed in the Originator's physical assessment report, or approximately $850,140. For loan purchase underwriting purposes, a cost of $215 per unit annually was assumed. The loan has a 7-year term. The property is currently well-maintained with no immediate needs, and the annual capital needs are expected to be accommodated within the annual maintenance budget. The loan documents do not require the borrower to fund or maintain a replacement reserve. For the Chatham Landing loan, the total estimated cost for anticipated repairs and replacements over the life of the loan is $181 per unit annually as disclosed in the Originator's physical assessment report, or approximately $564,140. For loan purchase underwriting purposes, a cost of $300 per unit annually was assumed. The loan has a 7-year term. The property is currently well-maintained with no immediate needs, and the annual capital needs are expected to be accommodated within the annual maintenance budget. The subject property has a large ratio of student tenants. The loan documents do not require the borrower to fund or maintain a replacement reserve.

     The Piercey Loans. Four Mortgage Loans to J P Realty Corporation, totaling $8,446,102, $6,957,532, $6,544,203, and $3,303,826, representing 5.26% of the
Mortgage Pool, are secured by Bristol Park Apartments, Foxfire Apartments, Chaparral Creek Apartments, and Tower Crossing Apartments, respectively, all located in Tulsa, Oklahoma. These properties have 512 units, 440 units, 384 units and 216 units, respectively. For the Bristol Park loan, the current loan-to-value ratio is 80%, the underwritten debt service coverage ratio is 1.26x, and the current debt per unit is $16,496. The Bristol Park property was 97% leased as of January 22, 1997. For the Foxfire loan, the current loan-to-value ratio is 76%, the underwritten debt service coverage ratio is 1.16x, and the current debt per unit is $15,818. The Foxfire property was 94% leased as of January 22, 1997. For the Chaparral Creek loan, the current loan-to-value ratio is 81%, the underwritten debt service coverage ratio is 1.30x, and the current debt per unit is $17,042. The Chaparral Creek property was 91% leased as of January 22, 1997. For the Tower Crossing loan, the current loan-to-value ratio is 81%, the underwritten debt service coverage ratio is 1.24x, and the current debt per unit is $15,295. The Tower Crossing property was 98% leased as of February 14, 1997. On an aggregate basis for all properties, the current loan-to-value ratio is 79.3%, the underwritten debt service coverage ratio is 1.24x, and the current debt per unit is $16,302. The common borrowing entity is a special-purpose, bankruptcy-remote entity ("SPE"). The loans are cross-collateralized and cross-de-faulted. Certain parties having an ownership interest in J P Realty Corp. have incurred indebtedness secured, among other things, by their stock in that entity. The amount of such mezzanine debt is $10,000,000. The mezzanine debt is not secured by any of the mortgaged properties, or any other property or assets of J P Realty Corp. The mezzanine lender has entered into an Intercreditor Agreement with the lender, agreeing, among other things, to subordinate the mezzanine loan and to standstill or forestall any enforcement rights against J P Realty Corp. if the mezzanine lender were ever deemed a creditor of that entity. Environmental assessments at the Foxfire, Chaparral Creek and Tower Crossing detected asbestos-containing materials in ceiling material and floor tiles, and determined that such materials were in good condition. In each instance an Operations and Maintenance Plan ("O & M Plan") is required. A casualty affecting 16 units at the Bristol Park project (which contains 512 units overall) occurred May 23, 1997. Approximately one-half of the affected tenants have been relocated within the project. The insurance company has been notified of a claim, and construction bids have been obtained and are under review by the insurance company. Restoration is expected to be completed within 60 days after permits are issued. In the event of a casualty loss exceeding 50% for any structure, rebuilding to the full extent of the existing improvements may require the provision of additional parking spaces or the determination by zoning authorities that such parking cannot reasonably be provided. Adequate land area exists to accommodate the additional parking spaces that may be required. Each property has "ordinance or law" coverage mitigating rebuildability risks.

     The Wynbridge, Westwood and Wynfield Station Loans. Three Mortgage Loans, totaling $9,141,951, $8,417,420 and $7,607,089, representing 5.24% of the
Mortgage Pool, are secured by the Wynbridge Apartments, Westwood Apartments and Wynfield Station Apartments, respectively. Wynbridge has 272 units and is located in Gwinnett County, Georgia; Westwood has 288 units and is located in Gwinnett County, Georgia; and Wynfield Station has 340 units and is located in DeKalb County, Georgia. DeKalb and Gwinnett Counties are located in the metropolitan Atlanta, Georgia area. For the Wynbridge loan, the current loan-to-value ratio is 74%, the underwritten debt service coverage ratio is 1.10x, and the current debt per unit is $33,610. The Wynbridge property was 97% leased as of June 3, 1996. For the Westwood loan, the current loan-to-value ratio is 74%, the underwritten debt service coverage ratio is 1.00x, and the current debt per unit is $29,227. The Westwood property was 97% leased as of December 31, 1997. For the Wynfield Station loan, the current loan-to-value ratio is 73%, the underwritten debt service coverage ratio is 1.32x, and the current debt per unit is $22,374. The Wynfield Station property was 93% leased as of May 30, 1996. A majority interest in each borrowing entity is owned by David Berkman. A significant minority interest in each borrowing entity is owned or controlled by Dewey C. White. Both Mr. Berkman and Mr. White are key principals for each loan. The loans are not cross-collateralized or cross-defaulted. For the Wynbridge loan, as disclosed in the Originator's physical assessment report, the cost of various deferred maintenance items was estimated to be $68,190, and the total estimated cost for anticipated repairs and replacements over the life of the loan is $214 per unit annually, or $696,240. For loan purchase underwriting purposes, a cost of $215 per unit annually was assumed. The loan documents do not require a capital improvement escrow for deferred maintenance items, but do require an annual replacement reserve in the amount of $200 per unit annually. Various recreational amenities and a portion of the clubhouse and one apartment building lie within the 100-year flood plain. The borrower has obtained flood insurance. For the Westwood loan, as disclosed in the Originator's physical assessment report, the total estimated cost for anticipated repairs and replacements over the life of the loan is $329 per unit annually, or $950,000. For loan purchase underwriting purposes, the same amount was assumed. The loan documents require an annual replacement reserve in the amount of $200 per unit annually, with the right to increase the reserve to $265 per unit annually if deferred maintenance is encountered over the life of the loan. For the Wynfield Station loan, as disclosed in the Originator's physical assessment report, the cost of various deferred maintenance items was estimated to be $35,780, and the total estimated cost for anticipated repairs and replacements over the life of the loan is $164 per unit annually, or $503,100. For underwriting purposes, a cost of $210 per unit annually was assumed. The loan documents do not require a capital improvement escrow for deferred maintenance items, but do require an annual replacement reserve in the amount of $190 per unit annually. Each of the properties contain asbestos-containing materials. In each instance an O & M Plan is required.

     The Princess Anne Plaza Loan. One Mortgage Loan in the amount of $22,419,415, representing 4.67% of the Mortgage Pool, is secured by the Princess Anne Plaza shopping center in Virginia Beach, Virginia. The borrowing entity is a limited-purpose, bankruptcy-remote corporation. The current loan-to-value ratio is 74%, the underwritten debt service coverage ratio is 1.33x, and the current debt per net square foot is $76.00. The property is currently 100% leased. Major tenants include Harris Teeter (66,440 sf), Home Quarters (110,000 sf), PetSmart (26,148 sf), Linens-'N-Things (37,500 sf), and Pier 1 (9,013 sf). Although the property was originally developed in the early 1960's, approximately 97% of the structures (by net rentable square footage) have been rebuilt or renovated in the last two years. An environmental assessment detected releases of petroleum products at the sites of a current and a former gas station on the property, but remediation at one site is proceeding under a plan approved by the Virginia Department of Environmental Quality and the work at the other site has been completed. A portion of the property (13% of total site acreage) is subject to a ground lease. The major tenant leases either contain no covenants to operate at the property or contain only limited covenants, and the Linens-'N-Things lease contains co-tenancy provisions that provide for a termination remedy if the shopping center is not at least 65% leased for a period of six months. The loan terms waive requirements for tax and insurance escrows to the extent taxes and premiums are paid directly by tenants under their leases. The Mortgage Loan terms require reamortization of the loan based on its original amortization if an insured casualty or condemnation results in application of $1 million or more in proceeds to the debt, the loan is not in default, and loan-to-value and debt service coverage ratios are at the original underwriting levels.

     The Union Plaza Loan. One Mortgage Loan in the amount of $18,219,524, representing 3.80% of the Mortgage Loans, is secured by Union Plaza Shopping Center ("Union Plaza") in Tulsa, Oklahoma. The current loan-to-value ratio is 67%, the underwritten debt service coverage ratio is 1.30x, and the current debt per net square foot is $55.30. The property was 95% leased as of December 12, 1996. Union Plaza is a 329,763 square foot "power" center that is leased to six tenants, including Builders Square (109,800 square feet), Half Price Store (75,400 square feet), HomePlace (53,875 square feet) and Ultimate Electronics (50,480 square feet). The next largest tenant, Discovery Zone (14,200 square feet), filed Chapter 11 bankruptcy in March 1995. Discovery Zone has entered into an agreement with the borrower to reduce rent by $25,000 for one year, after which period rent will increase to the rate specified in the lease. Discovery Zone has the right to terminate its lease in year 5 upon payment of a $125,000 lease termination fee. If paid, the fee be will escrowed to pay for costs associated with re-letting that space. An order authorizing Discovery Zone to assume its lease, as amended, has been entered by the bankruptcy court. The loan documents contain SPE covenants that affect both the borrower and its managing member.

     The Ordway Building Loan. One Mortgage Loan in the amount of $17,467,554, representing 3.64% of the Mortgage Loans, is secured by the Ordway Building in Oakland, California, and was purchased from General Electric Pension Trust. The Loan was originated in 1974 for $47,000,000 and had over 22 years of performance history prior to its purchase by ACC. The current loan-to-value ratio is 36%, the underwritten debt service coverage ratio is 0.99x, and the current debt per net square foot is $35.15. The property was 95% leased as of February 3, 1997. The borrowing entity is not an SPE. The Ordway Building is a 28 story office building containing 505,884 net rentable square feet. The loan has seven years remaining on its 30-year term, and contains no prepayment protections. The total estimated cost of immediately required repairs is $123,500, and the estimated cost of anticipated replacements is $75,857 annually over the remaining life of the loan. These factors were considered in the loan purchase underwriting. The underlying loan documents, however, do not require any repair or replacement escrows. A recent seismic study of the property estimated probable maximum loss in the event of an earthquake registering 7.5 on the Richter scale at 34.3% of the building's replacement cost. This is partially mitigated by the fact that the loan-to-value ratio is approximately 37%, and the lender is loss payee under a blanket property insurance policy with an earthquake endorsement that has coverage limits of $60 million. The blanket insurance policy covers several other California properties, and there are no assigned coverage limits for the mortgaged property. While the borrower currently maintains earthquake insurance, the loan documents do not obligate the borrower to maintain such earthquake insurance in place. By virtue of a parking lease with an adjacent property owner, 500 parking spaces are available to tenants of the Mortgaged Property at market rates. The parking lease expires in the year 2068, and is transferable.

     Due to the sizeable principal reduction to date, the current loan constant is approximately 18.0%, and more than one-half of each monthly payment being applied to repayment of principal. The underwritten Net Cash Flow for the property (subject to standard adjustments including, among other things, marking leases to market, underwriting a higher management fee and vacancy than actual, and deducting assumed tenant improvement and leasing commissions) provides a DSCR of 0.99x based on current debt service, and 1.87x at an assumed 10% Constant. Actual DSCR based on the unadjusted 1996 NOI was 1.65x.

     An environmental assessment of the property detected asbestos-containing materials, primarily in certain structural elements of the building. An O & M Plan is currently in place. Abatement has taken place in approximately 40% of the building, and the remaining asbestos-containing material is being removed on an on-going basis as tenants vacate and the space is rolled over. According to air sample reports dating from 1992 to 1995, the testing firm has detected no asbestos fibers in the building's air samples. Potential abatement costs were factored into the appraisal.

     The Compton Court and The Columns Loans. Two Mortgage Loans, totaling $8,574,753 and $8,255,135, representing 3.50% of the Mortgage Pool, are secured by Compton Court Apartments and The Columns Apartments, respectively, located in Pasadena, Texas. For the Compton Court loan, the current loan-to-value ratio is 79%, the underwritten debt service coverage ratio is 1.14x, and the current debt per unit is $14,956. The Compton property was 87% leased as of March 9, 1997. For The Columns loan, the current loan-to-value ratio is 79%, the underwritten debt service coverage ratio is 1.28x, and the current debt per unit is $16,080. The Columns property was 94% leased as of March 5, 1997. Each borrowing entity is a limited partnership formed as an SPE and has a common general partner. The loans are cross-collateralized and cross-defaulted. Following complete casualty or closure of either property, the improvements may not be rebuilt; however, ordinance or law coverage was obtained. Both properties contain asbestos-containing materials. In each instance an O & M Plan is required.

     The River Oaks Loan. One Mortgage Loan in the amount of $14,925,461, representing 3.11% of the Mortgage Loans, is secured by River Oaks Plaza located in Houston, Texas. River Oaks Plaza is a 167,652 square foot retail center. The current loan-to-value ratio is 71%, the underwritten debt service coverage ratio is 1.48x, and the current debt per net square foot is $89.14. The property was 95% leased as of October 11, 1996. 23 tenants lease areas ranging in size from 786 square feet (Wexler Jewelry) to 50,594 square feet (Plitt Theaters). Other significant tenants are T.J. Maxx (35,000 square feet), Office Max (23,500 square feet) and Cafe Express (6,440 square feet). Tenant T.J. Maxx has the one-time right to terminate its lease if certain sales targets are not satisfied in year 5 (1999) of its lease, subject to a $300,000 termination fee which is to be held in escrow to fund refit costs for a new tenant of the vacated T.J. Maxx space. Tenant Famous Brand Shoes, Inc. doing business as Shoe Cents (2,720 square feet) has a one time right to terminate its lease if certain sales targets are not satisfied during months 21-33 of the lease term. If such termination takes place, Famous Brands must pay a lump-sum penalty of $15,000. Upon notification of T.J. Maxx's or Famous Brand's intent to terminate their leases, the loan documents provide a springing escrow for the penalty payments and rent payments during the notice periods in order to fund a future debt service escrow. Tenant United Retail Inc. doing business as Sizes Unlimited (5,930 square feet) has a one-time right to terminate its lease if certain sales targets are not satisfied during any 12 consecutive months during the first 60 months of the lease term. Tenant

Brown Group Retail, Inc. doing business as Famous Footwear (5,595 square feet) has a one-time right to terminate its lease if certain sales targets are not satisfied in year 3 (1997) of the lease term. Tenants Office Max, Sizes Unlimited, and Famous Footwear have co-tenancy provisions in their leases with respect to TJ Maxx, or a replacement anchor tenant that provide for various rent abatement or termination remedies after a continuing vacancy. Tenant Cafe Express has co-tenancy lease provisions tied to Plitt Theater, or a replacement theater tenant that provide for various rent abatement or termination remedies after a continuing vacancy. Tenant Plitt Theaters' covenant to operate is no longer in effect. Generally, the other major tenants have only limited covenants to operate. The borrower is not an SPE.

     The Georgetown Suites Loans. Two Mortgage Loans totaling $13,354,455, representing 2.78% of the Mortgage Loans, are secured by first lien on the 136-suite Georgetown Suites -- Main Building and the 80-suite Georgetown Suites Hotel -- Harbor Building, each located in the Georgetown section of the District of Columbia. For the Georgetown Suites -- Main Building loan, the current loan-to-value ratio is 54%, the underwritten debt service coverage ratio is 1.53x, and the current debt per unit is $61,188. The Main Building portion of the property was 79% leased as of September 1, 1996. For the Georgetown
Suites -- Harbor loan, the current loan-to-value ratio is 49%, the underwritten debt service coverage ratio is 1.52x, and the current debt per unit is $62,910. The Harbor portion of the property was 77% leased as of December 31, 1996. Each borrower is an SPE. The loans are cross-defaulted and cross-collateralized. The Main Building loan is secured by a leasehold interest pursuant to an air-rights lease. The air rights lease expires in the year 2052. The lease payments are revised every 10 years to 8% of fair market value, and the next scheduled adjustment is in February 1999. The ground lease term expires in August, 2052. The appraiser has determined that no adjustment will occur in 1999 based on current and future estimates of fair market value. The borrower has agreed to implement an O & M Plan for asbestos-containing materials in the Main Building floor tiles.

     The South Bay and North Tucson Loans. Two Mortgage Loans, totaling 9,404,761 and $3,824,535, representing 2.76% of the Mortgage Pool, are secured by the South Bay Office Building and North Tucson Business Center, respectively. The South Bay Office Building is a 12-story office complex containing 165,559 net rentable square feet. For the South Bay loan, the current loan-to-value ratio is 62%, the underwritten debt service coverage ratio is 1.40x, and the current debt per net square foot is $57. The North Tucson Business Center is a campus-style office building containing 91,200 net rentable square feet. For the North Tucson loan, the current loan-to-value ratio is 66%, the underwritten debt service coverage ratio is 1.33x, and the current debt per net square foot is $41. Each borrowing entity is the wholly-owned subsidiary of Pacific Gateway Properties, Inc., which is also key principal for each loan. The president and chief executive officer of Pacific Gateway Properties, Inc. is Raymond Marino. The loan documents for both loans contain SPE covenants affecting the borrower. The loans are not cross-collateralized or cross-defaulted. For the South Bay loan, an escrow for improvements in the amount of $100,000 was required for repairs intended to enhance the seismic stability of the building. These repairs have now been completed. Because the seismic study's determination of probable maximum loss, after giving effect to the proposed repairs, was in accordance with ACC's Program Guidelines, earthquake insurance was waived. For the North Tucson loan, the office use is legally nonconforming and the improvements are legally nonconforming as to parking. In the event of a casualty loss, the local zoning ordinance permits rebuilding to the full extent of the previously existing improvements so long as building permits are issued within 12 months of the casualty. Based on that assurance of rebuildability, ordinance or law coverage was not required.

     The Intercapital/Windswept Portfolio. One Mortgage Loan in the amount of $11,923,181, representing 2.48% of the Mortgage Loans, is secured by five garden apartment projects located in Houston, Texas: Unity Pointe Apartments (109 units), Ashley Square Apartments (117 units), Hidden Pines Apartments (185 units), Shenandoah Woods Apartments (232 units) and Southern Oaks Apartments (198 units). On an aggregate basis for all properties, the current loan-to-value ratio is 80%, the underwritten debt service coverage ratio is 1.30x, and the current debt per unit is

$14,195. The Unity Pointe property was 93% leased as of October 30, 1996. The Ashley Square property was 92% leased as of November 19, 1996. The Hidden Pines property was 95% leased as of November 19, 1996. The Shenandoah Woods property was 88% leased as of November 19, 1996. The Southern Oaks property was 95% leased as of November 19, 1996. The borrower is Intercapital Windswept Limited Partnership I and is an SPE with one of its general partners being an SPE. The borrower has requested the mortgagee's consent to a sale of all of the properties and an assumption of the Mortgage Loan, which consent is subject to satisfaction of the provisions of the Mortgage Loan documents and the Pooling and Servicing Agreement. An environmental assessment of the properties detected asbestos-containing materials. In each instance, an O & M Plan is required.

     The Lake Tivoli Apartments Loan. One Mortgage Loan in the amount of $11,733,138, representing 2.44% of the Mortgage Pool, is secured by the Lake Tivoli Apartments, a 312-unit garden complex built in 1990 in Kissimmee, Florida. In 1994 the borrowing entity filed a bankruptcy reorganization petition, prompted in part by a dispute concerning ownership of the borrowing entity, in part by expressway construction (since completed) which restricted access to the property, and in part by significant levels of new apartment construction in the market area. The current loan-to-value ratio is 75%, the underwritten debt service coverage ratio is 1.01x, and the current debt per unit is $37,606. The property was 93% leased as of December 31, 1996. The borrower's reorganization plan was confirmed in 1995, and all claims subject to the plan of reorganization have currently been paid except for one unsecured claim for $10,825. The ownership dispute has been resolved by all affected parties.

     The Clark's Hill Plaza Loan. One Mortgage Loan in the amount of $2,797,713, representing 0.58% of the Mortgage Loans, is secured by Clark's Hill Plaza Shopping Center ("Clark's Hill Plaza") located in Stamford, Connecticut. Clark's Hill Plaza is a 28,771 square foot retail center. The current loan-to-value ratio is 65%, the underwritten debt service coverage ratio is 1.29x, and the current debt per net square foot is $125.95. The property was 97% leased as of March 27, 1997. The borrower is Joseph V. DiScala as Trustee of The Joseph V. DiScala 1997 Trust, a grantor trust (i.e., Mr. DiScala is Grantor/Trustee/Sole Beneficiary). Mr. DiScala was the debtor in a bankruptcy case that is now closed. The Plan of Reorganization resulted in the settlement of all litigation. The claims of creditors represented less than 2% of total liquidated claims being impaired. The property is currently undergoing remediation of soil contaminated by a prior release of dry cleaning fluid, for which an escrow of $67,853 has been established. Escrows have also been established for the registration and possible removal of an underground fuel storage tank ($10,000), and the repair of wastewater discharge lines from the dry cleaning operation ($2,000).

ESCROWS

     86 of the Mortgage Loans, representing 83.39% of the Mortgage Loans by aggregate principal balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties.

     77 of the Mortgage Loans, representing 72.95% of the Mortgage Loans by aggregate principal balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties.

     80 of the Mortgage Loans, representing 75.09% of the Mortgage Loans by aggregate principal balance, provide for monthly escrows to cover ongoing replacements and capital repairs.

     28 of the Mortgage Loans, representing 70.79% of the Mortgage Loans by aggregate principal balance that are secured by office, retail and industrial properties, and 29.39% of all Mortgage Loans by aggregate principal balance, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

     See Annex A for additional information on the monthly escrows on the Mortgage Loans.

UNDERWRITING GUIDELINES

  ACC and Central Park Capital -- General

     ACC has implemented guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated by ACC and Central Park Capital, as described more fully below. The Mortgage Loans originated by ACC and Central Park Capital were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

     Property Analysis. The Originator performs a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originator also assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the Originator evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The Originator reviews operating statements provided by the mortgagor and make adjustments in order to determine the Debt Service Coverage Ratio. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" above.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the Originator obtains a current full narrative appraisal conforming to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The Originator determines the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The Originator evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. In addition, in general, each Mortgagor for loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and the Originator reviews the organizational documents of the Mortgagor to verify compliance with such requirement. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. The Originator obtains a current or updated ESA for each Mortgaged Property prepared by a qualified environmental firm approved by such Originator. The Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Originator requires the Mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months.

     Physical Assessment Report. The Originator obtains a current physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by such Originator. The Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originator requires the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the Originator or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the risk in connection with any one mortgage loan assumed by one title insurance company may not be more than 40% of the sum of such company's capital, surplus and reserves (exceptions can be made where re-insurance or co-insurance by another title insurance company will cover excess risk), (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on the most current standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The Mortgagor is required to provide, and the Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
(4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Originator may require based on the specific characteristics of the Mortgaged Property.

                  UNDERWRITING STANDARDS BY PROPERTY TYPE(1):

MULTIFAMILY
     Minimum Occupancy Rate.............     85%
     Maximum Loan to Value Ratio........     80%
     Minimum DSCR.......................   1.20x
RETAIL
     Minimum Occupancy Rate.............     85%
     Maximum Loan to Value Ratio........     75%
     Minimum DSCR.......................   1.20x
OFFICE
     Minimum Occupancy Rate.............     80%
     Maximum Loan to Value Ratio........     75%
     Minimum DSCR.......................   1.25x
HOTEL
     Maximum Annual Occupancy Rate......     80%
     Minimum Annual Occupancy Rate......     60%
     Maximum Loan to Value Ratio........     70%
     Minimum DSCR.......................   1.40x
INDUSTRIAL
     Minimum Occupancy Rate.............     80%
     Maximum Loan to Value Ratio........     75%
     Minimum DSCR.......................   1.25x
NURSING HOME
     Minimum Amount of Time in
      Operation.........................  12 mo.
     Minimum Occupancy Rate.............     90%
     Maximum Loan to Value Ratio........     70%
     Minimum DSCR.......................   1.40x
SELF-STORAGE
     Minimum Occupancy Rate.............     75%
     Maximum Loan to Value Ratio........     70%
     Minimum DSCR.......................   1.30x

---------------

(1) The underwriting guidelines described herein were generally followed but were not satisfied in every case. See Annex A hereto for the specific characteristics of the Mortgage Loans and Mortgaged Properties.

Underwriting of the Mortgage Loans

     In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by the Seller. In addition, the operating history of the Mortgaged Property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Seller's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "-- Additional Loan Information." In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor the related Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the related Mortgage Loan Seller or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

  Purchased Loans

     In addition to the 75 Mortgage Loans originated directly by ACC and the four Mortgage Loans originated by Central Park Capital, 18 Mortgage Loans originated by other lenders were purchased by ACC subsequent to the completion of due diligence procedures. Of these, 16 are multifamily loans originated by SouthTrust Bank, National Association (the "SouthTrust Loans"), one is a Class "A" office building originated by Chase Manhattan Mortgage and Realty Trust, which loan was subsequently assigned to General Electric Pension Trust (the "Ordway Loan), and one is an anchored retail shopping center originated by Bank of America National Trust and Savings Association (the "Rustic Hills Loan"). The Originators of these loans independently underwrote these transactions at the time of their origination. Additionally, ACC conducted its own due diligence of these loans and underwrote them at the time of purchase in accordance with the standards described above, except as follows:

  The SouthTrust Loans:

     The Originator or their representative performed a site inspection for each of the 16 properties within 12 months prior to the purchase of the loans by ALP in December 1996. ACC or its representatives reviewed the Originator's site inspection reports for all 16 properties and independently visited nine of the properties, representing approximately 71% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Originator's inspections generally included an evaluation of the design, physical condition, attractiveness, visibility, as well as competitive position and convenience to major thoroughfares and retail areas. For each Mortgaged Property, the originator ordered full narrative appraisals conforming to the requirements of FIRREA and dated within 16 months prior to the purchase of the loans by ALP. The appraisals based their final market value on the current use of the properties in their current condition. ALP based its loan-to-value ratios of the SouthTrust Loans on the values set forth in the appraisals. While no separate independent evaluation was conducted by ALP, the originator evaluated the mortgagor and its principals with respect to credit history and prior experiences as an operator of multifamily real estate properties at the time of origination. Pursuant to credit narratives by the originator, this generally included obtaining and reviewing credit reports and credit and/or business references. ALP reviewed the credit narratives for any negative statements concerning the respective borrowers. The originator obtained a current or updated Phase I ESA for each Mortgaged Property prepared in accordance with ASTM standards or Fannie Mae requirements within 16 months prior to the purchase date of the SouthTrust Loans. The originator obtained a current or updated physical assessment report for each of the SouthTrust Loans prepared within 14 months prior to the date of purchase by ALP.

  The Ordway Loan and Rustic Hills Loan:

     ALP conducted independent site inspections for both of these properties to evaluate the location and quality of each Mortgaged Property. The appraisal for the Rustic Hills Loan was dated within 24 months prior to the acquisition of the Rustic Hills Loan by ALP. The Ordway appraisal was obtained by ALP prior to the acquisition of the Ordway Loan. Both appraisals based their value on the current use and condition of the properties. ALP based its loan-to-value ratios of these Mortgage Loans on the values set forth in the appraisals.

     The Ordway Building is an institutionally owned building with over 22 years of loan performance history. Accordingly, ALP relied heavily upon this in its evaluation of the mortgagor and its key principals. The originator of the Rustic Hills Loan evaluated the mortgagor and its principals with respect to credit history and prior experience as an operator at the time of origination. Prior to purchasing the loan, ALP reviewed the originator's conclusions for any adverse information, and relied upon such in conjunction with the loan payment history and current credit reports.

     ALP obtained a Phase I ESA for the Ordway Loan and reviewed all prior asbestos studies and historical air monitoring reports prior to the purchase of the Ordway Loan. ALP also reviewed the Phase I ESA for the Rustic Hills Loan obtained by the originator at the time of origination and had a desktop peer review conducted of the same. Neither ESA reflected reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. ALP obtained a current physical assessment report for the Ordway Loan prior to the purchase of the related

Mortgage Loan. ALP also reviewed a physical assessment report for the Rustic Hills Loan obtained by the originator at the time of origination. The reports verified the good condition of the improvements and delineated the anticipated costs of repair, replacement, and major maintenance or capital expenditure needs over the terms of the Mortgage Loans. Other than with respect to asbestos abatement costs associated with the Ordway Building, the projected needs were either covered by the on-going replacement reserves used in the underwriting or through escrows funded at the closing of the loans. The Ordway Loan borrower has an on-going asbestos abatement program in place under which it generally abates tenant space as it is vacated and has abated approximately forty percent (40%) of the asbestos containing material in the Ordway Building. For both the Ordway Loan and the Rustic Hills Loan, ALP relied upon the existing title policies and downdate endorsements.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Offered Certificates designated as the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates. In addition to the Offered Certificates, the Certificates will also include the Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of payments of principal and interest due on or before the Cut-Off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Distribution Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

     The Class A1, Class A2 and Class A3 Certificates will evidence approximately an initial 68.50% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 5.00% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 2.50% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 4.50% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 5.50% undivided interest in the Trust Fund. The Class F Certificates will evidence approximately an initial 2.00% undivided interest in the Trust Fund.

     The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined in the Prospectus). The DTC Registered Certificates will be issued in minimum denominations of $10,000.00 and integral multiples of $1.00 in excess thereof.

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration of the Offered Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC

Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     General. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related DTC Registered Certificates from the Trustee through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee, the Master Servicer or the Special Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such DTC Registered Certificates. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

     None of the Depositor or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the Prospectus in the seventh paragraph under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee, the Master Servicer and the Special Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and the DTC Registered Certificates, see "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 17th day of each month or, if such 17th day is not a business day, then on the next succeeding business day, commencing in July 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be July 8, 1997 with respect to the first Distribution Date, and for each subsequent Distribution Date, the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, otherwise, by check. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Prepayment Period and (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Prepayment Period, and (ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee or the Fiscal Agent as compensation or otherwise, and any Retained Interest.

     Pass-Through Rate on the Certificates. The "Pass-Through Rates" on the Class A1, Class A2 and Class A3 Certificates are fixed and are set forth on the cover hereof. The Pass-Through Rates on the Class B, Class C, Class D, Class E and Class F Certificates will be as set forth on the cover hereof, subject to a cap equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans. The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-Off Date) over the sum of the applicable Servicing Fee Rate, the Retained Interest, if any, and the fee payable to the Trustee. The fee payable to the Trustee will be 0.0075% per annum. The Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

     Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from and including June 9, 1997 in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (or to and including July 8, 1997 in the case of the first Distribution Date) (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount") less such class's pro rata share, by Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). If the Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will bear interest at the related Pass-Through Rate.

     To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Prepayment Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess collected during such Prepayment Period. If the Prepayment Interest Shortfall for any Prepayment Period exceeds any Prepayment Interest Excess collected during such period, such shortfall shall be offset only by an amount up to an amount equal to the product of (x) the outstanding principal balance of the Mortgage Loans immediately prior to the Due Date preceding the related Determination Date, and (y) 0.02%, divided by 12, attributable to the portion of the Servicing Fee payable to the Master Servicer on the related Distribution Date. The remainder of any Prepayment Interest Shortfall will be allocated to the Certificates pro rata. The Master Servicer shall be entitled to any excess of the Prepayment Interest Excess over the Prepayment Interest Shortfall.

     The Pass-Through Rates on the Certificates that are limited by the weighted average of the Remittance Rates on the Mortgage Loans will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related borrower. The amount of any resulting interest shortfall will be allocated to the Certificates in reverse alphabetical order of class designation.

     Principal Distributions on the Offered Certificates. Holders of the Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for the classes of Certificates with the highest priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (ii) if the scheduled Balloon Payment is not received with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date and (iii) to the extent not previously advanced, any unscheduled principal recoveries received during the related Prepayment Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund.

     Distribution of Prepayment Premiums and Yield Maintenance Charges. On any Distribution Date, a portion of any Prepayment Premium (the "SouthTrust Prepayment Premium") or Yield Maintenance Charge (the "SouthTrust Yield Maintenance Charge") collected with respect to a SouthTrust Loan during the related Prepayment Period will be distributed from the Collection Account to SouthTrust Bank, NA. The SouthTrust Prepayment Premium with respect to a SouthTrust Loan will equal the product of (i) the Prepayment Premium collected with respect to a SouthTrust Loan and (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the interest rate of the Retained Interest with respect to such Mortgage Loan, and the denominator of which is the maximum of (A) the excess of the Mortgage Interest Rate with respect to such Mortgage Loan over the Discount Rate (as defined herein) at the time of such principal prepayment and (B) 2%. The SouthTrust Yield Maintenance Charge with respect to a SouthTrust Loan will equal the product of (i) the Yield Maintenance Charge collected with respect to a SouthTrust Loan and (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the interest rate of the Retained Interest with respect to such Mortgage Loan, and the denominator of which is the maximum of (A) the excess of the Mortgage Interest Rate with respect to such Mortgage Loan over the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) 2%.

     The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums collected during the related Prepayment Period over (b) the total amount of SouthTrust Prepayment Premiums for such Prepayment Period. The "Net Yield Maintenance Charge" with respect to any Distribution Date will equal the excess of (a) the total amount of Yield Maintenance Charges collected during the related Prepayment Period over
(b) the total amount of SouthTrust Yield Maintenance Charges for such Prepayment Period.

     On any Distribution Date, Net Prepayment Premiums collected during the related Prepayment Period will be distributed by the Trustee to the holders of the classes of Offered Certificates and Class X Certificates as follows: to each of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates, for each such class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Net Prepayment Premiums collected during the related Prepayment Period. Any Net Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     On any Distribution Date, Net Yield Maintenance Charges collected during the related Prepayment Period will be distributed by the Trustee to the holders of the classes of Offered Certificates and Class X Certificates as follows: to each of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates, for each such class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Net Yield Maintenance Charges collected on such principal prepayment during the related Prepayment

Period. Any Net Yield Maintenance Charges collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the excess of
(i) the Pass-Through Rate on such class of Offered Certificates over (ii) the sum of the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such principal prepayment and the Spread Rate (as defined below) for such class of Offered Certificates, and (B) whose denominator is the excess of (i) the Mortgage Interest Rate on the related Mortgage Loan over (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Interest Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

     For purposes of calculation of the SouthTrust Prepayment Premium, the "Discount Rate" with respect to any class of Offered Certificates is the rate determined by the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary, at the time of such prepayment) in the secondary market for United States Treasury securities with a maturity as nearly equal as possible to the maturity of the particular Mortgage Loan being prepaid.

     The "Spread Rate" for the Class A1 Certificates is 0.20% per annum, for the Class A2 Certificates is 0.25% per annum, for the Class A3 Certificates is 0.30% per annum, for the Class B Certificates is 0.35% per annum, for the Class C Certificates is 0.40% per annum, for the Class D Certificates is 0.40% per annum, for the Class E Certificates is 0.55% per annum and for the Class F Certificates is 0.60% per annum.

     No Net Prepayment Premiums or Net Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L or Residual Certificates; instead, after the Certificate Principal Balances of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Net Prepayment Premiums and Net Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of the Offered Certificates" herein. See also "Certain Legal Aspects of the Mortgage Loans and the Leases -- Default Interest, Prepayment Charges and Prepayments" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

     The Prepayment Premiums and Yield Maintenance Charges, if any, collected on the Mortgage Loans during any Prepayment Period may not be sufficient to fully compensate Certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

PRIORITY OF DISTRIBUTIONS

     The Available Distribution Amount for each Distribution Date will be applied (a) first to distributions of interest on the classes of Certificates outstanding with the highest priority for interest payment (as described below),
(b) second to distributions of the Principal Distribution Amount to the classes of Certificates then entitled to distribution of principal as described below, and (c) third, to distributions of interest on each class of Certificates other than the classes described in clause (a) above, in the order of priority described below; provided that on any Distribution Date on which the Class Balance of a class of Certificates is reduced to zero pursuant to clause (b) above, interest distributions pursuant to clause (a) above will be made to the class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of the Principal Distribution Amount thereto pursuant to clause (b) above. The priority for interest payments for purposes of clauses (a) and (c), above, is: first to distributions of interest on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Accrual Amounts; second to distributions of interest on the Class B Certificates; third to distributions of interest on the Class C Certificates; fourth to distributions of interest on the Class D Certificates; fifth to distributions of interest on the Class E Certificates; sixth, to distributions on the Class F Certificates and then to the remaining classes of Certificates up to their respective Interest Accrual Amounts, all as described under "-- Distributions -- Interest Distributions on the Certificates" above. The Principal Distribution Amount for such Distribution Date will be applied to the payment of principal of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates, in that order, and then to the remaining classes of Certificates (other than the Class X Certificates), until their respective Class Balances have been reduced to zero; provided, that on and after any Distribution Date as of which the Class Balance of the Class B Certificates has been reduced to zero, the Principal Distribution Amount shall be applied to payments of principal of the Class A1, Class A2 and Class A3 Certificates, pro rata, based on their respective Class Balances.

OTHER CERTIFICATES

     The Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates are not offered hereby. The Pass-Through Rates on the Class G, Class H, Class J, Class K and Class L Certificates will be fixed. The Class X Certificates will be entitled to interest on any Distribution Date equal to the excess of (a) an amount equal to the product of (i) the weighted average of the Remittance Rates on the Mortgage Loans for the month immediately preceding the month in which such Distribution Date occurs (but without regard to any modifications made subsequent to the Delivery Date) times
(ii) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately prior to the Due Date preceding such Distribution Date, over (b) an amount equal to the sum of the products of the Pass-Through Rates of the Certificates (other than the Class X Certificates) with respect to such Distribution Date multiplied in each case by the Class Balances of the related Certificates immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class X Certificates will not be entitled to distributions of principal in respect of the Mortgage Loans. The Class Balances on the Class G, Class H, Class J, Class K and Class L Certificates will equal $31,206,000, $4,801,000, $7,201,000, $2,400,000, and $12,003,034, respectively, and approximately $57,611,034, in the aggregate. The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

SUBORDINATION

     Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, or any affiliate thereof.

     In addition to the payment priorities described under "-- Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Other Certificates (other than the Class X Certificates) in reverse alphabetical order of class designation, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, in each case until the related Class Balance is reduced to zero; and thereafter, to the Class A1, Class A2 and Class A3 Certificates, pro rata. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

     In addition to Realized Losses, shortfalls will also occur as a result of the Master Servicer's right to receive payments of interest with respect to unreimbursed advances, the Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of the Available Distribution Amount in the order described herein.

     Within 60 days after the earliest to occur of (i) 60 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of a Mortgaged Property, (iii) as soon as reasonably practical after the date on which a Mortgaged Property becomes an REO Property, (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization term or Maturity Date of any Specially Serviced Mortgage Loan becomes effective, (v) the Maturity Date of a Specially Serviced Mortgage Loan that is not paid in full on or prior to such date, or (vi) 60 days following the filing of a voluntary petition in bankruptcy by the borrower, an appraisal will be obtained by the Special Servicer from an independent MAI appraiser (except if an appraisal has been conducted within the 12 month period preceding such event) at the expense of the Trust Fund. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

     The "Collateral Value Adjustment" with respect to any Mortgage Loan for which an appraisal has been obtained as described above will be an amount equal to the excess of (a) the sum of (i) the principal balance of such Mortgage Loan as of the date of the occurrence given rise to the requirement for an appraisal and (ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed advances for Property Protection Expenses and interest thereon, (C) any unpaid servicing and trustee fees and any unpaid interest on any P&I Advances and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan) over (b) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property. The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value". A Collateral Value Adjustment shall result in a reduction of the Class Balance of any class of Certificates solely for the purpose of determining Voting Rights of Holders of various classes of Certificates as described herein and shall not be a permanent reduction of the Class Balance of any class of Certificates prior to the occurrence of a Realized Loss.

     A "Realized Loss", in the case of any Mortgage Loan described in clause (a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Scheduled Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by the Master Servicer which remain unreimbursed and (d) any interest accrued on such advances (see "-- Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which the Master Servicer has determined that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance thereof as of the Cut-Off

Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any portion of principal forgiven by the Special Servicer in accordance with the Pooling and Servicing Agreement.

ADVANCES

     On the business day immediately preceding each Distribution Date, except as described below, the Master Servicer will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date ("P&I Advances"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee and any Retained Interest) due over the amount actually received, subject to the limitations described herein. In addition, except as described below, the Master Servicer will be required to advance certain property related expenses. The Master Servicer generally may not advance any amounts, other than P&I Advances, unless such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses". All such advances will be reimbursable to the Master Servicer from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts on deposit in the Collection Account to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of net proceeds (including any amounts escrowed with respect to the related Mortgage Loan net of any reasonably anticipated expenses payable therefrom) on the related Mortgage Loan. The Master Servicer will not be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent the Master Servicer is required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to the Monthly Payment due on such Mortgage Loan prior to the related Maturity Date. In addition, with respect to any Mortgage Loan subject to a Collateral Value Adjustment, the amount of each required P&I Advance shall not exceed the product of (x) the Remittance Rate for such Mortgage Loan and (y) the Adjusted Collateral Value of such Mortgage Loan. Any failure by the Master Servicer to make an advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer shall be entitled to interest on the aggregate amount of all advances made by such Servicer at a per annum rate equal to the prime rate reported in The Wall Street Journal plus 0.50%. See "Risk Factors -- Effect of Mortgagor Delinquencies and Defaults" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS
GENERAL

     The yield to maturity on the Offered Certificates will be affected by the purchase price and the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, casualty or foreclosure. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     Each Mortgage Loan other than the Ordway Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole during a certain number of years following the origination if accompanied by payment of a Prepayment Premium or Yield Maintenance Charge. See Annex A hereto and the table entitled "Prepayment Lock-out/Prepayment Premium Analysis" under "Description of the Mortgage Pool -- Additional Mortgage Loan Information" herein. Any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan will be distributed to the holders of the Offered Certificates and the Class X Certificates as described herein. See "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

     The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance of such class. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by any Prepayment Interest Excess or portion of the Servicing Fee for such Distribution Date allocable to the Master Servicer.

     In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

     The "Rated Final Distribution Date" for the Certificates will be June 17, 2029 which is the Distribution Date following the second anniversary after the date at which all the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Mortgage Payment is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A, and are based on the following additional assumptions ("Table Assumptions"); (i) no Mortgage Loan prepays other than in accordance with the designated Scenarios set forth on page S-73; otherwise each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is not assumed to be in default as described below, (ii) there are no delinquencies,
(iii) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and payments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (iv) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (v) no Prepayment Premiums or Yield Maintenance Charges are collected, (vi) no party exercises its right of optional termination of the Trust Fund described herein, (vii) no Mortgage Loan is required to be purchased from the Trust Fund, (viii) there are no Prepayment Interest Shortfalls or Collateral Value Adjustments, (ix) distributions on the Certificates are made on the 17th day (each assumed to be a business day) of each month, commencing in July 1997, (x) the Certificates will be issued on the Delivery Date, (xi) no Balloon Payment is extended beyond its Maturity Date and
(xi) one Mortgage Loan, representing 1.05% of the Mortgage Pool as of the Cut-Off Date, which accrues interest based on the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be, is assumed to accrue interest on a 30/360 basis.

     The weighted average life of any Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E or Class F Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A2 Certificates, the Class A3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated scenarios (each a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and/or Class F Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

Scenario (1):                       No Mortgage Loan prepays; that is, the CPR for the
                                    Mortgage Pool is 0%.
Scenarios (2), (3) and (4)          No Mortgage Loan prepays during its Lockout Period.
                                    Thereafter, each Mortgage Loan prepays each month at
                                    the rate of 5% CPR in the case of Scenario (2), 10% CPR
                                    in the case of Scenario (3) and 15% CPR in the case of
                                    Scenario (4).
Scenarios (5), (6) and (7)          No Mortgage Loan prepays during a month in which a
                                    Lockout Period is in effect or in which prepayments on
                                    such Mortgage Loans are required to be accompanied by a
                                    Yield Maintenance Charge. All other Mortgage Loans
                                    prepay each month at the rate of 5% CPR in the case of
                                    Scenario (5), 10% CPR in the case of Scenario (6) and
                                    15% in the case of Scenario (7).

     Based on the above-referenced assumptions, the following eight tables indicate the resulting weighted average lives of each Class of Offered Certificates and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS A1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                        0% CPR DURING LOCKOUT --        MAINTENANCE PERIOD -- OTHERWISE
                                       OTHERWISE AT INDICATED CPR              AT INDICATED CPR
                                     ------------------------------    ---------------------------------
                           (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)    (5% CPR)   (10% CPR)   (15% CPR)
    DISTRIBUTION DATE         1         2          3          4            5          6           7
    -----------------      --------  --------  ---------  ---------    ---------  ----------  ----------
Initial..................       100       100        100        100          100         100         100
Jun 17 1998..............        96        91         87         83           95          95          94
Jun 17 1999..............        91        82         74         66           90          89          88
Jun 17 2000..............        85        72         60         49           84          82          81
Jun 17 2001..............        75        56         38         22           72          70          67
Jun 17 2002..............        60        29          1          0           55          51          47
Jun 17 2003..............        53        11          0          0           47          41          36
Jun 17 2004..............         0         0          0          0            0           0           0
Jun 17 2005..............         0         0          0          0            0           0           0
Weighted Average Life (in
  years).................       5.0       3.8        3.1        2.6          4.8         4.7         4.5

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS A2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                        0% CPR DURING LOCKOUT --        MAINTENANCE PERIOD -- OTHERWISE
                                       OTHERWISE AT INDICATED CPR              AT INDICATED CPR
                                     ------------------------------    ---------------------------------
                           (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)    (5% CPR)   (10% CPR)   (15% CPR)
    DISTRIBUTION DATE         1         2          3          4            5          6           7
    -----------------      --------  --------  ---------  ---------    ---------  ----------  ----------
Initial..................       100       100        100        100          100         100         100
Jun 17 1998..............       100       100        100        100          100         100         100
Jun 17 1999..............       100       100        100        100          100         100         100
Jun 17 2000..............       100       100        100        100          100         100         100
Jun 17 2001..............       100       100        100        100          100         100         100
Jun 17 2002..............       100       100        100         14          100         100         100
Jun 17 2003..............       100       100          5          0          100         100         100
Jun 17 2004..............       100         0          0          0           94          87          81
Jun 17 2005..............        83         0          0          0           71          59          49
Jun 17 2006..............        34         0          0          0           19           6           0
Jun 17 2007..............         0         0          0          0            0           0           0
Weighted Average Life (in
  years).................       8.6       6.2        5.5        4.7          8.3         8.1         7.9

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS A3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                      0% CPR DURING LOCKOUT --          MAINTENANCE PERIOD -- OTHERWISE
                                     OTHERWISE AT INDICATED CPR                AT INDICATED CPR
                                   ------------------------------      ---------------------------------
                         (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)      (5% CPR)   (10% CPR)   (15% CPR)
   DISTRIBUTION DATE        1         2          3          4              5          6           7
   -----------------     --------  --------  ---------  ---------      ---------  ----------  ----------
Initial................       100       100        100        100            100         100         100
Jun 17 1998............       100       100        100        100            100         100         100
Jun 17 1999............       100       100        100        100            100         100         100
Jun 17 2000............       100       100        100        100            100         100         100
Jun 17 2001............       100       100        100        100            100         100         100
Jun 17 2002............       100       100        100        100            100         100         100
Jun 17 2003............       100       100        100         69            100         100         100
Jun 17 2004............       100        87         53         23            100         100         100
Jun 17 2005............       100        74         34          1            100         100         100
Jun 17 2006............       100        55         13          0            100         100          98
Jun 17 2007............         0         0          0          0              0           0           0
Weighted Average Life
  (in years)...........       9.4       8.6        7.4        6.4            9.4         9.4         9.4

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                          0% CPR DURING LOCKOUT --      MAINTENANCE PERIOD -- OTHERWISE
                                         OTHERWISE AT INDICATED CPR            AT INDICATED CPR
                                       ------------------------------  ---------------------------------
                             (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)  (5% CPR)   (10% CPR)   (15% CPR)
     DISTRIBUTION DATE          1         2          3          4          5          6           7
     -----------------       --------  --------  ---------  ---------  ---------  ----------  ----------
Initial....................       100       100        100        100        100         100         100
Jun 17 1998................       100       100        100        100        100         100         100
Jun 17 1999................       100       100        100        100        100         100         100
Jun 17 2000................       100       100        100        100        100         100         100
Jun 17 2001................       100       100        100        100        100         100         100
Jun 17 2002................       100       100        100        100        100         100         100
Jun 17 2003................       100       100        100        100        100         100         100
Jun 17 2004................       100       100        100        100        100         100         100
Jun 17 2005................       100       100        100        100        100         100         100
Jun 17 2006................       100       100        100          0        100         100         100
Jun 17 2007................         0         0          0          0          0           0           0
Weighted Average Life (in
  years)...................       9.7       9.5        9.3        8.5        9.7         9.6         9.6

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                        0% CPR DURING LOCKOUT --        MAINTENANCE PERIOD -- OTHERWISE
                                       OTHERWISE AT INDICATED CPR              AT INDICATED CPR
                                     ------------------------------    ---------------------------------
                           (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)    (5% CPR)   (10% CPR)   (15% CPR)
    DISTRIBUTION DATE         1         2          3          4            5          6           7
    -----------------      --------  --------  ---------  ---------    ---------  ----------  ----------
Initial..................       100       100        100        100          100         100         100
Jun 17 1998..............       100       100        100        100          100         100         100
Jun 17 1999..............       100       100        100        100          100         100         100
Jun 17 2000..............       100       100        100        100          100         100         100
Jun 17 2001..............       100       100        100        100          100         100         100
Jun 17 2002..............       100       100        100        100          100         100         100
Jun 17 2003..............       100       100        100        100          100         100         100
Jun 17 2004..............       100       100        100        100          100         100         100
Jun 17 2005..............       100       100        100        100          100         100         100
Jun 17 2006..............       100       100        100         75          100         100         100
Jun 17 2007..............         0         0          0          0            0           0           0
Weighted Average Life (in
  years).................       9.7       9.6        9.4        9.1          9.7         9.7         9.7

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                        0% CPR DURING LOCKOUT --        MAINTENANCE PERIOD -- OTHERWISE
                                       OTHERWISE AT INDICATED CPR              AT INDICATED CPR
                                     ------------------------------    ---------------------------------
                           (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)    (5% CPR)   (10% CPR)   (15% CPR)
    DISTRIBUTION DATE         1         2          3          4            5          6           7
    -----------------      --------  --------  ---------  ---------    ---------  ----------  ----------
Initial..................       100       100        100        100          100         100         100
Jun 17 1998..............       100       100        100        100          100         100         100
Jun 17 1999..............       100       100        100        100          100         100         100
Jun 17 2000..............       100       100        100        100          100         100         100
Jun 17 2001..............       100       100        100        100          100         100         100
Jun 17 2002..............       100       100        100        100          100         100         100
Jun 17 2003..............       100       100        100        100          100         100         100
Jun 17 2004..............       100       100        100        100          100         100         100
Jun 17 2005..............       100       100        100        100          100         100         100
Jun 17 2006..............       100       100        100        100          100         100         100
Jun 17 2007..............         0         0          0          0            0           0           0
Weighted Average Life (in
  years).................       9.7       9.7        9.5        9.3          9.7         9.7         9.7

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                        0% CPR DURING LOCKOUT OR YIELD
                                        0% CPR DURING LOCKOUT --        MAINTENANCE PERIOD -- OTHERWISE
                                       OTHERWISE AT INDICATED CPR              AT INDICATED CPR
                                     ------------------------------    ---------------------------------
                           (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)    (5% CPR)   (10% CPR)   (15% CPR)
    DISTRIBUTION DATE         1         2          3          4            5          6           7
    -----------------      --------  --------  ---------  ---------    ---------  ----------  ----------
Initial..................       100       100        100        100          100         100         100
Jun 17 1998..............       100       100        100        100          100         100         100
Jun 17 1999..............       100       100        100        100          100         100         100
Jun 17 2000..............       100       100        100        100          100         100         100
Jun 17 2001..............       100       100        100        100          100         100         100
Jun 17 2002..............       100       100        100        100          100         100         100
Jun 17 2003..............       100       100        100        100          100         100         100
Jun 17 2004..............       100       100        100        100          100         100         100
Jun 17 2005..............       100       100        100        100          100         100         100
Jun 17 2006..............       100       100        100        100          100         100         100
Jun 17 2007..............         0         0          0          0            0           0           0
Weighted Average Life (in
  years).................       9.8       9.7        9.6        9.5          9.8         9.8         9.8

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS F CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                          0% CPR DURING LOCKOUT OR YIELD
                                        0% CPR DURING LOCKOUT --        MAINTENANCE PERIOD -- OTHERWISE AT
                                       OTHERWISE AT INDICATED CPR                 INDICATED CPR
                                     ------------------------------    ------------------------------------
                           (0% CPR)  (5% CPR)  (10% CPR)  (15% CPR)     (5% CPR)    (10% CPR)    (15% CPR)
    DISTRIBUTION DATE         1         2          3          4            5            6            7
    -----------------      --------  --------  ---------  ---------    ----------  -----------  -----------
Initial..................       100       100        100        100           100          100          100
Jun 17 1998..............       100       100        100        100           100          100          100
Jun 17 1999..............       100       100        100        100           100          100          100
Jun 17 2000..............       100       100        100        100           100          100          100
Jun 17 2001..............       100       100        100        100           100          100          100
Jun 17 2002..............       100       100        100        100           100          100          100
Jun 17 2003..............       100       100        100        100           100          100          100
Jun 17 2004..............       100       100        100        100           100          100          100
Jun 17 2005..............       100       100        100        100           100          100          100
Jun 17 2006..............       100       100        100        100           100          100          100
Jun 17 2007..............         0         0          0          0             0            0            0
Weighted Average Life (in
  years).................       9.9       9.8        9.7        9.6           9.8          9.8          9.8

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F YIELD CONSIDERATIONS

     If the Class Balances of the Other Certificates (other than the Class X Certificates) are reduced to zero, the yield to maturity on the Class F Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class F Certificates. The aggregate initial Class Balance of the Other Certificates (other than the Class X Certificates) is equal to approximately 12.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. If the Class Balances of the Other Certificates (other than the Class X Certificates) and the Class F Certificates are reduced to zero, the yield to maturity on the Class E Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class E Certificates. The aggregate initial Class Balance of the Class F and the Other Certificates (other than the Class X Certificates) is equal to approximately 14.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. If the Class Balances of the Other Certificates (other than the Class X Certificates), the Class F and the Class E Certificates are reduced to zero, the yield to maturity on the Class D Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class D Certificates. The aggregate initial Class Balance of the Class F, Class E and Other Certificates (other than the Class X Certificates) is equal to approxi-mately 19.5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. If the Class Balances of the Other Certificates (other than the Class X Certificates), the Class F Certificates, the Class E Certificates and the Class D Certificates are reduced to zero, the yield to maturity on the Class C Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class C Certificates. The aggregate initial Class Balance of the Class F, Class E, Class D and Other Certificates (other than the Class X Certificates) is equal to approximately 24.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. If the Class Balances of the Other Certificates (other than the Class X Certificates), the Class F Certificates, the Class E Certificates, the Class D Certificates and the Class C Certificates are reduced to zero, the yield to maturity on the Class B Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class B Certificates. The aggregate initial Class Balance of the Class F, Class E, Class D, Class C and Other Certificates (other than the Class X Certificates) is equal to approximately 26.5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

     The Special Servicer will be entitled to receive, with respect to each Specially Serviced Mortgage Loan compensation in the form of a percentage of principal collections and a percentage of the outstanding principal balance of any Specially Serviced Mortgage Loan which is returned to a performing status prior to the right of Certificateholders to receive distributions on the Certificates. Such compensation will result in shortfalls which will be allocated to the Certificates in the manner provided for Realized Losses. Consequently it is possible that shortfalls will be allocated to the Offered Certificates with respect to any Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan has returned to a performing status. See "Servicing -- Servicing and Other Compensation and Payment of Expenses" herein.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of principal payments and Realized Losses. Investors in the Class B, the Class C, the Class D, the Class E and the Class F Certificates should fully consider to risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments. See "Yield Considerations" in the Prospectus.

                                   SERVICING
THE MASTER SERVICER

     AMRESCO Services, a division of AMRESCO Management, Inc., a Texas corporation, will serve as master servicer (the "Master Servicer") under the Pooling and Servicing Agreement (as herein defined), and will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Property). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of AMRESCO, INC., a diversified financial services company. The Master Servicer's principal servicing officers are located at 235 Peachtree St. NE, Suite 900, Atlanta, Georgia 30303.

     As of March 31, 1997, the Master Servicer serviced approximately 5,469 commercial and multi-family loans, totalling approximately $12 billion in aggregate outstanding principal amounts, including loans securitized in mortgaged-backed securitization transactions.

     SouthTrust Bank, National Association ("SouthTrust"), a national banking association formerly known as SouthTrust Bank, of Alabama NA, will serve as sub-servicer for all the Mortgage Loans originated by SouthTrust.

THE SPECIAL SERVICER

     Midland Loan Services, L.P., ("Midland") will serve as the Special Servicer of the Trust Fund under the Pooling and Servicing Agreement. Midland was organized under the laws of the State of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company that provides loan servicing and asset management for commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of May 31, 1997, Midland and its affiliates were responsible for the servicing of approximately 12,000 commercial and multifamily loans with an aggregate principal balance of approximately $16.4 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,400 loans with an aggregate principal balance of approximately $11.7 billion pertain to commercial and multifamily mortgage-backed securities. Midland provides workout, asset management and disposition services for CMBS transactions, institutional investors and government regulators. As of May 31, 1997, Midland was acting as the special servicer on 18 CMBS transactions with original principal balances in excess of $3.0 billion. Since 1991, Midland has disposed of over 2,200 commercial real estate assets for net recoveries of more than $1.7 billion.

     Midland has been approved as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities by Fitch and S&P. Midland is ranked "Above Average" as a commercial mortgage servicer and asset manager by S&P, and "Acceptable" as a master servicer and "Above Average" as a special servicer by Fitch. S&P rates commercial mortgage servicers and special servicers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak. Fitch rates special servicers in one of five categories:
Superior, Above Average, Average, Below Average and Unacceptable. Fitch rates master servicers as Acceptable or Unacceptable.

     The information set forth herein concerning the Servicers has been provided by the related Servicer. Neither the Depositor nor any other person makes any representation or warranty as to the accuracy or completeness of such information.

RESPONSIBILITIES OF MASTER SERVICER

     Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio and are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers. The Master Servicer shall, however, act without regard to: (a) any relationship that the Master Servicer, or any affiliate of the Master Servicer, may have with any Mortgagor or any affiliate of any Mortgagor, the Depositor, any party to any particular transaction or any of their respective affiliates; (b) the Master Servicer's obligations to make Advances with respect to the Mortgage Loans; (c) the Master Servicer's right to receive compensation for its services as Master Servicer or with respect to any particular transaction and the adequacy of such compensation; (d) the ownership, servicing or management for others by the Master Servicer of any other mortgage loans or property; or (e) the ownership by the Master Servicer of any certificates or other securities.

RESPONSIBILITIES OF SPECIAL SERVICER

     The servicing responsibility on a particular Mortgage Loan will be transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following:
(i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment;
(ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) in the judgment of the Master Servicer a payment default has occurred and is not likely to be cured by the related Mortgagor within 60 days;
(v) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vi) any other material default has in the Master Servicer's judgment occurred which is not reasonably susceptible to cure within the time periods and on the conditions specified in the related Mortgage; (vii) the related Mortgaged Property becomes an REO Property; (viii) if for any reason the Master Servicer cannot enter into an assumption agreement upon the transfer by the related Mortgagor of the Mortgage; or (ix) an event has occurred which has materially and adversely affected the value of the related Mortgaged Property in the reasonable judgment of the Master Servicer. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports to the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for a least three consecutive months, the Special Servicer will return servicing of such Mortgage Loan to the Master Servicer.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Property and REO Property and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio and are similar to the Mortgage Loans, Mortgage Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans. The Special Servicer shall, however, act without regard to: (a) any relationship that the Special Servicer or any affiliate of the Special Servicer may have with any Mortgagor or any affiliate of any Mortgagor, the Depositor, any party to any particular transaction or any of their respective affiliates; (b) the Special Servicer's right to receive compensation for its services as Special Servicer or with respect to any particular transaction and the adequacy of such compensation; (c) the ownership, servicing or management for others by the

Special Servicer of any other mortgage loans or property; or (d) the ownership by the Special Servicer of any Certificates or other securities.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit each of the Master Servicer and the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lock-out Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Master Servicer or the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Interest Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable,
(y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at a any time the Certificates are outstanding, based on an opinion of counsel obtained at the expense of the Trust Fund. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Controlling Class Representative (as defined herein). The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all of the Certificateholders. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of all of the Certificateholders.

     Each Servicer will be required to notify the Trustee, the Rating Agencies and the other Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "Description of the Pooling and Servicing Agreement".

THE CONTROLLING CLASS REPRESENTATIVE

     The holders of the class of Certificates representing the most subordinate interests in the Trust Fund that equals at least 25% of its initial Class Balance (or if no class of Certificates has a Class Balance of at least 25% of its initial Class Balance, the most subordinate class outstanding) (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Controlling Class Representative"). In addition to the matters set forth above, the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificate; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Servicing Fee". The Servicing Fee will be payable monthly and will accrue at the applicable Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The "Servicing Fee Rate" payable to the Master Servicer with respect to the Mortgage Loans will vary with respect to the principal balance of each Mortgage Loan. The minimum Servicing Fee Rate will equal 0.0575% per annum, the maximum Servicing Fee Rate will equal 0.1075% per annum and as of the Cut-Off Date the average Servicing Fee Rate will equal 0.068% per annum. As additional servicing compensation, the Master Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses (to the extent described under "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates") collected on the Mortgage Loans; and (b) any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is allocable to the period (not to exceed 60 days) when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property and such Mortgage Loan does not become a Specially

Serviced Mortgage Loan and (ii) such default interest is not allocable to pay any portion of interest accrued on P&I Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and the Principal Recovery Fee. The "Special Servicing Fee" will be payable monthly only from amounts received in respect of each Specially Serviced Mortgage Loan, or following a liquidation in which net liquidation proceeds are insufficient to pay accrued Special Servicing Fees, from funds on deposit in the Collection Account. The Special Servicing Fee will equal 0.25% per annum on the outstanding principal balance of each Specially Serviced Mortgage Loan.

     For any Mortgage Loan (other than an extended Balloon Loan) that is liquidated or restored to a performing status for at least three consecutive months, the Special Servicer will be entitled to a "Principal Recovery Fee" equal to a percentage of the net liquidation proceeds (other than insurance proceeds realized with respect to a Specially Serviced Mortgage Loan prior to foreclosure) or the principal component of each subsequent payment and any past due interest actually collected. The percentages will be as follows:

                                                             PRINCIPAL RECOVERY
                 OUTSTANDING LOAN BALANCE                         FEE RATE
                 ------------------------                    ------------------
More than $10 million......................................         .80%
$6 million to $10 million..................................         .85%
Less than $6 million.......................................        1.00%

The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption fees, extension fees and modification fees received on or with respect to Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on P&I Advances.

CONFLICTS OF INTEREST

     The Special Servicer or its affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or its affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle National Bank, 135 South LaSalle Street, Suite 1740, Chicago, IL 60674-4107, Attention: Asset-Backed Securities Trust Services Group -- Amresco 1997 -- C1.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Delivery Date, the Sellers will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the Custodian) or, for documents (xii) through (xvi) below which may be delivered within 45 days of the Delivery Date, to the Master Servicer, among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"):
(i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original Mortgage Note, endorsed by the appropriate Seller, without recourse, in blank or to the order of Trustee; (iii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record;
(iv) an assignment of the Mortgage, executed by the appropriate Seller, in blank or to the order of the Trustee, in recordable form; (v) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (vi) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the appropriate Seller, in blank or to the order of the Trustee; (vii) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (viii) the original lender's title insurance policies with respect to the Mortgage (or, prior to receipt by the Seller of such original lender's title insurance policies, all commitments, binders or policy mark-ups with respect thereto), together with an endorsement assigning such policy to the Custodian (unless such policy states that it runs to the benefit of any assignee of the related Mortgage); (ix) originals or copies of any UCC financing statements; (x) originals or copies of any guaranties related to such Mortgage Loan; (xi) originals or copies of insurance policies related to the Mortgaged Property; (xii) originals or certified copies of any environmental liabilities agreement; (xiii) originals or copies of any escrow agreements; (xiv) any collateral assignments of property management agreements and other servicing agreements; (xv) originals or certified copies of any lease subordination agreements and tenant estoppels; and (xvi) any opinions of borrower's counsel. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iv) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

     LaSalle National Bank shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. Its principal corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674.

FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674.

     In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be required to make such Advance; provided, that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or related documents or the sufficiency of this Prospectus Supplement or the Prospectus. The duties and obligations of the Fiscal Agent will consist only of making Advances as described in "Description of the Certificates -- Advances"; the Fiscal Agent will not be liable except for the performance of such duties and obligations.

RESIGNATION AND REMOVAL OF THE TRUSTEE AND FISCAL AGENT

     The Trustee and the Fiscal Agent will be permitted at any time to resign from their respective obligations and duties under the Pooling and Servicing Agreement by giving written notice thereof to the Sellers, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer will be required to appoint promptly a successor trustee or fiscal agent. If no successor trustee or fiscal agent shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee or Fiscal Agent may petition any court of competent jurisdiction to appoint a successor trustee or fiscal agent.

     If at any time the Trustee or the Fiscal Agent ceases to be eligible to continue as such under the Pooling and Servicing Agreement (including, without limitation, by reason of failure to meet the Rating Agencies' minimum requirements for eligibility), or if at any time the Trustee or the Fiscal Agent becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee or the Fiscal Agent, the Master Servicer will be authorized to remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time (with or without cause) remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent.

     If at any time the Trustee resigns or is removed, the Fiscal Agent may resign or the Master Servicer may remove the Fiscal Agent. Similarly, if at any time the Fiscal Agent resigns or is removed, the Trustee may resign or the Master Servicer may remove the Trustee.

     Any resignation or removal of the Trustee or Fiscal Agent and appointment of a successor trustee or fiscal agent will not become effective until acceptance of appointment by the successor trustee or fiscal agent.

COLLECTION ACCOUNTS AND CERTIFICATE ACCOUNT

     The Master Servicer (and, if applicable, any sub-servicer) is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation, into a separate Collection Account (together with any like account maintained by a sub-servicer, the "Collection Account") maintained by the Master Servicer (or sub-servicer, as applicable) for the Trust Fund. The Master Servicer is required to deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. Interest or other income earned on funds in the Collection Account will be paid to the Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Loans" and "Description of the
Agreements -- Accounts -- Distribution Account" and "Description of the Agreements -- Accounts -- Other Collection Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the Trustee shall furnish to each Certificateholder, to the Depositor and the Underwriter and to each Rating Agency (and will furnish to Beneficial Owners and prospective Certificateholders upon request) a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement and in the form of Annex B hereto. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede & Co., as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee that it is the Beneficial Owner of a Certificate. The Trustee shall furnish a copy of any such statement or report to any person who requests it for a nominal charge. Such statement or report may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participants. Any Asset Status Report shall be delivered by the Trustee upon request to any Beneficial Owner of an Offered Certificate subject to the second preceding sentence and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. The Controlling Class Representative shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, each other Certificateholder may obtain all such reports at its expense as described in the Pooling and Servicing Agreement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, all Voting Rights shall be allocated among the classes of Certificates (other than the Class X Certificates) in proportion to the respective Class Balances, reduced for this purpose by Collateral Value Adjustments allocated thereto. Voting Rights allocated to a class of Certificates shall be allocated among the Holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Neither the Holders of the Class X Certificates nor the Holders of the Residual Certificates will have Voting Rights.

     As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by any of the Master Servicer, the Special Servicer (if the Master Servicer has not exercised its option), the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates (if neither the Master Servicer or the Special Servicer, has exercised its option) or any holder of a Class R-I Certificate (if neither the Master Servicer, the Special Servicer, nor the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class has exercised its option). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates -- Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and
(2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirement that the aggregate Scheduled Principal Balance of the Mortgage Loans then in the Trust Fund is less than 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Andrews & Kurth L.L.P., counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     Three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Andrews & Kurth L.L.P., counsel to the Depositor, is of the opinion that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will qualify as a REMIC under the Code.

     For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, the Class R-III Certificates will be the sole class of "residual interests" in REMIC III, the Offered Certificates, each component of the Class X Certificates and the Class F, Class G, Class H, and Class J, Class K and Class L Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC III.

     See "Federal Income Tax Consequences -- REMICs" in the Prospectus.

     One or more classes of the Offered Certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loan. No representation is made that the Mortgage Loans will not prepay at another rate. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount and Premium" in the Prospectus.

     Prepayment Premiums allocated to a class of Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

     One or more classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(6)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s]which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code. Effective September 1, 1997, Offered Certificates held by a financial asset securitization investment trust ("FASIT") will be "permitted assets" within the meaning of
Section 860L(c)(1)(G) of the Code. The Offered Certificates will not be considered to represent an interest in "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Federal Income Tax Consequences -- REMICs" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Federal Income Tax Consequences" in the Prospectus.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 89-88 (the "Exemption"), on October 11, 1989 to Goldman, Sachs & Co., which generally exempts from the application of certain prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Goldman, Sachs & Co., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Goldman, Sachs & Co. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A1, Class A2 and Class A3 Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such classes of Offered Certificates by a Plan, must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Master Servicer, the Special Servicer, and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such classes of Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A1, Class A2 and Class A3 Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of such classes of Certificates that they be rated "AAA" by S&P and Fitch. A fiduciary of a Plan contemplating purchasing any such class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of Certificates continues to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Certificates. A fiduciary of a Plan contemplating purchasing any such class of Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such class of Certificate.

     The Class B, Class C, Class D, Class E and Class F Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class A3 Certificates, and furthermore the Class E and Class F Certificates are not expected to satisfy the third condition described above. Accordingly, the Class B, Class C, Class D, Class E and Class F Certificates may not be purchased with the assets of a Plan, unless such purchase is made pursuant to Prohibited Transaction Exemption 95-60, described below, or another prohibited transaction exemption.

     Before purchasing any class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

     Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

     Any Plan fiduciary considering whether to purchase any class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

     The Offered Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities.

     The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated June 30, 1997 (the "Underwriting Agreement"), the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about July 8, 1997 against payment therefor in immediately available funds.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the underwriting may be terminated.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 100.44% of the aggregate principal balance of the Offered Certificates as of the Delivery Date, plus accrued interest from June 9, 1997 to the Delivery Date. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July 8, 1997, which is the sixth business day following the date of pricing of the Offered Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date of pricing or the next two succeeding business days are required, by virtue of the fact that such classes of Certificates initially will settle in six business days, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

     The Underwriting Agreement provides that the Depositor and ACC will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof. AMRESCO, INC. will guarantee the performance of the obligations of the Depositor and ACC under the Underwriting Agreement.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports discussed herein under "Description of the Pooling and Servicing Agreement -- Reports to Certificateholders." Except as described herein under "Description of the Pooling and Servicing
Agreement -- Reports to Certificateholders", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     Goldman, Sachs & Co. is not affiliated with the Depositor. However, an affiliate of Goldman, Sachs & Co. is a limited partner of ALP, the entity that accumulated the Mortgage Loans (other than the Central Park Loans) prior to their securitization, which entity will transfer the Mortgage Loans (other than the Central Park Loans) to ACC for transfer to the Depositor and subsequent transfer to the Trust. The general partner and the other limited partner of ALP are affiliates of the Depositor.

     Certain of the Mortgage Loans have been the subject of a repurchase transaction involving ALP and an affiliate of the Underwriter. Simultaneously with the sale of the Certificates on the Delivery Date, all or a portion of the net proceeds therefrom will be applied by the Depositor to acquire the Mortgage Loans that were the subject of such repurchase transaction.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Andrews & Kurth L.L.P., Dallas, Texas; and certain legal matters will be passed upon for the Underwriter by Latham & Watkins, New York, New York.

                                     RATING

It is a condition to the issuance of each class of Offered Certificates that they be rated as set forth below by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Investors Service, L.P. ("Fitch"):

                                          S&P    FITCH
                                          ---    -----
Class A1................................  AAA    AAA
Class A2................................  AAA    AAA
Class A3................................  AAA    AAA
Class B.................................  AA     AA+
Class C.................................  A+     AA
Class D.................................  A      A
Class E.................................  BBB    BBB
Class F.................................  BBB-   BBB-

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled including the receipt of all principal payments by the Rated Final Distribution Date. Such ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Such ratings on the Offered Certificates do not, however, constitute a statement regarding frequency or likelihood of prepayments (whether voluntary or involuntary) of the Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of the collection of Prepayment Premiums, and do not address the possibility that Certificateholders might suffer a lower than anticipated yield. See "Risk Factors" herein.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by S&P or Fitch pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

     The ratings do not address the fact that the Pass-Through Rates on the Offered Certificates, to the extent determined based on the Remittance Rates, may be affected by changes therein.

                             INDEX OF DEFINED TERMS

                                                                   PAGE
                                                                   ----
"1994 NOI"..................................................             S-38
"1995 NOI"..................................................             S-38
"1996 NOI"..................................................             S-38
"1996 Lender Liability Act".................................             S-20
"30/360 basis"..............................................        S-5, S-64
"ACC".......................................................              S-2
"Actual On-going Capital Reserves"..........................             S-38
"Available Distribution Amount".............................        S-6, S-64
"Adjusted Collateral Value".................................             S-69
"ALP".......................................................              S-3
"Amortization"..............................................             S-38
"AMRESCO Services"..........................................              S-2
"Anchor"....................................................             S-38
"Annual Debt Service".......................................             S-38
"Asset Status Report".......................................             S-81
"Assignment of Leases and Rents"............................             S-36
"Assignment of Mortgage"....................................             S-36
"ASTM"......................................................             S-30
"Available Distribution Amount".............................        S-6, S-64
"Balloon Mortgage Loan".....................................              S-4
"Balloon Payment"...........................................              S-4
"Base Interest Fraction"....................................             S-67
"Beneficial Owner"..........................................             S-62
"Borrower"..................................................             S-36
"Cede"......................................................             S-62

"Central Park Loans"........................................             S-25
"CERCLA"....................................................             S-20
"Certificate Account".......................................             S-85
"Certificates"..............................................           i, S-2
"Clark's Hill Plaza"........................................             S-57
"Class Balance".............................................               ii
"Code"......................................................             S-12
"Collateral Value Adjustment"...............................        S-8, S-69
"Collection Account"........................................             S-85
"Combined LTV"..............................................             S-22
"Controlling Class Representative"..........................             S-82
"CON".......................................................             S-33
"Cut-Off Date"..............................................              S-2
"Cut-Off Date Principal Balance/Unit".......................             S-38
"Cut-Off Date Principal Balance"............................             S-38
"Debt Service Coverage Ratio"...............................             S-38
"Defaulted Mortgage Loan"...................................             S-80
"Definitive Certificate"....................................             S-62
"Delivery Date".............................................                i
"Depositor".................................................          ii, S-2
"Determination Date"........................................              S-2
"Discount Rate".............................................             S-67
"Distribution Date".........................................    ii, S-2, S-64
"DOH".......................................................             S-33
"DSCR"......................................................        S-4, S-38

                                                                   PAGE
                                                                   ----
"DTC".......................................................   iii, S-3, S-62
"DTC Registered Certificates"...............................        S-3, S-62
"Due Date"..................................................              S-3
"ERISA".....................................................       S-13, S-88
"ESA".......................................................       S-21, S-30
"Exemption".................................................             S-88
"Facility"..................................................             S-33
"Fannie Mae"................................................             S-30
"FASIT".....................................................             S-88
"Fiscal Agent"..............................................              S-2
"Fitch".....................................................   ii, S-13, S-92
"Form 8-K"..................................................             S-62
"Franchise".................................................             S-38
"GLA".......................................................             S-39
"GSMC"......................................................              S-2
"Identified Deferred Maintenance"...........................             S-39
"Interest Accrual Amount"...................................        S-6, S-65
"Interest Distribution Amount"..............................        S-5, S-65
"Licenses"..................................................             S-33
"Loan-to-Value Ratio".......................................             S-37
"Lock-out Date".............................................             S-49
"Lock-out Period"...........................................             S-49
"Loss Mortgage Loan"........................................             S-69
"LTV".......................................................             S-37
"LTV at Maturity"...........................................             S-37
"Major Tenant Lease Expiration Date"........................             S-39
"Major Tenant Percentage of Square Feet"....................             S-39
"Major Tenants".............................................             S-39
"Master Servicer"...........................................         ii, S-78
"Maturity Date LTV".........................................             S-39
"Mezzanine Debt"............................................             S-22
"Midland"...................................................             S-79
"Monitoring Certificateholders".............................             S-82
"Monthly Payments"..........................................              S-3
"Mortgage"..................................................             S-24
"Mortgage File".............................................             S-36
"Mortgage Interest Rate"....................................              S-5
"Mortgage Loan File"........................................             S-84
"Mortgage Loan Purchase Agreement"..........................             S-27
"Mortgage Loan Schedule"....................................             S-36
"Mortgage Loans"............................................          ii, S-3
"Mortgage Note".............................................             S-24
"Mortgage Pool".............................................          ii, S-3
"Mortgaged Properties"......................................              S-3
"Mortgaged Property"........................................             S-24
"Mortgagor".................................................              S-4
"Most Subordinate Class of Certificates"....................             S-86
"Net Cash Flow".............................................             S-39
"Net Prepayment Premium"....................................             S-66
"Net Yield Maintenance Charge"..............................             S-66
"O&M Plan"..................................................             S-53
"Occupancy".................................................             S-39

                                                                   PAGE
                                                                   ----
"Offered Certificates"......................................                i
"Operator"..................................................             S-33
"Ordway Loan"...............................................             S-61
"Original Loan Balance".....................................             S-39
"Originators"...............................................         ii, S-25
"Other Certificates"........................................              S-9
"P&I Advances"..............................................        S-8, S-70
"PAR".......................................................             S-58
"Pass-Through Rate".........................................         ii, S-64
"Percentage Interest".......................................             S-64
"Permitted Exceptions"......................................             S-29
"Person"....................................................             S-36
"Physical Plant Standards"..................................             S-34
"Plan"......................................................       S-13, S-88
"Pooling and Servicing Agreement"...........................        S-5, S-83
"prepayment"................................................             S-72
"Prepayment Interest Excess"................................             S-65
"Prepayment Interest Shortfall".............................             S-65
"Prepayment Period".........................................              S-3
"Prepayment Premium"........................................        S-4, S-49
"Principal Distribution Amount".............................        S-7, S-65
"Principal Recovery Fee"....................................             S-83
"Property Protection Expenses"..............................             S-70
"Rated Final Distribution Date".............................        S-3, S-71
"Realized Loss".............................................             S-69
"Reassignment of Assignment of Leases and Rents"............             S-36
"Record Date"...............................................              S-2
"Remaining Lockout".........................................             S-39
"REMIC".....................................................        iii, S-12
"REMIC Regulations".........................................             S-87
"Remittance Rate"...........................................        S-5, S-64
"REO Account"...............................................             S-62
"REO Property"..............................................             S-62
"Reserve for Deferred Maintenance"..........................             S-39
"Restricted Group...........................................             S-89
"Retained Interest".........................................             S-50
"Rules".....................................................             S-63
"Rustic Hills Loan".........................................             S-61
"S&P".......................................................   ii, S-13, S-92
"Scenario"..................................................             S-72
"Scheduled Principal Balance"...............................             S-69
"Section 42 Properties".....................................             S-16
"Sellers"...................................................              S-2
"Servicing Fee".............................................             S-82
"Servicing Fee Rate"........................................             S-82
"Servicing Transfer Event"..................................             S-80
"SMMEA".....................................................       S-14, S-90
"SouthTrust"................................................             S-78
"SouthTrust Loans"..........................................       S-25, S-61
"SouthTrust Prepayment Premium".............................             S-66
"SouthTrust Yield Maintenance Charge".......................             S-66
"SPE".......................................................             S-52

                                                                   PAGE
                                                                   ----
"Special Servicer"..........................................               ii
"Special Servicing Fee".....................................             S-83
"Specially Serviced Mortgage Loan"..........................       S-12, S-80
"Spread Rate"...............................................             S-67
"Table Assumptions".........................................             S-72
"Third-Party Payors' Programs"..............................             S-34
"Trust Fund"................................................               ii
"Trustee"...................................................              S-2
"Underwriter"...............................................          i, S-89
"Underwriting Agreement"....................................             S-90
"Underwritten NOI"..........................................             S-40
"Underwritten Occupancy"....................................             S-40
"Union Plaza"...............................................             S-54
"Unit"......................................................             S-40
"Unit of Measure"...........................................             S-40
"Value".....................................................             S-40
"Weighted Average Mortgage Interest Rate"...................             S-40
"Weighted Average Original Amortization Term"...............             S-37
"Year Built/Renovated"......................................             S-40
"Yield Maintenance Charge"..................................        S-4, S-49

                     [This page intentionally left blank.]

                     [This page intentionally left blank.]

                                                                         ANNEX A

                            CERTAIN CHARACTERISTICS
                             OF THE MORTGAGE LOANS

                        CUMULATIVE
         % OF TOTAL     % OF TOTAL
        CUT-OFF DATE   CUT-OFF DATE
         PRINCIPAL      PRINCIPAL
ASSET       LOAN           LOAN          LOAN
  #       BALANCE        BALANCE          #               PROPERTY NAME                     ADDRESS                   CITY
-----   ------------   ------------   ----------  ------------------------------  ----------------------------  -----------------
  1        4.67%           4.67%      400027517   Princess Anne Plaza East/West   3300 Virginia Beach           Virginia Beach
                                                                                  Boulevard
  2        3.80%           8.46%      4039        Union Plaza                     East 71st St & South Mingo    Tulsa
                                                                                  Rd
  3        3.64%          12.10%      400027495   Ordway Building                 One Kaiser Plaza              Oakland
  4        3.11%          15.21%      40027500    River Oaks Plaza                1400 West Gray Avenue         Houston
  5        2.61%          17.82%      800000111   Hideaway Bay Club Apartments    3815 Hideaway Bay Blvd.       Kissimmee
  6        2.48%          20.31%      400027525   Shenandoah Woods/Ashley
  6                                   400027525A  Shenandoah Woods                4250 West 34th Street         Houston
  6                                   400027525B  Ashley Square                   6330 Windswept                Houston
  6                                   400027525C  Unity Pointe                    6370 Windswept                Houston
  6                                   400027525D  Hidden Pines                    630 Skyline                   Houston
  6                                   400027525E  Southern Oaks                   6353 Skyline                  Houston
  7        2.44%          22.75%      800000101   Lake Tivoli Apartments          851 Lake Tivoli Boulevard     Kissimmee
  8        2.43%          25.19%      800000112   The Park South Apartments       4700 Walden Circle            Orlando
  9        2.18%          27.36%      400027543   Shoreview Nursing Home          2865 Brighton 3rd. St.        Brooklyn
 10        2.13%          29.50%      400028214   Arbor of Apts
 10                                   400028214A  Arbors of Taylor Apts.          201 Highland Drive            Taylor
 10                                   400028214B  Arbors of Corsicana I Apts.     1300 North 45th Street        Corsicana
 10                                   400028214C  Arbors of Cleburne I Apts.      815 Woodard Street            Cleburne
 10                                   400028214D  Arbors of Corsicana II Apts.    1300 North 45 Street          Corsicana
 10                                   400028214E  Arbors of Cleburne II Apts.     815 Woodward Street           Cleburne
 10                                   400028214F  Arbors of Burleson Apts.        355 NW Hillery Street         Burleson
 11        2.12%          31.62%      400027544   Soo Line Building               105 South Fifth               Minneapolis
 12        2.01%          33.63%      40027548    Park Place Apartments           1980 Pauline Apartments       Ann Arbor
 13        1.96%          35.59%      400027551   South Bay Office Tower          3031 Tisch Way                San Jose
 14        1.95%          37.54%      800000110   The Chatham Landing Apartments  2550 Alafaya Trail            Orlanda
 15        1.90%          39.44%      800000103   Wynbridge Apartments            1500 Holcomb Bridge Road      Norcross
 16        1.79%          41.23%      400027564   Compton Court Apartments        315 South Richey              Pasadena
 17        1.76%          42.99%      400027576   Bristol Park Apartments         4414 S. Garnett               Tulsa
 18        1.75%          44.74%      800000106   Westwood Apartments             6259 Norcross-Tucker Road     Atlanta
 19        1.75%          46.49%      400027507   Preston Del Norte I Apartments  5811 Beltline Road            Dallas
 20        1.73%          48.22%      400027518   Georgetown Suites -- Main Bldg  1111 30th Street, N.W.        Washington
 21        1.72%          49.94%      400027563   The Columns Apartments          621 South Richey Street       Pasadena
 22        1.58%          51.53%      800000108   Wynfield Apartments             3360 Mountain Drive           Atlanta
 23        1.43%          52.95%      400028209   Rustic Hills Shopping Center    1605-1749 North Academy       Colorado Springs
                                                                                  Blvd.
 24        1.45%          54.40%      400027574   Foxfire Apartments              7324 S. Wheeling              Tulsa
 25        1.41%          55.82%      400027555   Georgetown Manor Apartments     260 Christiana Rd             New Castle
 26        1.36%          57.18%      400027575   Chapparal Creek Apartments      2102 East 51st Street         Tulsa
 27        1.31%          58.49%      400028215   Hopedale Airport Industrial PK  1 Airport Road                Hopedale
 28        1.25%          59.74%      400027567   Asset Marketing Building        14101 Southcross Drive        Burnsville
 29        1.24%          60.98%      400027504   Briarcliff Apartments           4805 Transit Road             Lancaster
 30        1.13%          62.10%      400027520   West Airport Centre             7263-7391 NW 36th. St.        Miami
 31        1.12%          63.23%      400027554   West End Terrace Apartments     4481 Maryland Ave.            St. Louis
 32        1.09%          64.31%      400027512   10551 Barkley Building          10551 Barkley                 Overland Park
 33        1.05%          65.37%      800000114   Springfield West Apartments     9500 Brightway Court          Richmond
 34        1.05%          66.41%      400027534   Georgetown Suites -- Harbor     1000 29th Street N.W.         Washington
                                                  Blvd
 35        0.94%          67.36%      800000113   Squire Hill II Apartments       100 Old Brook Road            Charlottesville
 36        0.94%          68.29%      400027559   Arlington Park Square           3725 South Cooper St.         Arlington
 37(1)     0.93%          69.23%      400027519   Warrenville Town Center         4 Mount Bethel Road           Warren
 38        0.92%          70.15%      800000115   Avondale Crossing Apartments    260 Northern Avenue           Atlanta
 39        0.91%          71.06%      400027514   Fayetteville Hilton Hotel       70 North East Street          Fayetteville
 40        0.90%          71.96%      400027529   Willows Apartments              1100 Willow Springs Road      Killeen
 41        0.89%          72.85%      400027522   Oconomowoc Plaza Shopping Ctr   1408-1450 E. Summitt Avenue   Oconomowoc
 42        0.83%          73.68%      400027565   Volker Building                 1773 South 300 West           Salt Lake City
 43        0.81%          74.49%      800000107   Country Oaks Apartments         3101 NW 150th Street          Oklahoma City
 44        0.81%          75.30%      400027505   The Triad Building              1400 Millersport Highway      Amherst
 45        0.80%          76.10%      400027546   Hitchcock Plaza                 185 Boston Post Road          Orange
 46        0.80%          76.90%      400027501   North Tucson Business Center    2350 West River Park Drive    Tucson
 47        0.77%          77.67%      800000102   Northgate Club Apartments       4300 Atoll Court              Naples
 48        0.73%          78.39%      400027506   Bethpage Plaza Shopping Center  546-598 Stewart Avenue        Bethpage
 49        0.74%          79.13%      4030        Home Resources Building         46 Industrial Road            Leonminster
 50        0.69%          79.82%      400027577   Tower Crossing Apartments       4404 S. 109th Street          Tulsa
 51(1)     0.69%          80.50%      400027538   New Meadows Apartments          134 Knox Marsh Road           Dover
 52        0.68%          81.19%      800000109   Tempo 2000 Apartments           3524 Buford Highway           Atlanta
 53        0.67%          81.85%      400027486   Pacific South Center            15245 Pacific Highway South   Seattle
 54        0.67%          82.52%      400027573   Rubin Building                  1101 Harney Street            Omaha
ASSET
  #    STATE    ZIP
-----  -----   -----
  1     VA     23432

  2     OK     74133

  3     CA     94612
  4     TX     77019
  5     FL     34741
  6
  6     TX     77092
  6     TX     77057
  6     TX     77057
  6     TX     77057
  6     TX     77057
  7     FL     34741
  8     FL     32801
  9     NY     11235
 10
 10     TX     76574
 10     TX     75110
 10     TX     76031
 10     TX     75110
 10     TX     76031
 10     TX     76028
 11     MN     55402
 12     MI     48103
 13     CA     95128
 14     FL     32826
 15     GA     30092
 16     TX     77506
 17     OK     74146
 18     GA     30084
 19     TX     75240
 20     DC     20007
 21     TX     77506
 22     GA     30032
 23     CO     80909

 24     OK     74136
 25     DE     19720
 26     OK     74105
 27     MA     01747
 28     MN     55337
 29     NY     14043
 30     FL     33166
 31     MO     63108
 32     KS     66212
 33     VA     23294
 34     DC     20007

 35     VA     22901
 36     TX     76015
 37(1   NJ     07059
 38     GA     30002
 39     AR     72701
 40     TX     76542
 41     WI     53066
 42     UT     84115
 43     OK     73134
 44     NY     14221
 45     CT     06477
 46     AZ     85705
 47     FL     33999
 48     NY     11714
 49     MA     04153
 50     OK     74146
 51(1   NH     03820
 52     GA     30329
 53     WA     98188
 54     NE     68154

---------------

(1) The number of lockout periods for these loans were calculated based on the origination date and not the first payment date in the loan documents.

(2) Numbers indicate last month of each penalty from the first payment date. For example, LO-48, YM2-96 implies lockout for 48 months followed by yield maintenance through the 96th month.

(3) For YM1 -- Yield Maintenance is calculated by multiplying the prepayment amount by the difference between a yield rate (as specified in the note) and the current coupon multiplied by the present value factor.

    For YM2 -- Yield Maintenance is calculated as the present value of the remaining payments of principal and interest at a discount rate (as specified in the note) less the amount of principal being prepaid.

(4) Chase Manhattan Mortgage & Realty Trust

                        CUMULATIVE
         % OF TOTAL     % OF TOTAL
        CUT-OFF DATE   CUT-OFF DATE
         PRINCIPAL      PRINCIPAL
ASSET       LOAN           LOAN          LOAN
  #       BALANCE        BALANCE          #               PROPERTY NAME                     ADDRESS                   CITY
-----   ------------   ------------   ----------  ------------------------------  ----------------------------  -----------------
 55        0.67%          83.19%      400027572   Port Allen Care Center          403 15th Street               Port Allen
 56        0.66%          83.84%      400027491   Plaquemine Caring Center        59215 River West Drive        Plaquemine
 57        0.63%          84.47%      400027531   Union Station Plaza             240-280 St. John Street       Portland
 58        0.62%          85.09%      400027539   Harbor Plaza                    261 Commercial St             Portland
 59        0.62%          85.71%      400027536   CliniComp Building              9655 Towne Center Drive       San Diego
 60        0.62%          86.33%      400027523   Poe Building                    2432 Grand Concourse          Bronx
 61        0.59%          86.92%      400027511   Two Bunch Palms Resort & Spa    67-425 Two Bunch Palms Trail  Desert Hot
                                                                                                                Springs
 62        0.58%          87.51%      400027557   Clarks Hill Plaza               800 East Main Street          Stamford
 63        0.58%          88.09%      400027499   Seaford Village Shopping Ctr    602-660 North Dual Hwy (Rt    Seaford
                                                                                  13)
 64        0.58%          88.66%      800000116   Hidden Village Apartments       3890 East Ponce De Leon Ave.  Atlanta
 65        0.57%          89.23%      400027516   Michelle/Hillcourt Apt
 65                                   400027516A  Michelle Apartments             940 North 98th Street         Seattle
 65                                   400027516B  Hillcourt Apartments            3022 NE 140th St.             Seattle
 66        0.57%          89.80%      400027497   Campus Common South Apts        1405 NE Merman Drive          Pullman
 67        0.54%          90.34%      400027579   The Tower Retail Center         1201 Westheimer Road          Houston
 68        0.52%          90.86%      400027535   Beehive I/II Mini Stor
 68                                   400027535A  Beehive I Mini-Storage          12519 South Minuteman Dr.     Draper
 68                                   400027535B  Beehive II Mini-Storage         2242 South 800 West           Woods Cross
 69        0.52%          91.38%      400027498   Spring Creek Village Apartment  919 Northwood                 Baytown
 70        0.47%          91.84%      400027492   Quality Markets -- Tonawanda    1717 Sheridan Drive           Tonawanda
 71        0.46%          92.30%      400027496   Acadian-Perkins Plaza           3165 South Acadian Thruway    Baton Rouge
 72        0.44%          92.74%      400027487   Carrier Crossing Shopping Ctr   817 W. Highway 303            Grand Prairie
 73        0.44%          93.17%      400027526   Fairfield Gardens Apartments    306 Plaza Drive               Dover
 74        0.41%          93.59%      400027528   Robious Hall Shopping Center    10012-60 Robious Road         Midlothian
 75        0.40%          93.99%      400027521   Bergen Brunswick Building       501 W. 44th Avenue            Denver
 76        0.36%          94.35%      400027509   Southwest Terrace Apartments    10200 West Bellfort           Houston
 77        0.35%          94.70%      400027493   St. Michaels Shopping Center    1001 Green Oaks Blvd., N.E.   Arlington
 78        0.33%          95.03%      800000104   Terrace Hills Apartments        1000 Thompson Place           Nashville
 79        0.32%          95.35%      400027510   Canyon Club Apartments          11500 Green Plaza Dr.         Houston
 80        0.32%          95.67%      4038        Bentley Court Apartments        1000 Bentley Court            Columbia
 81        0.32%          95.99%      400027530   Sausalito Apartments            16250 Imperial Valley         Houston
 82        0.31%          96.30%      400027494   St. Michael's of Bedford        2900 State Highway 121        Bedford
 83        0.31%          96.61%      800000105   Towncreek Apartments            3366 Atlanta Street           Smyrna
 84        0.30%          96.91%      400027556   Fay's Plaza                     61-79 Fulton Street           Middletown
 85        0.30%          97.21%      400027541   GC International Building       4671 Calle Carga              Camarillo
 86        0.29%          97.49%      400027561   Whispering Oaks Apartments      1200 West Loop 336 North      Conroe
 87        0.27%          97.76%      400027571   Preston del Norte, Phase II     5811 Beltline, Suite 2052     Dallas
 88        0.27%          98.04%      400027570   Southwind Apartments            1901 Richter Avenue           Waco
 89        0.26%          98.30%      400027488   Coral Springs Plaza             2355-2367 N. University       Coral Springs
                                                                                  Drive
 90        0.24%          98.53%      400027502   The Travel Inn Motel            800 East Burnside St.         Portland
 91        0.24%          98.77%      400027566   Vineyard Gardens Apartments     7473 Callaghan Road           San Antonio
 92        0.23%          99.00%      400027553   Northgate Apartments            36 Farmington Road/Route 11   Rochester
 93        0.21%          99.21%      400027490   Andresen Warehouse              2700 N.E. Andresen Road       Vancouver
 94        0.21%          99.42%      4045        Stonehenge Office Building      8215 Roswell Road             Atlanta
 95        0.20%          99.62%      400027537   UPS Building                    626 Sandy Lake Road           Coppell
 96        0.20%          99.82%      400027503   Quality Markets Lockport        7134 Rochester Road           Town of Lockport
 97        0.18%         100.00%      400027552   Georgetown Apartments           2405 Stanford Road            Panama City

 55     LA     70767
 56     LA     70764
 57     ME     04102
 58     ME     04101
 59     CA     92121
 60     NY     10458
 61     CA     92240

 62     CT     06902
 63     DE     19973

 64     GA     30021
 65
 65     WA     98103
 65     WA     98125
 66     WA     99163
 67     TX     77006
 68
 68     UT     84020
 68     UT     84087
 69     TX     77521
 70     NY     14223
 71     LA     70808
 72     TX     75051
 73     NH     03820
 74     VA     23235
 75     CO     80216
 76     TX     77031
 77     TX     76006
 78     TN     37217
 79     TX     77038
 80     SC     29210
 81     TX     77060
 82     TX     76021
 83     GA     30080
 84     NY     10940
 85     CA     93012
 86     TX     77301
 87     TX     75240
 88     TX     76711
 89     FL     33071

 90     OR     97214
 91     TX     78229
 92     NH     03867
 93     WA     98661
 94     GA     30350
 95     TX     75019
 96     NY     14094
 97     FL     32405


                                                                                   ORIGINAL    CUT-OFF DATE
                                                                       MORTGAGE   PRINCIPAL      PRINCIPAL     CUT-OFF DATE
                                                                         LOAN        LOAN          LOAN          PRINCIPAL
                PROPERTY TYPE                       ORIGINATOR          SELLER     BALANCE        BALANCE      BALANCE/UNIT
---------------------------------------------  ---------------------   --------   ----------   -------------   -------------
Retail, Anchored                               AMRESCO                 AMRESCO    22,500,000     22,419,415           76
Retail, Anchored Neighborhood/Community        Central Park Capital    GSMC       18,225,000     18,219,524           54
 Center
Office, General Urban                          GE Pension Trust(4)     AMRESCO    47,000,000     17,467,554           35
Retail, Discount/Outlet Mall                   AMRESCO                 AMRESCO    14,990,000     14,925,461           84
Multifamily, 200+ Units                        SouthTrust              AMRESCO    12,600,000     12,534,149       32,641
                                               AMRESCO                 AMRESCO    11,960,000     11,923,181       14,177
Multifamily, 200+ Units                        AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 200+ Units                        SouthTrust              AMRESCO    11,800,000     11,733,138       37,606
Multifamily, 200+ Units                        SouthTrust              AMRESCO    11,750,000     11,688,491       29,221
Nursing Home, Skilled/Intermediate Care        AMRESCO                 AMRESCO    10,500,000     10,451,697       32,662
                                               AMRESCO                 AMRESCO    10,250,000     10,243,791       21,341
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Office, w/Retail                               AMRESCO                 AMRESCO    10,235,000     10,189,798           36
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     9,650,000      9,650,000       30,929
Office, General Suburban                       AMRESCO                 AMRESCO     9,450,000      9,404,761           57
Multifamily, 200+ Units                        SouthTrust              AMRESCO     9,400,000      9,350,793       35,420
Multifamily, 200+ Units                        SouthTrust              AMRESCO     9,200,000      9,141,951       33,610
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     8,585,000      8,574,753       14,939
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     8,462,270      8,446,102       16,496
Multifamily, 200+ Units                        SouthTrust              AMRESCO     8,500,000      8,417,420       29,227
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     8,430,000      8,398,556       29,162
Lodging, Suites                                AMRESCO                 AMRESCO     8,350,000      8,321,619       61,188
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     8,265,000      8,255,135       16,061
Multifamily, 200+ Units                        SouthTrust              AMRESCO     7,650,000      7,607,089       22,374
Retail, Anchored Neighborhood/Community        Bank of America         AMRESCO     7,000,000      6,854,721           29
 Center
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     6,970,850      6,957,532       15,813
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     6,800,000      6,789,000       16,242
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     6,556,730      6,544,203       17,042
Industrial/Warehouse, w/Office Multiple        AMRESCO                 AMRESCO     6,300,000      6,294,655           23
 Tenant
Office, w/Warehouse                            AMRESCO                 AMRESCO     6,000,000      5,996,909           58
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     5,970,000      5,944,824       23,875
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     5,420,000      5,405,773           82
 Center
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     5,407,605      5,396,756       27,676
Office, General Suburban                       AMRESCO                 AMRESCO     5,240,000      5,211,473           60
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     5,081,006      5,052,719       25,519
Lodging, Suites                                AMRESCO                 AMRESCO     5,050,000      5,032,836       62,910
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     4,557,427      4,527,507       28,475
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     4,500,000      4,492,022           51
 Center
Retail, Anchored Neighborhood/Community        AMRESCO                 AMRESCO     4,500,000      4,483,977           97
 Center
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     4,450,000      4,431,341       28,406
Lodging, Full Service                          AMRESCO                 AMRESCO     4,400,000      4,370,295       18,597
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     4,350,000      4,329,278       18,661
Retail, Anchored Neighborhood/Community        AMRESCO                 AMRESCO     4,275,000      4,253,600           30
 Center
Office, w/Warehouse                            AMRESCO                 AMRESCO     4,000,000      3,992,849           42
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     3,925,000      3,906,085       22,194
Mixed Use (all types in comments)              AMRESCO                 AMRESCO     3,890,000      3,867,669           34
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     3,860,000      3,845,653           70
 Center
Industrial/Warehouse, w/Office Multiple        AMRESCO                 AMRESCO     3,850,000      3,824,535           41
 Tenant
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     3,725,000      3,693,451       30,779
Retail, Anchored Neighborhood/Community        AMRESCO                 AMRESCO     3,500,000      3,486,797           47
 Center
Industrial/Warehouse, w/Office Single Tenant   Central Park Capital    GSMC        3,535,000      3,535,000           15
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     3,310,150      3,303,826       15,295
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     3,300,000      3,292,438       20,199
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     3,300,000      3,284,513       25,660
Retail, w/Office                               AMRESCO                 AMRESCO     3,225,000      3,198,860           56
Multifamily, w/Retail                          AMRESCO                 AMRESCO     3,200,000      3,200,000       84,211


                                                                                   ORIGINAL    CUT-OFF DATE
                                                                       MORTGAGE   PRINCIPAL      PRINCIPAL     CUT-OFF DATE
                                                                         LOAN        LOAN          LOAN          PRINCIPAL
                PROPERTY TYPE                       ORIGINATOR          SELLER     BALANCE        BALANCE      BALANCE/UNIT
---------------------------------------------  ---------------------   --------   ----------   -------------   -------------
Nursing Home, Skilled/Intermediate Care        AMRESCO                 AMRESCO     3,200,000      3,194,604       25,557
Nursing Home, Skilled/Intermediate Care        AMRESCO                 AMRESCO     3,185,000      3,159,457       17,951
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     3,010,000      3,002,075           28
 Center
Office, w/Retail                               AMRESCO                 AMRESCO     3,000,000      2,992,280           54
Office, Condominium                            AMRESCO                 AMRESCO     3,000,000      2,989,050           76
Office, w/Retail                               AMRESCO                 AMRESCO     3,000,000      2,971,578           17
Lodging, Resort                                AMRESCO                 AMRESCO     2,850,000      2,830,820       62,907
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     2,800,000      2,797,713          126
 Center
Retail, Anchored Neighborhood/Community        AMRESCO                 AMRESCO     2,800,000      2,779,986           15
 Center
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     2,800,000      2,773,493       20,698
                                               AMRESCO                 AMRESCO     2,750,000      2,741,129       22,843
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     2,750,000      2,729,015       27,290
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     2,585,000      2,582,818           95
 Center
                                               AMRESCO                 AMRESCO     2,500,000      2,492,941        5,248
Self-Storage/Mini-Storage, 251 - 500 Units     AMRESCO                 AMRESCO
Self-Storage/Mini-Storage, 1 - 250 Units       AMRESCO                 AMRESCO
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     2,500,000      2,484,166        7,911
Retail, Free Standing                          AMRESCO                 AMRESCO     2,280,000      2,241,106           42
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     2,200,000      2,185,688           30
 Center
Retail, Anchored Neighborhood/Community        AMRESCO                 AMRESCO     2,119,600      2,104,721           49
 Center
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     2,100,000      2,095,188       16,672
Retail, Anchored Neighborhood/Community        AMRESCO                 AMRESCO     2,000,000      1,990,316           32
 Center
Industrial/Warehouse, w/Office Single Tenant   AMRESCO                 AMRESCO     1,950,000      1,941,084           13
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     1,740,000      1,736,599        6,946
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     1,685,000      1,670,576           32
 Center
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     1,600,000      1,573,344       14,843
Multifamily, 200+ Units                        AMRESCO                 AMRESCO     1,560,000      1,556,951        6,487
Multifamily, 37 - 200 Units                    Central Park Capital    GSMC        1,525,000      1,523,317       31,736
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     1,525,000      1,518,795        7,994
Retail, Unanchored Neighborhood/Community      AMRESCO                 AMRESCO     1,505,000      1,492,117           47
 Center
Multifamily, 37 - 200 Units                    SouthTrust              AMRESCO     1,500,000      1,491,747       21,311
Retail, Free Standing                          AMRESCO                 AMRESCO     1,450,000      1,446,168          107
Industrial/Warehouse, w/Office Single Tenant   AMRESCO                 AMRESCO     1,435,000      1,431,196           31
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     1,370,000      1,369,000        9,779
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     1,300,000      1,299,293       24,061
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     1,300,000      1,298,574       13,251
Retail, Unanchored Strip Center                AMRESCO                 AMRESCO     1,250,000      1,248,990           65
Lodging, Super Budget                          AMRESCO                 AMRESCO     1,150,000      1,144,123       13,953
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     1,145,000      1,142,860       15,444
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO     1,100,000      1,097,479       12,194
Industrial/Warehouse, w/Office Multiple        AMRESCO                 AMRESCO     1,021,000      1,014,491           20
 Tenant
Office, General Suburban                       Central Park Capital    GSMC        1,000,000        999,167           67
Office, Other                                  AMRESCO                 AMRESCO       980,000        975,516           29
Retail, Grocery Store                          AMRESCO                 AMRESCO       950,000        943,456           20
Multifamily, 37 - 200 Units                    AMRESCO                 AMRESCO       870,000        866,575       19,695
                                                                                                -----------
                                                                                                480,085,034


                                      1996 PERIOD
  1994 NOI    1995 NOI    1996 NOI        NOI        U/W NOI
  ---------   ---------   ---------   -----------   ---------
         --   1,600,704   2,157,873    12/31/96     2,941,596
         --   1,530,527   2,457,316    02/28/97     2,380,014
         --   6,138,126   5,532,449    12/31/96     4,361,960
  1,234,187   1,889,173   2,154,111    12/31/96     2,134,260
  1,331,753   1,457,382   1,469,891    11/30/96     1,562,031
  1,083,426   1,431,984   1,459,540                 1,687,649
    363,643     465,416     425,402    12/31/96       525,713
    118,532     159,648     161,859    12/31/96       198,487
     64,792     125,177     129,301    12/31/96       156,528
    256,072     333,673     366,296    12/31/96       394,778
    280,387     348,070     376,682    12/30/96       412,143
  1,012,428     809,619   1,245,424    12/31/96     1,174,600
  1,357,264   1,444,883   1,592,415    11/30/96     1,574,386
  1,418,544   1,614,929   4,375,699    12/31/96     2,234,202
              1,294,652   1,373,159                 1,333,079
                242,900     269,431    12/31/96       260,312
                234,849     228,480    12/31/96       237,312
                203,672     236,949    12/31/96       223,947
                224,572     233,381    12/31/96       229,009
                192,572     204,092    12/31/96       194,019
                195,907     200,826    12/31/96       188,480
    965,531   1,274,486   1,278,886    12/31/96     1,414,852
         --     998,822     956,561    12/31/96     1,251,327
  1,066,457   1,145,497   1,585,539    12/31/96     1,624,140
  1,063,290   1,136,061   1,160,168    11/30/96     1,180,368
    505,088     866,843     824,176    12/31/96     1,035,932
    131,114     242,537     897,663    12/31/96     1,022,789
         --   1,071,966   1,062,119    12/31/96     1,064,297
    302,528     818,813     808,510    12/31/96       844,655
  1,209,053   1,204,096   1,036,122    12/31/96     1,107,923
    986,283   1,520,849   1,422,561    10/31/96     1,501,903
     95,745     332,580     870,488    12/31/96     1,089,844
         --     (41,479)    790,489    12/31/96     1,000,355
    750,531     796,357   1,014,045    12/31/96     1,012,632
         --     996,554     849,105    12/31/96       822,861
         --     693,182     843,421    12/31/96       917,343
         --     602,448     794,449    12/31/96       849,813
  1,001,591     829,898   1,109,737    12/31/96     1,007,119
         --          --     849,250    12/31/96       805,594
    720,161     724,086     685,829    12/31/96       760,233
    767,792     838,805     913,070    12/31/96       791,404
    570,523     643,997     670,086    12/31/96       735,528
    931,941     908,500     778,360    12/31/96       779,123
    735,509     718,004     661,921    11/30/96       632,611
    969,799   1,011,414     996,504    10/31/96       887,868
    422,159     465,533     667,741    12/31/96       675,045
    731,061     890,876     797,319    12/31/96       828,061
    682,991     554,680     830,230    12/31/96       625,738
    236,146     496,080     497,156    12/31/96       612,341
  1,241,321   1,259,106   1,097,913    12/31/96       946,818
    472,015     627,639     601,891    12/31/96       600,174
    638,084     628,355     629,911    12/31/96       594,641
    511,967     560,584     549,561    12/31/96       531,812
         --     425,653     445,685    12/31/96       480,229
    462,338     404,085     440,072    12/31/96       535,467
    482,259     468,427     484,779    12/31/96       614,798
    449,920     555,468     661,654    12/31/96       597,141
    406,890     442,231     448,156    12/31/96       430,092
    597,095     638,946     580,292    12/31/96       547,698
    875,507     869,762     630,284    11/30/96       533,265
         --     392,861     385,590    12/31/96       415,849
         --     368,269     573,689    12/31/96       509,995
         --     392,535     426,991    12/31/96       403,686
    510,921     613,584     518,940    12/31/96       533,595
         --          --     339,419    12/31/96       416,937

                                      1996 PERIOD
  1994 NOI    1995 NOI    1996 NOI        NOI        U/W NOI
  ---------   ---------   ---------   -----------   ---------
         --     687,970     948,884    12/31/96       635,859
         --     543,946     663,929    08/31/96       626,284
    376,272     465,021     503,007    12/31/96       526,777
    171,688     275,300     322,358    12/31/96       443,665
    496,399     491,707     489,186    12/31/96       427,318
    863,899   1,053,900   1,110,089    12/31/96       802,095
    504,122     585,069     732,586    09/30/96       725,822
    415,976     415,976     467,431    12/31/96       409,030
    508,637     554,823     552,513    06/30/96       507,644
         --     261,460     339,231    12/31/96       407,943
    237,399     290,431     283,237                   321,762
                                       12/31/96
                                       12/31/96
    469,662     469,421     467,908    12/31/96       454,913
         --          --     216,500    12/31/96       403,429
         --     447,291     503,588                   438,417
                                       12/31/96
                                       12/31/96
     33,102     348,910     454,212    12/31/96       380,571
    395,754     386,573     386,682    12/31/96       365,720
    412,423     437,059     332,224    12/31/96       371,797
    252,891     282,362     367,543    12/31/96       335,075
    228,324     311,300     337,386    12/31/96       333,477
    267,743     318,022     352,011    12/31/96       322,614
         --          --     216,110    12/31/96       292,052
         --     325,305     298,583    12/31/96       300,074
         --     381,443     337,928    06/30/96       342,303
    242,969     235,810     190,557    12/31/96       238,272
         --     319,059     316,815    12/31/96       301,531
    196,673     195,938     176,271    12/31/96       195,259
    174,946     160,645     216,221    12/31/96       244,407
         --     297,002     273,317    06/30/96       275,503
    161,113     175,418     202,171    12/31/96       192,382
         --          --          --                   192,614
    177,144     171,444     192,048    12/31/96       196,718
         --      35,387     207,411    12/31/96       202,056
     57,185     110,465     131,445    12/31/96       174,096
         --     166,374     199,983    12/31/96       175,359
         --     147,000      72,865    12/31/96       187,775
         --     215,531     336,304    11/30/96       236,302
         --      82,063     152,624    12/31/96       165,059
         --          --     178,568    12/31/96       189,574
    114,436     111,549     129,877    12/31/96       161,799
         --     125,602     124,800    12/31/96       147,144
         --          --     156,878    12/31/96       156,568
    132,124     146,290     155,754    12/31/96       140,681
    107,145     123,050     135,933    12/31/96       119,973


                                                                            ANNUAL
                                                                             DEBT       MORTGAGE
 1994 REV    1995 REV    1996 REV      U/W REV     NET CASH FLOW   DSCR     SERVICE       RATE
----------  ----------  ----------  -------------  -------------   ----   -----------   --------
   951,154   1,856,636   2,760,122   3,663,325.00  2,847,918.00    1.33    2,141,380      8.67%
        --   1,679,205   2,778,870   2,811,372.00  2,281,587.00    1.30    1,754,992      8.97%
 6,180,496  11,431,571  10,933,697   9,844,441.00  3,316,055.00    0.99    3,348,809      8.50%
 1,566,502   2,605,070   3,055,104   3,042,875.00  2,055,128.00    1.48    1,386,948      8.53%
 2,248,256   2,395,452   2,552,811   2,575,316.00  1,466,031.00    1.26    1,165,813      8.53%
 3,627,550   4,378,012   4,535,676   4,781,364.00  1,432,826.00    1.30    1,102,528      8.49%
 1,125,123   1,202,920   1,197,479   1,303,997.00    455,417.00
   558,516     596,917     632,696     667,302.00    163,036.00
    44,912     549,226     600,661     619,960.00    123,501.00
   949,851   1,015,594   1,053,099   1,087,295.00    338,723.00
   949,148   1,013,355   1,051,741   1,102,810.00    352,149.00
 1,690,027   1,746,250   2,245,541   2,173,486.00  1,095,040.00    1.01    1,083,768      8.45%
 2,339,165   2,419,090   2,669,137   2,634,552.00  1,488,386.00    1.37    1,087,167      8.53%
18,975,902  20,481,884  23,550,767  21,223,745.00  2,154,202.00    1.92    1,123,142      8.87%
             2,464,146   2,545,848   2,536,666.00  1,237,079.00    1.31      945,764      8.50%
               456,515     478,296     474,600.00    242,712.00
               417,614     417,796     432,646.00    221,312.00
               395,343     427,490     419,490.00    207,947.00
               416,394     418,229     418.844.00    213,009.00
               380,224     393,332     387,954.00    178,019.00
               398,056     410,705     403,132.00    174,080.00
 2,890,528   3,060,839   3,070,711   3,000,254.00  1,315,048.00    1.26    1,043,346      9.15%
   372,033   1,926,240   1,880,794   2,230,046.00  1,188,927.00    1.35      880,572      8.38%
 2,395,166   2,560,438   3,046,220   2,962,372.00  1,294,595.00    1.40      925,387      8.66%
 1,727,783   1,789,654   1,901,710   1,902,083.00  1,101,168.00    1.27      869,734      8.53%
        --   1,723,438   1,808,844   1,957,269.00    977,452.00    1.10      892,278      9.05%
   131,114   1,973,479   2,601,922   2,761,912.00    907,989.00    1.14      798,715      8.59%
        --   1,927,088   1,973,308   2,020,632.00    961,897.00    1.26      765,748      8.29%
        --   1,966,061   1,983,632   1,953,152.00    749,903.00    1.00      751,998      8.05%
 2,330,583   2,272,526   2,360,261   2,353,406.00    947,953.00    1.22      774,967      8.46%
   986,283   4,230,492   4,439,231   4,439,231.00  1,324,334.00    1.53      865,713      9.36%
    95,475   2,018,248   2,427,919   2,649,377.00    987,044.00    1.28      768,943      8.59%
        --   1,199,984   1,878,208   2,004,645.00    928,955.00    1.32      705,863      8.50%
 1,073,957   1,148,744   1,328,380   1,368,229.00    833,660.00    1.20      695,172      8.83%
        --   1,634,724   1,675,644   1,707,931.00    734,861.00    1.16      630,790      8.29%
        --   1,913,244   2,027,555   2,100,179.00    823,293.00    1.28      641,386      8.47%
        --   1,381,456   1,522,977   1,596,862.00    773,013.00    1.30      593,316      8.29%
 1,402,914   1,226,206   1,503,828   1,428,374.00    863,317.00    1.33      650,035      9.30%
        --          --     849,250     847,994.00    795,294.00    1.34      593,892      9.28%
 1,249,412   1,260,910   1,246,396   1,244,500.00    710,433.00    1.20      591,962      9.30%
   941,710   1,008,739   1,067,063   1,033,147.00    726,759.00    1.31      553,002      9.16%
 1,084,811   1,133,900   1,170,355   1,218,591.00    691,653.00    1.35      514,240      8.31%
 1,413,346   1,397,056   1,342,384   1,307,837.00    711,441.00    1.35      528,117      9.01%
 1,047,153   1,175,507   1,147,037   1,112,796.00    573,211.00    1.16      492,228      8.37%
   969,799   2,547,800   2,396,394   2,364,858.00    798,406.00    1.52      523,575      9.36%
   830,170     907,008     947,039   1,016,577.00    639,270.00    1.45      442,270      8.15%
   715,910   1,160,755   1,088,651   1,154,051.00    751,025.00    1.65      455,387      9.06%
   956,251     899,444   1,148,457     962,270.00    596,594.00    1.31      456,128      9.08%
   744,039     899,664     986,052   1,006,283.00    563,981.00    1.35      416,670      8.66%
 4,312,525   4,473,872   3,999,125   4,050,600.00    723,705.00    1.60      453,066      8.70%
 1,175,334   1,273,346   1,204,475   1,199,353.00    542,174.00    1.27      426,679      8.68%
   638,084     897,186   1,128,912     883,209.00    566,441.00    1.42      399,878      8.37%
   808,190     815,485     815,485     786,245.00    489,279.00    1.21      403,143      9.01%
        --     765,242     819,240     846,588.00    443,269.00    1.21      367,177      8.65%
   479,113     970,950     984,120   1,017,511.00    490,539.00    1.25      392,429      9.25%
   650,077     636,150     765,454     833,543.00    574,458.00    1.50      383,022      8.82%
   613,327     741,439     874,611     799,359.00    542,693.00    1.33      407,508      9.62%
   772,250     821,148     857,291     834,057.00    401,892.00    1.19      338,964      8.35%
 1,016,939   1,058,389   1,028,041     973,759.00    498,228.00    1.45      344,730      8.73%
        --     903,240     703,984     684,669.00    472,362.00    1.35      348,979      9.25%
        --     795,291     802,075     850,589.00    372,649.00    1.24      299,534      8.29%
        --     847,360   1,002,304   1,017,855.00    469,028.00    1.54      303,610      8.29%
        --     773,553     818,091     794,786.00    374,886.00    1.20      312,382      8.78%
   510,921     785,766     728,703     737,334.00    487,113.00    1.48      328,088      9.13%
        --          --     483,104     621,848.00    396,057.00    1.31      302,225      8.48%


                                                                            ANNUAL
                                                                             DEBT       MORTGAGE
 1994 REV    1995 REV    1996 REV      U/W REV     NET CASH FLOW   DSCR     SERVICE       RATE
----------  ----------  ----------  -------------  -------------   ----   -----------   --------
        --   2,838,598   2,889,889   2,895,700.00    598,359.00    1.80      331,770      9.36%
 3,904,962   2,492,097   2,767,820   2,767,720.00    573,484.00    1.76      325,728      9.19%
   686,407     760,309     818,230     806,896.00    454,856.00    1.42      320,080      9.06%
   616,473     672,645     757,784     850,844.00    391,943.00    1.27      309,043      9.28%
   496,399     647,632     647,632     438,872.00    419,470.00    1.40      300,387      8.93%
 1,679,115   1,945,809   2,232,468   1,717,067.00    642,410.00    2.02      317,539      8.72%
        --   4,047,341   4,724,741   4,724,741.00    536,832.00    1.83      292,727      8.95%
        --     545,164     612,756     547,448.00    378,804.00    1.29      294,146      9.53%
   508,637     796,028     828,810     737,782.00    425,125.00    1.49      285,429      9.15%
        --     728,478     782,066     786,288.00    369,083.00    1.24      296,498      8.73%
   577,665     658,593     686,914     699,586.00    293,206.00    1.18      248,150      8.26%
   765,465     730,278     771,231     758,149.00    412,613.00    1.52      271,307      8.75%
        --          --     281,660     497,268.00    384,322.00    1.44      267,364      9.33%
        --     535,634     604,717     551,292.00    414,763.00    1.69      246,032      8.72%
 1,034,647   1,110,527   1,250,634   1,253,131.00    305,211.00    1.21      252,787      9.05%
   395,888     387,600     387,600     387,600.00    358,070.00    1.39      258,351      9.13%
   445,270     484,228     453,855     500,102.00    323,883.00    1.38      234,706      9.72%
   330,615     360,742     459,477     422,741.00    299,249.00    1.37      217,998      9.26%
   626,678     653,438     689,385     691,564.00    302,061.00    1.56      193,206      8.29%
   376,871     409,357     462,836     438,569.00    280,559.00    1.44      194,712      8.59%
        --          --     242,004     313,144.00    257,527.00    1.32      195,411      8.94%
   286,332     862,815     927,704     903,910.00    237,574.00    1.42      167,709      8.47%
   195,909     540,044     490,198     502,709.00    284,962.00    1.71      166,787      8.79%
   468,213     516,793     520,012     536,973.00    210,182.00    1.42      147,553      7.95%
   356,598     779,360     810,172     807,516.00    241,531.00    1.61      150,360      8.47%
   312,414     310,048     311,293     310,185.00    183,259.00    1.25      146,851      8.97%
   608,726     614,605     698,439     722,488.00    186,541.00    1.29      144,155      8.49%
   277,392     409,094     388,672     382,813.00    241,851.00    1.62      148,970      8.79%
   398,759     394,376     430,094     415,639.00    171,382.00    1.17      146,519      9.13%
        --          --          --     197,438.00    190,532.00    1.29      147,453      9.12%
   171,444     210,516     224,812     224,989.00    189,686.00    1,30      145,714      9.10%
        --     610,043     637,436     654,340.00    164,956.00    1.22      135,437      9.01%
   320,262     352,099     382,019     380,927.00    151,956.00    1.21      125,734      9.02%
        --     343,270     376,638     358,296.00    155,759.00    1.24      125,521      9.00%
        --     271,658     191,400     323,904.00    165,518.00    1.25      131,994      9.59%
        --     491,663     593,809     574,660.00    213,316.00    1.57      136,223     10.33%
   964,623     159,823     319,971     333,630.00    147,225.00    1.30      112,869      8.74%
        --          --     431,160     464,778.00    166,954.00    1.65      101,203      8.29%
   142,967     151,652     181,293     201,561.00    148,165.00    1.44      102,902      9.01%
        --     188,352     191,461     228,000.00    136,239.00    1.31      104,094      9.41%
        --          --     161,378     158,150.00    127,287.00    1.30       98,167      8.94%
   244,974     213,148     209,830     208,105.00    133,585.00    1.35       98,613      9.38%
   217,408     235,973     244,745     243,892.00    108,269.00    1.29       83,855      8.47%


  NET                                    FIRST      STATED
MORTGAGE                                PAYMENT    MATURITY   REMAINING                         REMAINING
  RATE            INTEREST TYPE           DATE       DATE      LOCKOUT    LOCKBOX   SEASONING     TERM
--------   ---------------------------  --------   --------   ---------   -------   ---------   ---------
8.6050%    30 Month-Days/360 Year-Days  02/01/97    12/1/06      43          No          5         114
8.9050%    Actual Days/360 Year-Days    06/01/97     5/1/07      47          No          1         119
7.1900%    30 Month-Days/360 Year-Days  06/01/74     5/1/04       0          No        277          83
8.4650%    30 Month-Days/360 Year-Days  12/01/96    11/1/06      41          No          7         113



7.7750%    Actual Days/360 Year-Days    09/01/96     8/1/03       0          No         10          74
8.4250%    30 Month-Days/360 Year-Days  02/01/97     1/1/02      19          No          5          55
7.8935%    30 Month-Days/360 Year-Days  10/01/96     9/1/03       0          No          9          75
7.7750%    Actual Days/360 Year-Days    09/01/96     8/1/03       0          No         10          74
8.8050%    30 Month-Days/360 Year-Days  04/01/97     3/1/17      57          No          3         237
8.4350%    30 Month-Days/360 Year-Days  06/01/97     5/1/07      47          No          1         119




9.0850%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
8.3150%    30 Month-Days/360 Year-Days  07/01/97     6/1/07      48                      0         120
8.5950%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
7.7750%    Actual Days/360 Year-Days    09/01/96     8/1/03       0          No         10          74
7.8935%    30 Month-Days/360 Year-Days  08/01/96     7/1/06       0          No         11         109
8.5250%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
7.8935%    30 Month-Days/360 Year-Days  05/01/96     4/1/06       0          No         14         106
8.3950%    30 Month-Days/360 Year-Days  01/01/97    12/1/03      18          No          6          78
9.2950%    30 Month-Days/360 Year-Days  03/01/97     2/1/07      44          No          4         116
8.5250%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
7.8935%    30 Month-Days/360 Year-Days  10/01/96     9/1/03       0          No          9          75
8.7650%    30 Month-Days/360 Year-Days  10/01/95     9/1/00       3          No         21          39
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.4000%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
9.2350%    30 Month-Days/360 Year-Days  06/01/97     5/1/07      47          No          1         119
9.2150%    30 Month-Days/360 Year-Days  06/01/97     5/1/07      47          No          1         119
9.2350%    30 Month-Days/360 Year-Days  11/01/96     9/1/06      40          No          8         111
9.0960%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.2450%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
8.9450%    30 Month-Days/360 Year-Days  01/01/97    12/1/06      42          No          6         114
7.8272%    Actual Days/365 Year-Days    02/01/97    12/1/06       0          No          5         114
9.2950%    30 Month-Days/360 Year-Days  03/01/97     2/1/07      44          No          4         116
7.7803%    Actual Days/360 Year-Days    02/01/97    12/1/06       0          No          5         114
8.9950%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
9.0150%    30 Month-Days/360 Year-Days  03/01/97     2/1/04      20          No          4          80
7.8935%    30 Month-Days/360 Year-Days  12/01/96    11/1/06       0          No          7         113
8.6350%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
8.6150%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
8.3050%    30 Month-Days/360 Year-Days  01/01/97    12/1/06      42          No          6         114
8.9450%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
7.8935%    30 Month-Days/360 Year-Days  11/01/96    10/1/06       0          No          8         112
9.1850%    30 Month-Days/360 Year-Days  11/01/96    10/1/06      40          No          8         112
8.7550%    30 Month-Days/360 Year-Days  03/01/97     2/1/07      44          No          4         116
9.5550%    30 Month-Days/360 Year-Days  11/01/96    10/1/06      40          No          8         112
7.8935%    30 Month-Days/360 Year-Days  06/01/96     5/1/06       0          No         13         107
8.6650%    30 Month-Days/360 Year-Days  03/01/97     2/1/07      44          No          4         116
9.1850%    30 Month-Days/360 Year-Days  07/01/97     6/1/07      12         Yes          0         120
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
7.8935%    30 Month-Days/360 Year-Days  11/01/96    10/1/03       0          No          8          76
9.0600%    30 Month-Days/360 Year-Days  10/01/96     9/1/06      39          No          9         111
8.4150%    30 Month-Days/360 Year-Days  07/01/97     6/1/07      48          No          0         120


  NET                                    FIRST      STATED
MORTGAGE                                PAYMENT    MATURITY   REMAINING                         REMAINING
  RATE            INTEREST TYPE           DATE       DATE      LOCKOUT    LOCKBOX   SEASONING     TERM
--------   ---------------------------  --------   --------   ---------   -------   ---------   ---------
9.2950%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
9.1250%    Actual Days/360 Year-Days    10/01/96     9/1/06      39          No          9         111
8.9950%    30 Month-Days/360 Year-Days  05/01/97     4/1/17      82          No          2         238
9.2150%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.8650%    30 Month-Days/360 Year-Days  03/01/97     2/1/07      44          No          4         116
 8.6590%   30 Month-Days/360 Year-Days  01/01/97    12/1/06      42          No          6         114
8.8850%    30 Month-Days/360 Year-Days  01/01/97    12/1/06       0          No          6         114
9.4600%    30 Month-Days/360 Year-Days  06/01/97     5/1/07      47          No          1         119
9.0850%    30 Month-Days/360 Year-Days  11/01/96     9/1/01      16          No          8          51
7.8935%    30 Month-Days/360 Year-Days  01/01/97    12/1/06       0          No          6         114
 8.1950%   30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
8.6850%    30 Month-Days/360 Year-Days  11/01/96    10/1/06      40          No          8         112
9.2650%    30 Month-Days/360 Year-Days  06/01/97     5/1/04      23         Yes          1          83
 8.6550%   30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.9850%    30 Month-Days/360 Year-Days  12/01/96    11/1/06      41          No          7         113
9.0600%    30 Month-Days/360 Year-Days  10/01/96     8/1/06      15          No          9         110
 9.6550%   30 Month-Days/360 Year-Days  11/01/96    10/1/06      40          No          8         112
9.1950%    30 Month-Days/360 Year-Days  11/01/96    10/1/06      40          No          8         112
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.5250%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
8.8750%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
 8.4050%   30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
8.7250%    30 Month-Days/360 Year-Days  10/01/96     9/1/06      39          No          9         111
7.8850%    30 Month-Days/360 Year-Days  04/01/96     3/1/06       0          No         15         105
8.4050%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
8.9050%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
 8.4250%   30 Month-Days/360 Year-Days  02/01/97     1/1/07      43          No          5         115
8.7250%    30 Month-Days/360 Year-Days  10/01/96     9/1/06      39          No          9         111
7.8935%    30 Month-Days/360 Year-Days  09/01/96     8/1/06       0          No         10         110
9.0550%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
9.0370%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
 8.9450%   30 Month-Days/360 Year-Days  06/01/97     5/1/07      47          No          1         119
8.9540%    30 Month-Days/360 Year-Days  06/01/97    12/1/03      23          No          1          78
8.9350%    30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
9.5250%    30 Month-Days/360 Year-Days  06/01/97     5/1/07      47          No          1         119
10.2670%   30 Month-Days/360 Year-Days  03/01/97     2/1/17      80          No          4         236
 8.6750%   30 Month-Days/360 Year-Days  05/01/97     4/1/07      46          No          2         118
8.2250%    30 Month-Days/360 Year-Days  04/01/97     3/1/07      45          No          3         117
8.9450%    30 Month-Days/360 Year-Days  12/01/96    11/1/06      41          No          7         113
9.3450%    30 Month-Days/360 Year-Days  06/01/97    4/30/07      47          No          1         119
8.8700%    30 Month-Days/360 Year-Days  02/01/97     1/1/07      19          No          5         115
 9.3100%   30 Month-Days/360 Year-Days  11/01/96     9/1/06      16          No          8         111
8.4050%    30 Month-Days/360 Year-Days  03/01/97     2/1/07      44          No          4         116


                                                                                                     ORIGINAL
    PREPAYMENT PENALTY TYPE                    PREPAYMENT PENALTY (2),(3)                 VALUE        LTV
--------------------------------   ---------------------------------------------------  ----------   --------
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-112,                                      30,500,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      27,000,000     68%
Not Applicable                                                                          48,000,000     98%

Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      21,150,000     71%
YM then Declining Fee              YM1-42, 2-48, 1-60, 0.5-72                           17,000,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-53,                                       14,950,000     80%
                                                                                         4,600,000
                                                                                         1,800,000
                                                                                         1,500,000
                                                                                         3,550,000
                                                                                         3,500,000
YM then Declining Fee              YM1-60, 2-72, 1-78                                   15,750,000     75%
YM then Declining Fee              YM1-42, 2-48, 1-60, 0.5-72                           18,220,000     64%
Lock-Out/Declining Fee             LO-60, 7-72, 6-84, 5-96, 4-108, 3-120, 2-132, 1-233  17,300,000     61%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      13,050,000     79%
                                                                                         2,330,000
                                                                                         2,150,000
                                                                                         2,300,000
                                                                                         2,200,000
                                                                                         2,120,000
                                                                                         1,950,000
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      14,200,000     72%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      12,200,000     79%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      15,100,000     63%
YM then Declining Fee              YM1-42, 2-48, 1-60, 0.5-72                           13,000,000     72%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                           12,300,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      10,800,000     79%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      10,500,000     81%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                           11,400,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-77,                                       12,300,000     69%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      15,400,000     54%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      10,400,000     79%
> of YM/1% then Declining Fee      YM1-60, 2-72, 1-78                                   10,400,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-53,                                        9,500,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       9,200,000     76%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      10,500,000     65%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       8,100,000     81%
Lock-Out/Yield Maintenance         LO-48, YM1-113,                                       9,300,000     68%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       8,100,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-112,                                       7,500,000     80%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       8,600,000     63%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       6,800,000     80%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       7,025,000     75%
> of YM/1% then Declining Fee      YM1-83, 3-95, 2-107, 1-113                            6,600,000     77%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                      10,200,000     50%
> of YM/1% then Declining Fee      YM1-83, 3-95, 2-107, 1-113                            6,500,000     70%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       8,500,000     53%
Lock-Out/Declining Fee             LO-22, 3-34, 2-46, 1-76,                              6,500,000     69%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                            5,800,000     77%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       6,600,000     67%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       6,400,000     68%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,700,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,500,000     73%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                            5,100,000     77%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,400,000     72%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       6,200,000     62%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,800,000     66%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                            5,000,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,800,000     60%
Lock-Out/Greater of YM or 1% UPB   LO-12, YM2-113,                                       5,100,000     69%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,100,000     81%
Lock-Out/Greater of YM or 1% UPB   LO-46, YM2-113,                                       5,360,000     62%
> of YM/1% then Declining Fee      YM1-60, 2-72, 1-78                                    4,500,000     73%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,302,000     61%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,200,000     62%


                                                                                                     ORIGINAL
    PREPAYMENT PENALTY TYPE                    PREPAYMENT PENALTY (2),(3)                 VALUE        LTV
--------------------------------   ---------------------------------------------------  ----------   --------
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,260,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,770,000     67%
Lock-Out/Greater of YM or 1% UPB   LO-84, YM2-233,                                       4,400,000     68%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,200,000     71%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,000,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-107,                                       9,700,000     31%
Greater of YM or 1% UPB            YM2-113,                                              4,800,000     59%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,300,000     65%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-52,                                        5,400,000     52%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                            4,000,000     70%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       5,500,000     50%
                                                                                         2,500,000
                                                                                         3,000,000
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       4,050,000     68%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-77,                                        3,550,000     73%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,865,000     65%
                                                                                         2,700,000
                                                                                         1,165,000
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,925,000     64%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-112,                                       3,650,000     62%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,250,000     68%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,000,000     71%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,100,000     68%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,200,000     63%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,000,000     65%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       2,490,000     70%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       3,200,000     53%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                            2,200,000     73%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       2,270,000     69%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       2,200,000     69%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       2,350,000     65%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       2,450,000     61%
> of YM/1% then Declining Fee      YM1-84, 3-96, 2-108, 1-114                            2,000,000     75%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,950,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,980,000     72%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,750,000     78%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-72,                                        2,250,000     58%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-112,                                       1,675,000     78%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,700,000     74%
Lock-Out/Greater of YM or 1% UPB   LO-84, YM2-233,                                       1,817,000     63%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,600,000     72%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       2,200,000     50%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,600,000     64%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,400,000     71%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-113,                                       1,420,000     69%
Lock-Out/Greater of YM or 1% UPB   LO-24, YM2-112,                                       1,540,000     62%
Lock-Out/Greater of YM or 1% UPB   LO-48, YM2-113,                                       1,200,000     73%


                                                                                                           ACTUAL
                                                                     OCCU-    IDENTIFIED    RESERVE FOR   ON-GOING
BALLOON   AMORTI-   YEAR      YEAR                 UNIT     OCCU-    PANCY     DEFERRED      DEFERRED     CAPITAL
  LTV     ZATION    BUILT   RENOVATED    UNIT     MEASURE   PANCY    PERIOD   MAINTENANCE   MAINTENANCE    ITEMS
-------   -------   -----   ---------   -------   -------   -----   --------  -----------   -----------   --------
  64%       336     1961      1996      295,405    sf       100%    11/06/96     23,050            --     $  0.05
  60%       360     1993                334,566    sf        95%    12/18/96      2,050            --        0.07
            360     1970                505,714    sf        95%    02/03/97    123,500            --          --
  63%       360     1990                178,232    sf        95%    10/11/96      7,900            --        0.05
  69%       360     1989                    384    units     97%    12/01/96         --            --          --
  76%       360                             841    units                             --        61,470          --
                    1976                    232    units     88%    11/19/96        820                    197.09
                    1973                    117    units     92%    11/19/96        650                    332.10
                    1974                    109    units     93%    10/30/96     11,994                    322.60
                    1974                    185    units     95%    11/19/96      1,625                    356.25
                    1974                    198    units     95%    11/19/96      5,600                    289.01
  70%       360     1990                    312    units     89%    06/28/96      1,924            --      212.31
  60%       360     1989                    400    units     92%    11/22/96         --            --      199.02
            240     1969                    320    beds      98%    01/03/97         --            --      185.92
  70%       360                             480    units                             --       324,995          --
                    1985                     88    units     96%    04/03/97      2,464                    280.73
                    1984      1996           80    units     99%    04/03/97     11,620                    262.44
                    1984                     80    units     93%    04/03/97      5,364                    271.75
                    1985                     80    units     93%    04/22/97      8,070                    252.58
                    1984                     80    units     86%    04/03/97      3,380                    276.62
                    1984                     72    units     99%    04/03/97      3,858                    260.08
  60%       300     1914      1996      284,127    sf        95%    12/01/96        700         8,750        0.11
  70%       360     1965      1996          312    units     99%    04/01/97         --            --          --
  51%       300     1972      1996      165,299    sf        86%    12/18/96    485,500       579,375        0.41
  67%       360     1989                    264    units    100%    11/30/96         --            --      190.22
  67%       360     1972      1994          272    units     97%    06/03/96     68,240            --      241.62
  71%       360     1970      1996          574    units     87%    03/09/97     11,626            --      175.14
  71%       360     1979                    512    units     97%    01/22/96     27,350            --      199.91
  65%       360     1975      1996          288    units     97%    12/31/96     69,000            --      274.64
  64%       360     1974                    288    units     90%    08/30/96    142,400            --      278.89
  45%       300     1978                    136    rooms     79%    09/01/96         --            --      320.62
  71%       360     1970      1996          514    units     94%    03/05/97     18,966            --      186.99
  68%       360     1969      1996          340    units     93%    05/30/96     35,780            --      194.77
  69%       300     1972      1987      234,200    sf       100%    11/23/96     20,050            --        0.09
  67%       360     1977                    440    units     94%    01/22/97     21,750            --      163.30
  55%       324     1970      1995          418    units     86%    02/25/97     14,800            --      148.15
  71%       360     1979                    384    units     91%    01/22/97     19,500            --      138.53
  56%       300     1980                270,600    sf        98%    04/15/97     20,050            --        0.16
  67%       360     1996                103,000    sf       100%    04/17/97      3,700            --        0.09
  72%       360     1990                    249    units     97%    09/06/96      1,600        62,250      159.95
  52%       300     1986                 66,206    sf       100%    01/10/97     18,698            --        0.12
  65%       300     1972                    195    units     99%    02/20/97     79,875            --      223.70
  62%       300     1978                 87,330    sf        97%    11/07/96      4,000            --        0.07
  61%       287     1974                    198    units     94%    10/01/96      5,200            --      281.91
  41%       300     1988                     80    rooms     77%    12/31/96         --            --      419.17
  54%       271     1986                    159    units     93%    11/14/96     13,580            --      222.67
  44%       300     1986                 88,453    sf        75%    03/05/97     30,100            --        0.33
  62%       300     1962      1995       46,135    sf        93%    12/27/96      3,300            --        0.20
  68%       360     1970      1996          156    units     99%    09/30/96     27,000            --      302.50
  50%       258     1981      1995          235    rooms     56%    10/01/96         --            --      791.19
  56%       300     1983      1996          232    units     90%    12/11/96     25,452         4,833      248.13
  64%       324     1989                140,483    sf       100%    10/31/96        600            --        0.11
  60%       300     1947      1983       95,279    sf       100%    02/05/97        600            --        0.34
  68%       360     1982                    176    units     98%    07/23/96         --            --      202.62
  62%       324     1977                113,141    sf        96%    07/18/96      4,417            --      230.00
  51%       300     1977      1996       54,943    sf        97%    12/23/96    116,730            --        0.16
  56%       300     1985                 93,789    sf       100%    09/01/96      2,250            --        0.11
  66%       360     1988                    120    units     98%    12/01/96      4,000            --      228.62
  50%       300     1963      1981       74,283    sf        95%    12/31/96     39,000            --        0.14
  62%       360     1961                241,488    sf       100%    04/15/97      4,500            --        0.11
  71%       360     1981                    216    units     98%    02/14/97     27,750            --      168.86
  53%       336     1987                    163    units     98%    02/12/97      3,000            --      256.36
  68%       360     1970                    128    units    100%    07/31/96      3,910            --      253.71
  50%       300     1975      1987       57,391    sf       100%    06/06/96     68,100            --        0.13
  52%       324     1888      1996           38    units     97%    04/15/97         --            --      155.07


                                                                                                           ACTUAL
                                                                     OCCU-    IDENTIFIED    RESERVE FOR   ON-GOING
BALLOON   AMORTI-   YEAR      YEAR                 UNIT     OCCU-    PANCY     DEFERRED      DEFERRED     CAPITAL
  LTV     ZATION    BUILT   RENOVATED    UNIT     MEASURE   PANCY    PERIOD   MAINTENANCE   MAINTENANCE    ITEMS
-------   -------   -----   ---------   -------   -------   -----   --------  -----------   -----------   --------
  63%       300     1983                    125    beds     100%    02/13/97     19,424            --     $ 43.72
  55%       300     1984                    176    beds      95%    08/06/96         --            --      328.13
   8%       254     1962                106,846    sf       100%    02/01/97     20,540            --        0.23
  59%       300     1920      1983       55,016    sf       100%    01/28/97        125            --        0.32
  62%       300     1987                 39,538    sf       100%    12/03/96         --            --        0.15
  22%       240     1917                170,050    sf        98%    11/13/96    129,550            --        0.06
  47%       276     1920                     45    rooms    100%                     --        15,749      966.84
  55%       300     1980                 22,231    sf        97%    03/27/97     40,195            --        0.43
  49%       300     1985                184,676    sf        83%    07/18/96         --            --        0.24
  49%       240     1973      1996          134    units    100%    12/01/96     20,550            --      270.06
  44%       360                             120    units                             --            --          --
                    1985                     49    units     96%    11/20/96      1,425            --      272.04
                    1985      1996           71    units     96%    11/20/96      1,625            --      214.96
  56%       300     1971      1996          100    units     94%    09/09/96     18,700            --      423.16
  66%       300     1936      1996       27,183    sf       100%    03/17/97        480            --        0.01
  53%       300                             475    units                             --            --          --
                    1986                    287    units     98%    01/17/97      1,100            --        0.01
                    1975      1980          188    units     96%    01/21/97      2,063            --          --
  53%       300     1976                    314    units     89%    10/09/96         --            --      227.02
  40%       216     1965      1993       53,600    sf       100%    04/22/96     16,100            --        0.20
  57%       300     1968                 72,000    sf        99%    08/12/96      1,750            --        0.20
  59%       300     1984                 43,398    sf        98%    08/01/96      6,200            --        0.16
  58%       336     1970                    125    units     96%    01/31/97      7,025            --      249.67
  51%       300     1981                 63,041    sf        96%    12/17/96      2,902            --        0.31
  54%       300     1957      1996      146,500    sf       100%    10/16/96    175,000            --        0.12
  57%       300     1978                    250    units     92%    12/31/96         --            --      244.99
  43%       300     1987                 52,815    sf       100%    06/12/96      2,000            --        0.16
  59%       300     1967                    106    units     92%    12/26/96      6,870            --      276.28
  56%       300     1979                    240    units     91%    12/01/96         --            --      204.44
  62%       360     1986                     48    units     96%    11/18/96         --            --      714.49
  55%       324     1979                    190    units     96%    11/25/96    152,331            --      230.77
  51%       300     1986                 31,837    sf       100%    06/05/96      3,000            --        0.17
  67%       360     1973                     70    units     97%    01/13/97     36,500        15,000      293.09
  62%       300     1996                 13,500    sf       100%    01/02/97         --           174        0.13
  60%       300     1982                 45,864    sf       100%    01/08/97      3,063            --        0.15
  67%       324     1972      1994          140    units     87%    01/31/97     32,690            --      265.30
  54%       360     1972                     54    units     94%    02/01/97         --            --          --
  69%       360     1986                     98    units     97%    03/03/97     18,750            --      188.78
  62%       300     1987                 19,320    sf       100%    02/28/97     11,452            --        0.17
            240     1963                     82    rooms     72%                 37,440            --      242.38
  59%       300     1975      1995           74    units     95%    03/07/97      1,025            --      240.87
  43%       336     1971                     90    units    100%    02/12/97      2,400            --      244.10
  53%       300     1979      1996       49,885    sf        89%    09/18/96     15,950            --        0.13
  60%       300     1986                 15,000    sf       100%    03/31/97        150           339        0.26
  57%       300     1991      1995       33,745    sf       100%    12/17/96        300            --        0.02
  52%       300     1996      1995       47,305    sf       100%    09/06/96      9,265            --        0.10
  59%       300     1996                     44    units     98%    11/18/96      7,450            --      266.29


  U/W
ON-GOING
CAPITAL                                       LEASE        % OF                                        LEASE
 ITEMS        ANCHOR/TENANTS/FRANCHISE      EXPIRATION   TOTAL SF          ANCHOR2/TENANTS2          EXPIRATION
--------   -------------------------------  ----------   --------   -------------------------------  ----------
$  0.32    Home Quarters                     01/31/15       37%     Harris Teeter                     06/30/16
   0.29    Builders Square No. 1388          03/31/19       33%     1/2 Price Stores, Inc.            07/31/09
   2.07    Kaiser Foundation Health          02/28/01       31%     Kaiser Cement Corp.               05/31/04
   0.44    Plitt Theater                     11/16/10       28%     T.J. Maxx                         10/31/04
 250.00
  83.59
 303.00
 303.00
 303.00
 303.00
 303.00
 255.00
 215.00
 250.00
  36.67
 200.00
 200.00
 200.00
 200.00
 200.00
 200.00
   0.35    Soo Line Railroad Company         05/01/01       50%     Hobbit Travel, Inc.               03/31/97
 200.00
   1.99    Netcom On Line Communications     08/31/99       23%     San Jose State University         10/14/01
 300.00
 215.00
 200.00
 200.00
 329.00
 555.45
1,305.65
 200.00
 210.00
   0.76
 200.00
 225.00
 200.00
   0.53    Priority Cable                    05/13/99        6%     PMI                               09/30/99
   0.10    Asset Marketing Services, Inc.    08/31/11      100%
 200.00
   0.98    CIMA                              11/30/00       13%     Yhap                              11/30/97
 225.00
   0.78    IRS                               03/01/98       25%     MRA                               06/15/99
 300.00
1,118.28
 225.00
   0.87    C & S Music, Inc.                 10/31/03       15%     Coldwell Banker, Paula Stringr    02/28/01
   0.63    Kings Supermarket                 03/31/15       47%     United National Bank              04/30/01
 310.00
 949.42    Hockman Communications            04/30/05        2%     Bea Gift Shop                     01/01/97
 250.00
   0.20    K-Mart Corporation                11/30/13       62%     Pick N' Save (Jondex Corp.)       12/31/09
   0.45    United States of America, GSA     06/01/03       59%     CED Electric                      04/01/00
 210.00
   0.40    Clover Management                                 4%     Jack's Place                      08/01/00
   0.73    Hitchcock Furniture               04/30/11       26%     Beazley Westvill, Inc.            10/30/00
   0.58    AlphaGraphics                     06/01/02       58%     American Transtech, Inc.          09/15/99
 235.00
   0.67    King Kullen Grocery Co., Inc.     11/30/01       40%     ByMor Bethpage Drugs, Inc.        07/31/03
   0.25    M. Kamenstein, Inc.               06/30/01      100%
 200.00
 251.33
 225.00
   0.81    TCI Cable, Inc.                   03/31/04       38%     Charlie Mac's Sports Bar          12/31/97
 549.47    Austin's Old Market               10/31/05       12%     Old Chicago, Inc.                 04/30/06


  U/W
ON-GOING
CAPITAL                                       LEASE        % OF                                        LEASE
 ITEMS        ANCHOR/TENANTS/FRANCHISE      EXPIRATION   TOTAL SF          ANCHOR2/TENANTS2          EXPIRATION
--------   -------------------------------  ----------   --------   -------------------------------  ----------
$300.00
 300.00
   0.67    Maine Hardware                    02/28/01       26%     Spot Shot Billards                07/31/99
   0.94    MEMIC                             08/31/03       63%     Annie E. Casey Fndtn Inc.         12/31/01
   0.20    Clinicomp International           06/30/03       99%
   0.94    Federation Emp. & Guidance Ser    02/28/03       43%     Bronx Lebanon Hospital Center     12/31/11
4,199.78
   1.36    Warehouse Wines & Liquor          10/31/99       38%     L. Brandman & Sons, Inc.          06/30/98
   0.45    Roses Stores, Inc.                03/04/06       25%     Sears, Roebuck & Co.              11/15/99
 290.00
 237.97
 582.78
     --
 423.00
   0.70    Hollywood Video                   01/19/06       33%     Copy Comm, Inc.                   02/09/02
  49.80
  82.42
     --
 240.00
   0.14    The Penn Traffic Co. (Quality)    09/30/08      100%
   0.67    Claitor's Law Books               09/30/06       28%     Eckerd Drug                       07/07/01
   0.83    Eckerd Drugs of Texas, Inc.       03/01/06       22%     Baylor Medical Center at Irving   07/31/06
 251.33
   0.67    Winn Dixie Raleigh, Inc.          04/30/01       44%     Revco Drug Centers of VA., Inc.   01/31/02
   0.24    Bergen Brunswig Drug Co.          09/30/06      100%
 250.00
   1.09    S.M.A.R.T. Health Center Inc.
 265.00                                      03/31/00       24%     The Fox and the Hound             02/28/99
 250.00
 250.00
 304.56
   1.06    Drs. G. Garlington, H. Gibson
 300.00                                      08/09/99       15%     Clubhouse Golf                    12/31/98
   0.15    Fay's, Inc.
   0.15    GC International                  01/31/12      100%
 265.00                                      08/31/11      100%
 410.00
 200.00
   1.15    Oriental Mart, Inc.
 280.32                                      10/31/01       46%     Coral Springs Nail Express,       10/31/01
                                                                     Inc.
 241.00
 251.33
   0.27    Heartland Industries, Inc.
   0.73    National Stonehenge Corp.         09/30/99       20%     Aerospace & Corrosion Intn'l      11/30/98
   0.87    United Parcel Service, Inc.       12/31/12      100%
   0.15    Quality Markets, Inc.             06/30/00      100%     SMSA Ltd Part-cell phone tower    10/31/12
 266.00                                      01/31/10      100%     Marine Midland Bank               04/30/98


   % OF                                        LEASE        % OF
 TOTAL SF          ANCHOR3/TENANTS3          EXPIRATION   TOTAL SF
 --------   -------------------------------  ----------   --------
   22%      Linens 'N Things -- Store #49     01/31/11      13%
   23%      Homeplace Stores, Inc. #12        09/30/15      16%
   11%      KPMG Peat Marwick                 04/30/03       4%
   20%      Office Max                        11/30/09      13%
    3%      Shar, Kunert and Tambornino       03/31/97       2%
    9%      Synacom Technology, Inc.          02/28/02       6%
    4%      Fassetts                          12/31/97       4%
    5%      Food Spot                         06/27/00       3%
   25%      NCM                               10/31/97      18%
            Don Pablos                        07/31/97      10%
   10%      Country Squire Luncheonette       06/30/99       8%
   31%      Fashion Bug                       01/31/00       4%
   25%      Vanderhooft                       10/10/99       9%
    4%      American Heart Associates         12/15/97       3%
    9%      China Pavilion                    10/31/01       9%
   39%      Tucell Limited Partnership        01/01/00
    5%      Erga Bakery, Inc.                 09/30/99       5%
   33%      Powerhouse Gym                    02/28/04      14%
   11%      The Bone Appetit Bakery           03/31/98

   % OF                                        LEASE        % OF
 TOTAL SF          ANCHOR3/TENANTS3          EXPIRATION   TOTAL SF
 --------   -------------------------------  ----------   --------
   10%      Union St. Fitness Depot           03/31/04       9%
   18%      Deal Corp.                        11/01/01      11%
    7%      Bronx Lebanon Center              01/31/97       6%
   13%      Dairy Mart Store #16              11/30/98       9%
   22%      Leggett of Delaware, Inc.         04/29/06      16%
   18%      Crossroads Market Bookstore       04/30/99      14%
   17%      Interiors Market                  12/31/98      11%
   14%      Bethesda Lutheran Homes & Serv    11/30/97      11%
   13%      Movie Gallery                     05/31/98       8%
   12%      Green Oaks Chinese Cafe           04/30/03       9%
    9%      Quick Investment dba Pizza Inn    05/31/01      12%
   13%      Eagle Cleaners                    06/30/00      13%
   17%      Vancouver Woodworks, Inc.         07/31/01      13%

                                                                         ANNEX B

                             FORM OF MONTHLY REPORT

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

--------------------------------------------------------------------------------

                           REPORTING PACKAGE CONTENTS

                                                  NUMBER OF PAGES                           DESCRIPTION
                                                  ---------------                           -----------
Table of Contents                                    1              Summary of Reports
REMIC Certificate Report                             1              Payment Information by Certificate Class
Other Related Information                            2              Miscellaneous reporting items as per trust agreement
Delinquency/Prepayment/Rate History Report           1              Rolling 15 months of summarized information
                                                                    Detail listing of all loans not paid through the most recent
Delinquency Detail Report                            1                payment due date
                                                                    Update of selected stratification tables for all outstanding
Mortgage Loan Stratification Report                  1                loans and loan groups
                                                                    Current status of all loans assigned to the trust on the
Loan Level Detail Listing                            1                Closing Date
Total pages included in this package                 8
                                                                    Current summary information regarding loans now specially
Appendix A -- Special Servicing Summary              1                serviced
                                                                    Current detail information regarding loans now specially
Appendix B -- Special Servicing Detail               1                serviced
                                                                    Cumulative list of all loan modifications executed since the
Appendix C -- Loan Modification Detail               1                Closing Date
                                                                    Cumulative list of all loans experiencing realized losses
Appendix D -- Realized Loss Detail                   1                since the Closing Date

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:

     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

-----------------------------------------------------------------------------------------------------------------------------
                                ORIGINAL       OPENING     PRINCIPAL     PRINCIPAL      NEGATIVE       CLOSING     INTEREST
CLASS                        FACE VALUE(1)     BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION     BALANCE      PAYMENT
CUSIP                          PER $1,000    PER $1,000   PER $1,000    PER $1,000     PER $1,000    PER $1,000   PER $1,000
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
 INTEREST                           PREPAYMENT   PASS-THROUGH
ADJUSTMENT                           PENALTIES      RATE(2)
PER $1,000                          PER $1,000   NEXT RATE(3)
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

--------------------------------------------------------------------------------

                              OTHER RELATED INFORMATION

                              Servicing Fees
                              Servicing Fees per $1,000
                              Interest Shortfall
                              Aggregate Advance Reconciliation (Table)

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

--------------------------------------------------------------------------------

                              OTHER RELATED INFORMATION

                              ASER Loan and Aggregate Information
                              SER Information:
                                Controlling Class Information
                                Class Determination Balance, etc.

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
       DELINQUENCY/PREPAYMENT/RATE HISTORY REPORTING

-----------------------------------------------------------------------------------------------------------------------------------
                                        DELINQ 2        DELINQ 3+     FORECLOSURE/
                 DELINQ 1 MONTH          MONTHS          MONTHS        BANKRUPTCY          REO        MODIFICATIONS    PREPAYMENTS
DISTRIBUTION ----------------------------------------------------------------------------------------------------------------------
    DATE               #    BALANCE    #    BALANCE    #    BALANCE    #    BALANCE    #    BALANCE    #    BALANCE    #    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

------------  ------------------------
               NET WEIGHTED
                   AVG.
DISTRIBUTION  ------------------------
    DATE      COUPON   REMIT
------------  ------------------------
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
===================================================================================================================================
Note: Forecl

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

                  DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                                             OUTSTANDING
      OFFERING                                                     CURRENT                    PROPERTY       ADVANCE
      CIRCULAR            LOAN                      PAID THRU        P&I       OUTSTANDING   PROTECTION    DESCRIPTION
      CONTROL #           GROUP        PERIOD         DATE         ADVANCE    P&I ADVANCES*   ADVANCES         (1)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                      TOTALS:
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                        SPECIAL
      OFFERING             LOAN        SERVICER
      CIRCULAR            STATUS       TRANSFER     FORECLOSURE   BANKRUPTCY
      CONTROL #             (2)          DATE          DATE          DATE        REO DATE
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                      TOTALS:
-------------------------------------------------------------------------------------------
(1) Advance      0. P&I Advance -- Late Payment but < one month         (2) Loan    1. Specially         6. DPO
    Description  delinquent                                                 Status  Serviced             7. Foreclosure Sale
                 1. P&I Advance -- Loan delinquent 1 month                          2. Foreclosure       8. Bankruptcy Sale
                 2. P&I Advance -- Loan delinquent 2 months                         3. Bankruptcy        9. REO Disposition
                 3. P&I Advance -- Loan delinquent 3 months or more                 4. REO               10. Modification/Workout
                 4. P&I Advance -- Loan in Grace Period                             5. Prepay in Full
                 5. P&I Advance -- Assumed Scheduled Payment
----------------------------------------------------------------------------------------------------------------------
 * Outstanding P&I Advances include the current period P&I Advance
----------------------------------------------------------------------------------------------------------------------

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

--------------------------------------------------------------------------------

                              MORTGAGE LOAN STRATIFICATION REPORT

                              Updated Collateral Tables as they appear in Prospectus

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

                     LOAN LEVEL DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                 SPECIAL                                                              MONTHLY
OFFERING                                         SERVICER                                     NEG   BEGINNING         PAYMENT
CIRCULAR                          GRP  PROPERTY  TRANSFER       NOI                MATURITY   AM    SCHEDULED  NOTE      &
CONTROL #                         ID     TYPE      DATE    NOI  DATE  DSCR  STATE    DATE    (Y/N)   BALANCE   RATE   INTEREST
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

                                                  PAID    PREPAYMENT
PREPAYMENTS/                         PREPAYMENT  THROUGH   PREMIUM      LOAN
LIQUIDATIONS                            DATE      DATE      AMOUNT    STATUS(*)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
(*) Legend   1) Specially Serviced   4) REO              7) Foreclosure Sale   10) Modification/Workout
             2) Foreclosure          5) Prepay In Full   8) Bankruptcy Sale
             3) Bankruptcy           6) DPO              9) REO Disposition

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
              SPECIALLY SERVICED LOAN SUMMARY

--------------------------------------------------------------------------------

Number of Loans as of the Closing Date                             0
Principal Balance as of the Closing Date                        0.00

Current Number of Loans                                            0
Current Outstanding Principal Balance                           0.00

Current Number of Specially Serviced Loans                         0
Current Outstanding Principal Balance of Specially Serviced
  Loans                                                         0.00
Percent of Specially Serviced Loans (per Current Number of
  Loans)                                                      0.0000%
Percent of Specially Serviced Loans (per Current Outstanding
  Principal Balance)                                          0.0000%

----------------------------------------------------------------------------------------------------------------------------------
                                                                                              CURRENT         CURRENT
                                                                                             PRINCIPAL       PRINCIPAL
                                                                                CURRENT    BALANCE AS A %  BALANCE AS A %
                                               NUMBER OF   INITIAL PRINCIPAL   PRINCIPAL    OF SPECIALLY   OF TOTAL POOL
       SPECIALLY SERVICED LOAN STATUS            LOANS          BALANCE         BALANCE    SERVICED LOANS     BALANCE
----------------------------------------------------------------------------------------------------------------------------------
 1) Request for waiver of Prepayment Penalty
----------------------------------------------------------------------------------------------------------------------------------
 2) Payment Default
----------------------------------------------------------------------------------------------------------------------------------
 3) Request for Loan Modification or Workout
----------------------------------------------------------------------------------------------------------------------------------
 4) Loans with Borrower Bankruptcy
----------------------------------------------------------------------------------------------------------------------------------
 5) Loans in Process of Foreclosure
----------------------------------------------------------------------------------------------------------------------------------
 6) Loans now REO Property
----------------------------------------------------------------------------------------------------------------------------------
 7) Loans Paid Off
----------------------------------------------------------------------------------------------------------------------------------
 8) Loans Returned to Master Servicer
----------------------------------------------------------------------------------------------------------------------------------
 Total                                           0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

                         SPECIALLY SERVICED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                 SPECIAL                                                                          DEBT    SPECIALLY
OFFERING                         SERVICER    SCHED     SCHED                                  NET               SERVICE   SERVICED
CIRCULAR                         TRANSFER  PRINCIPAL  INTEREST  MATURITY  PROPERTY         OPERATING            COVERAGE   STATUS
CONTROL #                          DATE     BALANCE     RATE      DATE      TYPE    STATE   INCOME    NOI DATE   RATIO      CODE*
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

*Legend: 1) Request for waiver of Prepayment Penalty    4) Loans with Borrower Bankruptcy     7) Loan Paid Off
         2) Payment Default                             5) Loans in Process of Foreclosure    8) Loans Returned to
         3) Request for Loan Modification or Workout    6) Loans now REO Property                Master Servicer

                        $480,085,034
     AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION        Statement Date:
        AMRESCO MANAGEMENT INC., AS MASTER SERVICER           Payment Date:
                MIDLAND LOAN SERVICES, L.P.                   Prior Payment:
             LASALLE NATIONAL BANK, AS TRUSTEE                Record Date:
     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

                    MODIFIED LOAN DETAIL

---------------------------------------------------------------------------------------------------------
                 OFFERING
 MODIFICATION    CIRCULAR     MODIFICATION                           MODIFICATION
     DATE        CONTROL #        DATE                               DESCRIPTION
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                         $480,085,034
      AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION     Statement Date:
         AMRESCO MANAGEMENT INC., AS MASTER SERVICER        Payment Date:
                 MIDLAND LOAN SERVICES, L.P.                Prior Payment:
              LASALLE NATIONAL BANK, AS TRUSTEE             Record Date:
      MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

                     REALIZED LOSS DETAIL





---------------------------------------------------------------------------------------------------------------------------
                                                                                                                GROSS
                                                           APPRAISAL                                           PROCEEDS
                          OFFERING                           VALUE/           SCHED                           AS A % OF
    DISTRIBUTION          CIRCULAR        APPRAISAL         BROKERS         PRINCIPAL          GROSS            SCHED
        DATE             CONTROL #           DATE           ESTIMATE         BALANCE          PROCEEDS        PRINCIPAL
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Current Total
  Cumulative
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                               NET
                                                             PROCEEDS
                          AGGREGATE           NET           AS A % OF       CURRENT
    DISTRIBUTION         LIQUIDATION      LIQUIDATION         SCHED         REALIZED
        DATE              EXPENSES*         PROCEEDS         BALANCE          LOSS
---------------------  -------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
  Current Total
  Cumulative
------------------------------------------------------------------------------------

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

PROSPECTUS

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

     The mortgage pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed, will be represented by each of: (a) multifamily properties consisting of five or more rental or cooperatively owned dwellings, (b) retail properties and (c) office properties. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                                  (cover continued on next page)
                             ---------------------
PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
  OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL
 SERVICER, ANY PRIMARY SERVICER, AMRESCO, INC., THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN
THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED
 PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A
POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST
                   AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 14 HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.
                             ---------------------

                  THE DATE OF THIS PROSPECTUS IS JUNE 15, 1997

     Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and under the caption "Certain Prepayment, Maturity and Yield Considerations" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     All CMBS will have been acquired for inclusion in a Trust Fund in purely secondary transactions from a seller other than the issuer thereof and any of its affiliates. The factors considered by the Registrant in determining that the CMBS have been acquired in purely secondary market transactions include the following: the Depositor's historical relationship with the underlying issuer, whether or not any distribution by the Depositor with respect to other securities of that issuer is presently occurring or being considered, whether the Depositor was involved in the initial distribution of the underlying securities, and the period of time elapsed between initial distribution and the securitization transaction.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "TRUST ASSETS"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "LEASE") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "LESSEE") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or to the extent provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates -- Reports to Certificateholders" and "Description of the Agreements -- Evidence as to Compliance."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to AMRESCO Commercial Mortgage Funding I Corporation, 700 North Pearl Street, Suite 2400, L.B. No. 342, Dallas, Texas 75201, Attention: L. Keith Blackwell. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.............................    3
AVAILABLE INFORMATION.............................    3
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.......................................    4
SUMMARY OF PROSPECTUS.............................    6
RISK FACTORS......................................   14
  Limited Liquidity...............................   14
  Limited Assets..................................   14
  Prepayments and Effect on Average Life of
    Certificates and Yields.......................   15
  Limited Nature of Ratings.......................   15
  Risks Associated with Mortgage Loans and
    Mortgaged Properties..........................   16
  Risks Particular to Multifamily Rental
    Properties....................................   17
  Risks Particular to Retail Properties...........   17
  Risks Particular to Office Properties...........   18
  Risks Associated with Commercial Loans and
    Leases........................................   18
  Balloon Payments................................   18
  Junior Mortgage Loans...........................   19
  Obligor Default.................................   19
  Mortgagor Type..................................   19
  Credit Support Limitations......................   19
  Enforceability..................................   20
  Environmental Risks.............................   21
  Delinquent and Non-Performing Mortgage Loans....   21
  ERISA Considerations............................   21
  Certain Federal Tax Considerations Regarding
    REMIC Residual Certificates...................   22
  Control.........................................   22
  Book-Entry Registration.........................   22
DESCRIPTION OF THE TRUST FUNDS....................   22
  Assets..........................................   22
  Mortgage Loans..................................   23
  CMBS............................................   29
  Accounts........................................   30
  Credit Support..................................   30
  Cash Flow Agreements............................   31
USE OF PROCEEDS...................................   31
YIELD CONSIDERATIONS..............................   31
  General.........................................   31
  Pass-Through Rate...............................   31
  Timing of Payment of Interest...................   32
  Payments of Principal; Prepayments..............   32
  Prepayments -- Maturity and Weighted Average
    Life..........................................   33
  Other Factors Affecting Weighted Average Life...   34
THE DEPOSITOR.....................................   36
DESCRIPTION OF THE CERTIFICATES...................   37
  General.........................................   37
  Distributions...................................   37
  Available Distribution Amount...................   38
  Distributions of Interest on the Certificates...   38
  Distributions of Principal of the
    Certificates..................................   39
  Components......................................   39
  Distributions on the Certificates of Prepayment
    Premiums or in Respect of Equity
    Participations................................   40
  Allocation of Losses and Shortfalls.............   40
  Advances in Respect of Delinquencies............   40
  Reports to Certificateholders...................   41
  Termination.....................................   43
  Book-Entry Registration and Definitive
    Certificates..................................   44
DESCRIPTION OF THE AGREEMENTS.....................   45
  Assignment of Assets; Repurchases...............   46
  Representations and Warranties; Repurchases.....   47
  Accounts........................................   49
  Collection and Other Servicing Procedures.......   52
  Hazard Insurance Policies.......................   55
  Rental Interruption Insurance Policy............   56
  Fidelity Bonds and Errors and Omissions
    Insurance.....................................   56
  Due-on-Sale and Due-on-Encumbrance Provisions...   56
  Retained Interest; Servicing Compensation and
    Payment of Expenses...........................   57
  Evidence as to Compliance.......................   57
  Certain Matters Regarding each Servicer and the
    Depositor.....................................   58
  Events of Default...............................   59
  Rights Upon Event of Default....................   59
  Amendment.......................................   60
  The Trustee.....................................   60
  Duties of the Trustee...........................   61
  Certain Matters Regarding the Trustee...........   61
  Resignation and Removal of the Trustee..........   61
DESCRIPTION OF CREDIT SUPPORT.....................   62
  General.........................................   62
  Subordinate Certificates........................   62
  Cross-Support Provisions........................   62
  Insurance or Guarantees with Respect to the
    Whole Loans...................................   63
  Letter of Credit................................   63
  Insurance Policies and Surety Bonds.............   63
  Reserve Funds...................................   63
  Credit Support with respect to CMBS.............   64
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
  THE LEASES......................................   64
  General.........................................   64
  Types of Mortgage Instruments...................   65
  Interest in Real Property.......................   65
  Leases and Rents................................   65
  Personalty......................................   66
  Cooperative Loans...............................   66
  Foreclosure.....................................   67
  Bankruptcy Laws.................................   72
  Environmental Legislation.......................   75
  Due-on-Sale and Due-on-Encumbrance..............   78
  Subordinate Financing...........................   78
  Default Interest, Prepayment Charges and
    Prepayments...................................   79
  Acceleration on Default.........................   79
  Applicability of Usury Laws.....................   79
  Certain Laws and Regulations; Types of Mortgaged
    Properties....................................   80
  Americans With Disabilities Act.................   80
  Soldiers' and Sailors' Civil Relief Act of
    1940..........................................   80
  Forfeitures in Drug and RICO Proceedings........   81
FEDERAL INCOME TAX CONSEQUENCES...................   81
  General.........................................   81
  Grantor Trust Funds.............................   82
  REMICs..........................................   90
  Prohibited Transactions and Other Taxes.........  104
  Liquidation and Termination.....................  105
  Administrative Matters..........................  105
  Tax-Exempt Investors............................  105
  Residual Certificate Payments to Non-U.S.
    Persons.......................................  105
  Tax-Related Restrictions on Transfers of REMIC
    Residual Certificates.........................  106
STATE TAX CONSIDERATIONS..........................  108
ERISA CONSIDERATIONS..............................  108
  General.........................................  108
  Prohibited Transactions.........................  108
  Review by Plan Fiduciaries......................  110
LEGAL INVESTMENT..................................  111
METHOD OF DISTRIBUTION............................  113
LEGAL MATTERS.....................................  114
FINANCIAL INFORMATION.............................  114
RATING............................................  114

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates......  Mortgage Pass-Through Certificates, issuable in
                             Series (the "CERTIFICATES").

Depositor..................  AMRESCO Commercial Mortgage Funding I Corporation,
                             an indirect wholly-owned subsidiary of AMRESCO, INC. (the "DEPOSITOR"). See "The Depositor."

Master Servicer............  The master servicer (the "MASTER SERVICER"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements -- Collection and Other Servicing Procedures."

Special Servicer...........  The special servicer (the "SPECIAL SERVICER"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements -- Special Servicers."

Primary Servicer...........  The primary servicer (the "PRIMARY SERVICER"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements -- Collection and Other Servicing Procedures."

Trustee....................  The trustee (the "TRUSTEE") for each Series of
                             Certificates will be named in the related
                             Prospectus Supplement. See "Description of the Agreements -- The Trustee."

The Trust Assets...........  Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of:

(a) Mortgage Assets........  The Mortgage Assets with respect to each Series of
                             Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "MORTGAGE LOANS") and/or mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the related Prospectus Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "MULTIFAMILY PROPERTIES") or (ii) office buildings, retail centers, hotels or motels, health care-related facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "COMMERCIAL PROPERTIES"). The term "MORTGAGED PROPERTIES" shall refer to Multifamily Properties or Commercial Properties, or both.

                             To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "LEASE") of one or more lessees (each, a "LESSEE") of all or a portion of the related Mortgaged Properties. To the extent specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds -- Mortgage
                             Loans -- Leases" and "Risk Factors -- Limited Assets" herein.

                             The Mortgaged Properties may be located in the United States or its territories. All Mortgage Loans will have individual principal balances at origination of not less than $250,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                             Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "MORTGAGE INTEREST RATE") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds -- Assets."

(b) Collection Accounts....  Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements -- Distribution Account and Other Collection Accounts."

(c) Credit Support.........  If so provided in the related Prospectus
                             Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "CREDIT SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support."

(d) Cash Flow Agreement....  If so provided in the related Prospectus
                             Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH

                             FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds -- Cash Flow Agreements."

Description of
Certificates...............  Each Series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. To the extent specified in the Prospectus Supplement, the Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement and one or more servicing agreements. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "AGREEMENTS". Each Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "CERTIFICATE BALANCE") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "PASS-THROUGH RATE"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on
Certificates...............  Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "SENIOR CERTIFICATES") or subordinate (collectively, "SUBORDINATE
                             CERTIFICATES") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "STRIPPED PRINCIPAL CERTIFICATES"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "STRIPPED INTEREST CERTIFICATES"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "ACCRUAL CERTIFICATES"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                             The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk
                             Factors -- Limited Assets" and "Description of the Certificates."

(a) Interest...............  Interest on each class of Offered Certificates
                             (other than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "DISTRIBUTION DATE"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. Stripped Principal Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields," "Yield Considerations" and "Description of the Certificates -- Distributions of Interest on the Certificates."

(b) Principal..............  The Certificates of each Series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "CUT-OFF DATE"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. To the extent provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. To the extent specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the

                             Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates -- Distributions of Principal of the Certificates."

Advances...................  To the extent provided in the related Prospectus
                             Supplement, the Primary Servicer, the Special Servicer or the Master Servicer (each, a "SERVICER") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any Series, each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See "Description of the Certificates -- Advances in Respect of Delinquencies."

Termination................  If so specified in the related Prospectus
                             Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates -- Termination."

Registration of
Certificates...............  If so provided in the related Prospectus
                             Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors -- Book-Entry

                             Registration" and "Description of the
                             Certificates -- Book-Entry Registration and
                             Definitive Certificates."

Tax Status of the
Certificates...............  The Certificates of each Series will constitute either (i) "regular interests" ("REMIC REGULAR CERTIFICATES") or a single class of "residual interests" ("REMIC RESIDUAL CERTIFICATES") in a Trust Fund or a portion of a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "CODE"), or
                             (ii) interests ("GRANTOR TRUST CERTIFICATES") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(a) REMIC..................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                             The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

(b) Grantor Trust..........  If no election is made to treat the Trust Fund relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                             Investors are urged to consult their tax advisors and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations.......  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                             Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the
                             Certificates -- General" and "ERISA
                             Considerations."

Legal Investment...........  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating.....................  At the date of issuance, as to each Series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "RATING AGENCY"). See "Rating" herein and in the related Prospectus Supplement.

                             A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders,"
"-- Book-Entry Registration and Definitive Certificates" and "Description of the Agreements -- Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination."

LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "WARRANTING PARTY") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a

Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds -- Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "-- Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally,

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

there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS PARTICULAR TO MULTIFAMILY RENTAL PROPERTIES

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures. Furthermore, the rent limitations imposed on Mortgaged Properties eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("SECTION 42 PROPERTIES") may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by
Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

RISKS PARTICULAR TO RETAIL PROPERTIES

     In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer

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

traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

RISKS PARTICULAR TO OFFICE PROPERTIES

     In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population, patterns of telecommuting and sharing of office space and employment growth (which create demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

     If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. To the extent specified in the related Prospectus Supplement, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity (the "BALLOON MORTGAGE LOANS"). Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment

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

typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "-- Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "COVERED TRUST"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "-- Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are

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

commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. To the extent described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

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

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences -- REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to, and may be substantially more than, the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that under applicable Treasury regulations REMIC residual interests cannot be marked-to-market. See "Federal Income Tax Consequences -- REMICs."

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("VOTING RIGHTS") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements -- Events of Default," "-- Rights Upon Event of Default" and
"-- Amendment."

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "CERTIFICATEHOLDERS" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "MORTGAGE LOANS"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "UNDERLYING MORTGAGE LOANS". Mortgage Loans that are not Underlying Mortgage Loans are sometimes

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

referred to as "WHOLE LOANS". Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "UNDERLYING CMBS". Mortgage Loans and CMBS are sometimes referred to herein as "MORTGAGE ASSETS". No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act has expired or such CMBS has been registered under the Securities Act. The Mortgage Assets will not be guaranteed or insured by AMRESCO Commercial Mortgage Funding I Corporation (the "DEPOSITOR") or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "ASSET SELLER"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

     To the extent specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

  General

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("MULTIFAMILY PROPERTIES" and the related loans, "MULTIFAMILY LOANS") or (ii) office buildings, retail centers, hotels or motels, health care-related facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("COMMERCIAL PROPERTIES" and the related loans, "COMMERCIAL LOANS") located, to the extent specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or any territories of the United States. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("COOPERATIVES"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "ORIGINATOR") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages or deeds of trust (the "MORTGAGES") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

  Mortgage Loans Secured by Multifamily Rental Properties

     Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability

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

of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

  Mortgage Loans Secured by Retail Properties

     Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming a debtor in a bankruptcy case under the Bankruptcy Code, as well as fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in sales of tenants of retail properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties.

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

     Whether a retail property is "anchored" or "unanchored" is also a relevant factor. Generally, retail properties that are anchored are perceived to be less risky. A retail anchor tenant is normally understood to be proportionately large in size and vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

  Mortgage Loans Secured by Office Properties

     Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. Factors such as labor cost and quality, tax environment and such quality of life matters as schools and cultural amenities are generally considered in the decision of a business to locate its headquarters in a particular area. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

  Leases

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

  Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. To the extent specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "DEBT SERVICE COVERAGE RATIO" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "NET OPERATING INCOME" means, for any given period, to the extent specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Mortgage Loans -- Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and

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

expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors -- Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

  Loan-to-Value Ratio

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "VALUE" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "REFINANCE LOANS" are loans made to refinance existing loans. To the extent set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

  Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM LOANS"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more

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

general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

  Payment Provisions of the Mortgage Loans

     To the extent specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $250,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semiannually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "MORTGAGE INTEREST RATE") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "LOCK-OUT PERIOD" and the date of expiration thereof, a "LOCK-OUT DATE") or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("EQUITY PARTICIPATIONS"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

     Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "CMBS AGREEMENT"). A seller (the "CMBS ISSUER") and/or servicer (the "CMBS SERVICER") of the underlying Mortgage Loans (or Underlying
CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS TRUSTEE"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

     Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the

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

CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

     The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund,
(ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and
(xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements -- Accounts -- Distribution Account" and "-- Accounts -- Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "CREDIT SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the

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

Prospectus Supplement for a Series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

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

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "-- Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually

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

elapsed up to the date of the prepayment. To the extent specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, to the extent specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such Series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related Series.

     If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

  Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

  Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus

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

Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, to the extent provided in the related Prospectus Supplement, the Master Servicer or Primary Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions."

  Single Mortgage Loan or Single Mortgagor

     The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

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

                                 THE DEPOSITOR

     AMRESCO Commercial Mortgage Funding I Corporation, the Depositor, is an indirect wholly-owned subsidiary of AMRESCO, INC. and was incorporated in the State of Delaware on January 10, 1997. The principal executive offices of the Depositor are located at 700 North Pearl Street, Suite 2400, L.B. No. 342, Dallas, Texas 75201. Its telephone number is (214) 953-7700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets. The Depositor acquires and holds Mortgage Loans for subsequent sale or transfer to trusts or for purposes of securitization.

     AMRESCO, INC. performs a wide range of commercial mortgage banking services, including originating, underwriting, placing and selling commercial real estate loans through its subsidiaries, including AMRESCO CAPITAL CORPORATION ("ACC"), and servicing commercial real estate loans through AMRESCO Services, a division of AMRESCO Management, Inc., a subsidiary of AMRESCO, INC. ACC is a mortgage banker that originates and underwrites commercial real estate loans that are funded primarily by Conduit Purchasers and the Federal National Mortgage Association ("FANNIE MAE"). ACC targets mortgage loans for commercial real estate properties suitable for sale to Conduit Purchasers that accumulate loans for securitization programs. ACC serves its market directly through ACC's offices located in Dallas, Miami, Washington, D.C. and Winston-Salem, as well as through a network of approximately 38 independent mortgage brokers located throughout the United States. ACC is approved by Fannie Mae to participate in its Delegated Underwriting and Servicing program, which ACC believes makes it a more competitive loan originator and underwriter of multifamily mortgages. ACC is also an approved lender in the Federal Home Loan Mortgage Corporation multifamily sales/servicer program in the states of Florida, North Carolina and South Carolina. As used herein, "CONDUIT PURCHASERS" means investment bankers and other financial intermediaries who purchase or otherwise accumulate pools or portfolios of loans having common features (e.g., real estate mortgages, etc.), with the intent of securitizing such loan assets and selling them to a trust that obtains its funds by selling undivided interests in the revenue streams generated by the loans to public or private investors. AMRESCO Management, Inc. serves as a primary servicer for whole loans and as a master/full servicer for securitized pools of commercial mortgages through AMRESCO Services. The dominant users of commercial loan servicers are commercial mortgage-backed bond trusts and similar securitized commercial asset-backed loan portfolios made up of numerous passive investors.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "SENIOR CERTIFICATES") or subordinate (collectively, "SUBORDINATE CERTIFICATES") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "STRIPPED PRINCIPAL CERTIFICATES"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "STRIPPED INTEREST CERTIFICATES"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "ACCRUAL CERTIFICATES");
(vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("DEFINITIVE CERTIFICATES") or in book-entry form ("BOOK-ENTRY CERTIFICATES"), as provided in the related Prospectus Supplement. See "Risk
Factors -- Book-Entry Registration" and "Description of the
Certificates -- Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors -- Limited Liquidity" and "-- Limited Assets."

DISTRIBUTIONS

     Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "DETERMINATION DATE"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related

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

Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "AVAILABLE DISTRIBUTION AMOUNT" for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

          (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

          (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "PASS-THROUGH RATE"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. To the extent specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "ACCRUED CERTIFICATE INTEREST" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. To the extent provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The

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

method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. To the extent provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

     The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or; in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. To the extent provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See " Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "CERTIFICATE BALANCE" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "-- General" above. To such extent, the descriptions set forth under "-- Distributions of Interests on the Certificates" and "-- Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

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

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any Series of Certificates evidencing an interest in a Trust Fund, to the extent provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. To the extent provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "RELATED PROCEEDS") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "NONRECOVERABLE ADVANCE") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of

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

limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

     To the extent provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

          (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

          (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

          (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

          (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

          (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xv) the aggregate amount of principal prepayments made during the related Due Period;

          (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

          (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xiv), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder of any class of Certificates, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

     Unless and until Definitive Certificates are issued, or to the extent provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "-- Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. In such an event, the applicable purchase price will be sufficient to pay the aggregate Certificate Balance and any undistributed shortfall in interest of such class or classes of Certificates. Further, in such an event, there will be no continuing direct or indirect liability of the related trust or Certificateholders as sellers of such assets in connection with any such sale.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book- Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("BENEFICIAL OWNERS") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("CEDE"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreements) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, to the extent specified in the related Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "CERTIFICATE" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. To the extent specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. To the extent provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which to the extent specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. To the extent provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. To the extent specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then to the extent specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. To the extent specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. To the extent provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "WARRANTING PARTY") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan. To the extent specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     To the extent provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "PURCHASE PRICE" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. To the extent specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     To the extent provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "-- Events of Default" and "-- Rights Upon Event of Default."

ACCOUNTS

  General

     Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "ACCOUNTS"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds an Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("PERMITTED INVESTMENTS"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. To the extent provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

 Deposits

     To the extent provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, to the extent provided in the related Agreement, the following payments and collections received, or advances made, by the Primary Servicer:

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

          (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

          (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "INSURANCE PROCEEDS") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("LIQUIDATION PROCEEDS"), together with the net proceeds on a

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

     monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any advances made as described under "Description of the Certificates -- Advances in Respect of Delinquencies";

          (v) any amounts representing Prepayment Premiums;

          (vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

     Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

 Withdrawals

     A Servicer may, from time to time, to the extent provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

          (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates -- Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

          (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

          (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

          (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

          (v) to the extent provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

          (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of

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

environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences -- REMIC -- Prohibited Transactions and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

 Distribution Account

     To the extent specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

          (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

          (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

          (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination" (also, Liquidation Proceeds); and

          (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

     The Trustee may, from time to time, to the extent provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

  Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "-- Accounts -- Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "-- Accounts -- Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

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

COLLECTION AND OTHER SERVICING PROCEDURES

  Primary Servicer

     The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "SERVICING STANDARD").

     Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Primary Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

  Master Servicer

     The Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

     To the extent specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "-- Hazard Insurance Policies" and "Description of Credit Support."

  Special Servicer

     A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. To the extent provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "SERVICING TRANSFER EVENT") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "SPECIALLY SERVICED MORTGAGE LOAN") will be transferred from the Primary Servicer to the Special Servicer:

          (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

          (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

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

          (c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

          (d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

          (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

          (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

     The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "-- Representations and Warranties; Repurchases."

     The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

     The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

          (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     To the extent provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. To the extent specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Foreclosure."

     If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such

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

normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     To the extent specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. To the extent specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the

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

improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. To the extent provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. To the extent specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "RETAINED INTEREST" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

     To the extent specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such

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

Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     To the extent provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

     The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     To the extent specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

     To the extent specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. To the extent specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. To the extent specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

     Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or

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

any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

EVENTS OF DEFAULT

     To the extent provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, "EVENTS OF DEFAULT" with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. To the extent specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     To the extent described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders

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

described in clause (i) under "-- Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. To the extent specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that to the extent specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

CERTAIN MATTERS REGARDING THE TRUSTEE

     To the extent specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "COVERED TRUST"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors -- Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests

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

in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C BANK"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the

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

related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

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

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "MORTGAGOR" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either

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

assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "-- Environmental Legislation" below.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by cooperative housing corporation (a "COOPERATIVE") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and

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occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See
"-- Foreclosure -- Cooperative Loans" below.

FORECLOSURE

  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's

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right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a noncollusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

  Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other

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states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their

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priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as one or more REMICs, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

  Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. To the extent provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

  Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states

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require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

  Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "BANKRUPTCY CODE"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

  Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By- laws, as well as the proprietary lease or occupancy agreement, and may be

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cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

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     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "-- Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited

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to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of

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its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity or that are in close proximity to such properties. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states and to some degree under Federal law, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to

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

support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

     On April 29, 1992, in response to the decision in Fleet Factors Corp., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. The rule also attempted to specify the circumstances under which governmental or government-appointed entities that acquire possession or control of contaminated facilities as conservators or receivers will be considered "involuntary" owners for purposes of CERCLA's "innocent landowner" defense to liability. Issuance of this rule by the EPA under CERCLA did not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but did not incorporate the secured-creditor exemption.

     The validity of the EPA rule was challenged in the U.S. Court of Appeals for the District of Columbia in Kelley v. EPA. In an opinion issued on February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995. In response, the Department of Justice ("DOJ") and the Agency issued a policy statement entitled "The Effect of Superfund on Lenders That Hold Security Interests in Contaminated Property," published in the Federal Register in Volume 60, Number 237, at pages 63517 to 63519 (December 11, 1995). That policy statement directed parties to the voided rule as the Agency's definitive view on CERCLA's secured creditor exemption, and stated that EPA and DOJ will generally follow the approach of the Lender Liability Rule and its preamble when exercising their enforcement discretion with respect to lenders.

     Under the Kelley case, the secured-creditor exemption under CERCLA will be subject to existing case law interpretations. Some of those cases have interpreted the exemption extremely narrowly, but most of the cases since promulgation of the EPA rule have held that a lender is entitled to the protection of the secured-creditor exemption provided that a lender complies with the provisions set out in the EPA rule and does not itself (or through its agents) cause or contribute to contamination. As a result of Kelley, the cases applying the EPA rule have little, if any, precedential value and, thus, lenders expected a return to the narrower interpretations of the exemption. In fact, recent judicial opinions indicate that a court facing lender liability issues is likely to apply principles and rationale that are consistent with EPA and DOJ's Lender Policy. See, e.g., United States v. Wallace, 893 F. Supp. 627 (N.D. Tex.
1995); Z & Z Leasing, Inc. v. Graying Reel, Inc., 873 F. Supp. 51 (E.D. Mich.
1995); Kemp Industries, Inc. v. Safety Light Corp., 857 F. Supp. 373 (D.N.J.
1994).

     The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or

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

otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Finally, as part of the Omnibus Consolidated Appropriations Bill for Fiscal Year 1997 signed by President Clinton on September 30, 1996, Congress enacted the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "ACT"). The Act includes lender and fiduciary liability amendments to CERCLA, amendments to the secured creditor exemption set forth in Subtitle I of RCRA, and validation of the portion of the CERCLA Lender Liability Rule that addresses involuntary acquisitions by government entities. The amendments made by the Act apply to all claims not finally adjudicated as of September 30, 1996, which include all cases that are in the process of being settled, and are generally based on the CERCLA Lender Liability Rule. However, the amendments do not explicitly describe the steps a lender can take to avoid liability after foreclosure.

     The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "ENVIRONMENTAL HAZARD CONDITION") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage Loan, whether due to actions of the Mortgagor, the Master Servicer, the Primary Servicer, the Special Servicer or any other person. It may not

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

always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

     A "DISQUALIFYING CONDITION" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

     "HAZARDOUS MATERIALS" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. To the extent provided in the related Prospectus Supplement, a Master Servicer or a Primary Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

     Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state

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

under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army,

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Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "CRIME CONTROL ACT"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Andrews & Kurth L.L.P., counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC REGULATIONS"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Andrews & Kurth L.L.P. will deliver an opinion to the Depositor that the information set forth under this caption, "Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund, or a segregated portion thereof, relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

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

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Andrews & Kurth L.L.P. will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of their adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

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

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Andrews & Kurth L.L.P. will have advised the Depositor that, except as described below under "b. Multiple Classes of Grantor Trust Certificates -- Treatment of Certain Owners":

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Government Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder holds during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of

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

the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under such Sections (the "OID REGULATIONS"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Grantor Trust Funds -- Multiple Classes of Grantor Trust Certificates -- Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of

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

the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of the excess of the interest paid or incurred for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount over the interest distributable thereon. For these purposes, the de minimis rule referred to above applies. Any such deferred excess interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Grantor Trust Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Grantor Trust Funds -- Single Class of Grantor Trust Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable except with the approval of the IRS.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

  Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "STRIPPED BOND CERTIFICATES"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "STRIPPED COUPON CERTIFICATES").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage

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

Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "-- Grantor Trust Funds
-- Single Class of Grantor Trust Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

  Treatment of Certain Owners

     Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code
Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment

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

in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

  Grantor Trust Certificates Representing Interests in Loans Other Than ARM
Loans

     The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described below under "-- Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 ACT"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no

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other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

  Accrual of Original Issue Discount

     Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and
(b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

  Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described above under "-- Grantor Trust
Funds -- Multiple Classes of Grantor Trust Certificates -- Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("DEFERRED INTEREST") to the principal

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balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing

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

their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. The REMIC must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the Certificates by the REMIC (the "REMIC CERTIFICATES") and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC's assets. Although a REMIC is not generally subject to federal income tax (see, however "-- REMICs -- Taxation of Owners of REMIC Residual Certificates" and "-- Prohibited Transactions and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "-- REMICs -- Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC might be entitled to treatment as a grantor trust under the rules described above under "-- Grantor Trust Funds". In that case, no entity-level tax would be imposed on the REMIC. Alternatively, the REMIC Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC is treated as a TMP, any residual income of the REMIC (i.e., income from the Mortgage Loans less interest and OID expense allocable to the REMIC Regular Certificates and any administrative expenses of the REMIC) would be subject to corporate income tax at the REMIC level. If such entity is taxable as a separate corporation, the related Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Andrews & Kurth L.L.P. will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be REMIC Regular Certificates or REMIC Residual Certificates in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

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     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be "real estate assets" for purposes of Code Section 856(c).

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "SUBSIDIARY REMIC" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Andrews & Kurth L.L.P., counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code. Moreover, the REMIC Regulations provide that, for purposes of Code Section 856(c)(5)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the test described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a real estate investment trust ("REIT") owning a residual interest in a REMIC could be treated in part as non-qualifying REIT income if the REMIC holds mortgage loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-own mortgage loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, REMIC Regular Certificates acquired by another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. In general, interest and OID on a REMIC Regular Certificate will be treated as ordinary income to a holder of the REMIC Regular Certificate (a "REMIC REGULAR CERTIFICATEHOLDER") as they accrue, and principal payments on a REMIC Regular

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Certificate will be treated as a return of capital to the extent of the REMIC
Regular Certificateholder's basis in the REMIC Regular Certificate allocable thereto. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Certificates.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "CLOSING DATE"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the

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stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "SUPER-PREMIUM CERTIFICATES"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion and different characterization of any gain on the sale of a Super-Premium Certificate than discussed above. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to

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prevail, the rules described below under "-- REMICs -- Taxation of Owners of
REMIC Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Investors should consult their tax advisors regarding the appropriate treatment of Super-Premium Certificates.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a

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fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

     In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable except with the approval of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount

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will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent, regardless of whether the holder is a cash-basis or an accrual basis taxpayer. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of the excess of the interest paid or incurred for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount over the interest distributable thereon. For these purposes, the de minimis rule referred to above applies. Any such deferred excess interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not

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recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder holds during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.

Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxes as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Certificate to the extent of the excess, if any, of (a) the amount that would have been includible in the holder's income if the yield on such REMIC Regular Certificate had equaled 110% of the "applicable Federal rate" under
Section 1274(d) of the Code as of the beginning of such holder's holding period over (b) the amount of ordinary income actually recognized by the holder with respect to such REMIC Regular Certificate.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("preissuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Pass-Through of Non-Interest Expenses of the REMIC" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC RESIDUAL CERTIFICATEHOLDER") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "-- REMICs -- Taxation of Owners of REMIC

Residual Certificates -- Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, OID income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and OID expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- REMICs -- Taxation of Owners of REMIC Residual

Certificates -- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see
"-- Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "-- Residual Certificate Payments to Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC Residual Certificates in the aggregate are considered not to have "significant value." The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a REMIC Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any

Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS TO NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" above)

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

are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "-- Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. The Agreement will require the transferee of a REMIC Residual Certificate to state as part of the affidavit described above under "-- Tax-Related Restrictions on Transfers of REMIC Residual
Certificates -- Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future; (iii) understands that, as the holder of a noneconomic REMIC Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the

REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA and on any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity ("ERISA PLANS") and on persons who are parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to such ERISA Plans. Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on tax qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code ("QUALIFIED PLANS" and together with ERISA Plans, "PLANS"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

  General

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving an ERISA Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (and, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("LABOR") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

  Availability of Underwriter's Exemption for Certificates

     Labor has granted to Goldman, Sachs & Co. Prohibited Transaction Exemption 89-88 (the "EXEMPTION"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Goldman, Sachs & Co. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

          (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "RESTRICTED GROUP");

          (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "CERTIFICATES" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA CERTIFICATES"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. In addition, pursuant to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 AMENDMENT"), Congress expanded the definition of securities entitled to the benefits of SMMEA to include those evidencing ownership of, or secured by, notes secured by a first lien on one or more parcels of real estate, upon which is located one or more commercial structures. The terms of this amendment permit states to prohibit or limit, by specific legislation, the authority of persons, trusts, corporations, partnerships, associations, business trusts or business entities to purchase, hold or invest, in securities evidencing ownership of, or secured by, such notes to the extent predicated on the expansion of SMMEA. The 1994 Amendment permits enactment of such restrictions until September 23, 2001. It provides, however, that no enactment will affect the validity of a contractual commitment to purchase, hold or invest in securities made before such enactment, or require sale of any securities previously acquired. The Prospectus Supplement for each Series will identify the states, if any, that have enacted any such limitations through the date of the Prospectus Supplement. Enactment of such restrictions could adversely affect the liquidity of any Offered Certificates entitled to the benefits of SMMEA solely by reason of the 1994 Amendment. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "POLICY STATEMENT"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "MODEL LAW") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of these Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investors' assets.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of

Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     Goldman, Sachs & Co. is not affiliated with the Depositor. However, an affiliate of Goldman, Sachs & Co. is a limited partner of AMRESCO Commercial Mortgage Funding, L.P., the entity that accumulates the Mortgage Loans prior to their securitization, from which entity the Depositor, through one of its affiliates, will purchase the Mortgage Loans for transfer to the Trust. The general partner and the other limited partner of AMRESCO Commercial Mortgage Funding, L.P. are affiliates of the Depositor.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Andrews & Kurth L.L.P., Dallas, Texas.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
"1986 Act"....................................................................87
"1994 Amendment".............................................................111
"Accounts"....................................................................49
"Accrual Certificates".....................................................9, 37
"Accrued Certificate Interest"................................................38
"ACC".........................................................................36
"Act".........................................................................77
"ADA".........................................................................80
"Agreements"...................................................................9
"Applicable Amount"..........................................................102
"ARM Loans"...............................................................28, 87
"Asset Seller"................................................................23
"Available Distribution Amount"...............................................38
"Balloon Mortgage Loans"......................................................18
"Bankruptcy Code".............................................................71
"Beneficial Owners"...........................................................44
"Book-Entry Certificates".....................................................37
"Cash Flow Agreement"......................................................8, 31
"Cash Flow Agreements".........................................................1
"Cede".....................................................................3, 44
"CERCLA"..................................................................21, 75
"Certificate".................................................................45
"Certificate Balance"......................................................9, 39
"Certificateholders"..........................................................22
"Certificates".........................................................1, 6, 110
"Closing Date"................................................................92
"CMBS"..................................................................1, 6, 22
"CMBS Agreement"..............................................................29
"CMBS Issuer".................................................................29
"CMBS Servicer"...............................................................29
"CMBS Trustee"................................................................29
"Code"........................................................................12
"Commercial Loans"............................................................23
"Commercial Properties"....................................................7, 23
"Commission"...................................................................3
"Conduit Purchasers"..........................................................36
"Contributions Tax"..........................................................104
"Cooperative".................................................................66
"Cooperative Loans"...........................................................66
"Cooperatives"................................................................23
"Covered Trust"...........................................................20, 62
"CPR".........................................................................33
"Credit Support"........................................................1, 8, 30
"Crime Control Act"...........................................................81
"Cut-off Date"................................................................10
"Debt Service Coverage Ratio".................................................26
"Deferred Interest"...........................................................88
"Definitive Certificates".................................................37, 45
"Depositor"................................................................6, 23
"Determination Date"..........................................................37
"Disqualifying Condition".....................................................78
"Distribution Account"........................................................51
"Distribution Date"...........................................................10
"DOJ".........................................................................76

                                                                            PAGE
                                                                            ----
"DTC"......................................................................3, 44
"Environmental Hazard Condition"..............................................77
"EPA".........................................................................76
"Equity Participations".......................................................29
"ERISA"..................................................................12, 108
"ERISA Plans"................................................................108
"Events of Default"...........................................................59
"Exchange Act".................................................................3
"Exemption"..................................................................109
"Fannie Mae"..................................................................36
"FDIC"...................................................................49, 111
"Grantor Trust Certificates"..................................................12
"Hazardous Materials".........................................................78
"Indirect Participants".......................................................44
"Insurance Proceeds"..........................................................49
"IRS".........................................................................84
"L/C Bank"....................................................................63
"Labor"......................................................................109
"Lease".....................................................................3, 7
"Lease Assignment".............................................................1
"Legislative History".........................................................87
"Lessee"....................................................................3, 7
"Liquidation Proceeds"........................................................49
"Loan-to-Value Ratio".........................................................28
"Lock-out Date"...............................................................29
"Lock-out Period".............................................................29
"Master REMIC"................................................................91
"Master Servicer"..............................................................6
"Model Law"..................................................................112
"Mortgage Assets"..........................................................1, 23
"Mortgage Interest Rate"...................................................7, 29
"Mortgage Loans"........................................................1, 6, 22
"Mortgage Notes"..............................................................23
"Mortgaged Properties".........................................................7
"Mortgages"...................................................................23
"Mortgagor"...................................................................65
"Multifamily Loans"...........................................................23
"Multifamily Properties"...................................................7, 23
"NCUA".......................................................................111
"Net Operating Income"........................................................26
"Nonrecoverable Advance"......................................................40
"Offered Certificates".........................................................1
"OID".........................................................................82
"OID Regulations".............................................................84
"Originator"..................................................................23
"OTS"........................................................................111
"Participants"................................................................44
"parties in interest"........................................................108
"Pass-Through Rate"........................................................9, 38
"Payment Lag Certificates"....................................................98
"Permitted Investments".......................................................49
"Plans"......................................................................108
"Policy Statement"...........................................................112
"Prepayment Assumption".......................................................87
"Prepayment Premium"..........................................................29
"Primary Servicer".............................................................6

                                                                            PAGE
                                                                            ----
"Prohibited Transactions Tax"................................................104
"Prospectus Supplement"........................................................1
"Purchase Price"..............................................................48
"Qualified Plans"............................................................108
"Rating Agency"...............................................................13
"RCRA"........................................................................76
"Record Date".................................................................37
"Refinance Loans".............................................................28
"REIT"........................................................................91
"Related Proceeds"............................................................40
"Relief Act"..................................................................80
"REMIC"....................................................................2, 12
"REMIC Certificates"..........................................................90
"REMIC Regular Certificateholder".............................................91
"REMIC Regular Certificates"..................................................12
"REMIC Regulations"...........................................................81
"REMIC Residual Certificateholder"............................................99
"REMIC Residual Certificates".................................................12
"Restricted Group"...........................................................110
"Retained Interest"...........................................................57
"RICO"........................................................................81
"SBJPA"......................................................................103
"Section 42 Properties".......................................................17
"Securities Act"...............................................................3
"Senior Certificates"......................................................9, 37
"Series".......................................................................1
"Servicer"....................................................................11
"Servicing Standard"..........................................................52
"Servicing Transfer Event"....................................................52
"SMMEA"......................................................................111
"SMMEA Certificates".........................................................111
"Special Servicer".............................................................6
"Specially Serviced Mortgage Loan"............................................52
"Startup Day".................................................................90
"Stripped ARM Obligations"....................................................88
"Stripped Bond Certificates"..................................................85
"Stripped Coupon Certificates"................................................85
"Stripped Interest Certificates"...........................................9, 37
"Stripped Principal Certificates"..........................................9, 37
"Subordinate Certificates".................................................9, 37
"Subsidiary REMIC"............................................................91
"Super-Premium Certificates"..................................................93
"thrift institutions"........................................................103
"Title V".....................................................................79
"TMP".........................................................................90
"Trust Assets".................................................................3
"Trust Fund"...................................................................1
"Trustee"......................................................................6
"U.S. Person".................................................................89
"UCC".........................................................................44
"Underlying CMBS".............................................................23
"Underlying Mortgage Loans"...................................................22
"Value".......................................................................28
"Voting Rights"...............................................................22
"Warranting Party"........................................................14, 47
"Whole Loans".................................................................23

                      STRUCTURAL AND COLLATERAL TERM SHEET

                    $422,474,000 (Approximate) June 30, 1997
               AMRESCO Commercial Mortgage Funding I Corporation
                       Mortgage Pass-Through Certificates
                                 Series 1997-C1


APPROX. SECURITIES STRUCTURE

                         APPROX.   EXPECTED
                          FACE/     CREDIT
           EXPECTED     NOTIONAL   SUPPORT  WEIGHTED PRINCIPAL
            RATING       AMOUNT    (% OF    AVERAGE   PAYMENT
 CLASS   (S&P/FITCH)      ($mm)      UPB)   LIFE(a)  WINDOW(a)
-------------------------------------------------------------------
Publicly Offered
Classes
 A1     AAA/AAA          $147.3      31.5%     4.96  07/97 - 07/04
 A2     AAA/AAA            40.0      31.5      8.60  07/04 - 09/06
 A3     AAA/AAA           141.6      31.5      9.42  09/06 - 02/07
 B      AA/AA+             24.0      26.5      9.68  02/07 - 03/07
 C      A+/AA              12.0      24.0      9.69  03/07 - 03/07
 D      A/A                21.6      19.5      9.75  03/07 - 04/07
 E      BBB/BBB            26.4      14.0      9.78  04/07 - 04/07
 F      BBB-/BBB-           9.6      12.0      9.85  04/07 - 05/07

PRIVATELY PLACED
CLASSES (144a)
 X      Unr/AAA           480.1(b)    ---       N/A       N/A
 G      BB/BB              31.2       5.5      9.86  05/07 - 05/07
 H      BB-/BB-             4.8       4.5      9.91  05/07 - 06/07
------------------------------------------------------------------
 J      B/B     SOLD        7.2       3.0      9.94  06/07 - 06/07
 K      B-/B-   SOLD        2.4       2.5      9.94  06/07 - 06/07
 L      Unr/Unr SOLD       12.0       ---     14.92  06/07 - 04/17
------------------------------------------------------------------
  TOTAL SECURITIES:     $ 480.1
                        -------
==================================================================

(a)   Calculated at 0% CPR and no balloon extension
(b)  Notional amount

KEY FEATURES:
-------------

Sole Manager:           Goldman, Sachs & Co.
Mortgage Loan Sellers:  AMRESCO Capital Corporation, Inc..
                        ($457.5mm) and Goldman Sachs Mortgage
                        Company ($24.2mm)
Master Servicer:        AMRESCO Services
Special Servicer:       Midland Loan Services, L.P.
Trustee:                LaSalle National Bank
Pricing:                Publicly Offered Classes: June 27
                        Privately Offered Classes: June 30
Closing:                July 8
Settlement:             All classes will settle plus accrued from June 4
Cut-Off Date:           June 1, 1997
Distribution Date:      17th of each month, or following business day
                        (commencing July 1997)
ERISA Eligible:         Classes A1, A2, A3 and X are ERISA eligible subject to
                        certain conditions for eligibility
Representations &
Warranties:             Provided by applicable Mortgage Loan Sellers
Structure:              Sequential pay
Interest Accrual
Period:                 Initially June 9th - July 8th, then prior calendar month
Day Count:              30/360
Tax Treatment:          REMIC
Rated Final
Distribution Date:      June 17, 2029
Clean up Call:          1.0%
Minimum Denominations:  Publicly Offered Classes: $10,000 & $1
                        Privately Offered Classes: $100,000 & $1


================================================================================

COLLATERAL FACTS:
-----------------

CUT-OFF DATE BALANCE:                         $480,085,034
NUMBER OF MORTGAGE LOANS:                               97
AVERAGE CUT-OFF DATE BALANCE:                   $4,949,330
WEIGHTED AVERAGE CURRENT MORTGAGE INTEREST
RATE (a):                                            8.738%
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:           330mos.
WEIGHTED AVERAGE DSCR:                                1.33x
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                 71.30%
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:            68.774%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY:           109mos.

(a) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans

* The Mortgage Pool contains no loans with preferred equity

* The Mortgage Pool contains relatively small proportions of high operating leverage property types: lodging, nursing home, self storage


                           PREPAYMENT PENALTY TABLE

                                              INITIAL                     WTD. AVG.                 % OF WTD.         WTD. AVG.
                                # OF           POOL       % OF INITIAL     STATED      LOCKOUT     AVG./STATED      MTHS OPEN TO
                              MORTGAGE        BALANCE         POOL        REMAINING     TERM      REM. TERM OF      PREPMT PRIOR
                               LOANS           (mm)          BALANCE     TERM (mo.)     (mo.)       LOCKOUT         TO MATURITY
==================================================================================================================================
Lockout\> of YM or 1% UPB        76           $337.35          70.27%          112       41            36                 6
Lockout\YM                        1              6.29           1.31           119       47            39                 6
Lockout\Declining                 2             14.94           3.11           190       45            24                 6
Fee
> of YM or 1% UPB                 1              2.83           0.59           114        0             0                 6
> of YM/1% then Declining Fee    12             55.90          11.64           103        0             0                 6
YM then                           4             45.31           9.44            74        0             0                10
Declining Fee
Not Applicable                    1             17.47           3.64            83        0             0                83
                                 --           -------         ------           ---       --            --               ---
TOTAL                            97           $480.09         100.00%          109       41            36                 9
==================================================================================================================================

SELECTED LOAN DATA:

                                    CUT-OFF DATE PRINCIPAL BALANCE
                                       (AS OF JUNE 1, 1997)(a)
                                   -----------------------------------
GEOGRAPHIC        NUMBER OF                     % BY          WTD.
DISTRIBUTION    MORTGAGE LOANS     (000'S)     BALANCE     AVG. DSCR
======================================================================
Texas              21             $ 92,374       19.2%       1.34x
Florida             8               56,521       11.8        1.23
Oklahoma            6               47,377        9.9        1.26
Georgia             8               38,147        7.9        1.18
California          5               34,123        7.1        1.22
Virginia            4               33,990        7.1        1.33
New York            8               31,353        6.5        1.57
Other              37              146,199       30.5        1.40
                   --             --------      -----        ----
  TOTAL            97             $480,085      100.0%       1.33x
======================================================================

  (a) Column totals may not add due to rounding.

                                    CUT-OFF DATE PRINCIPAL BALANCE
                                       (AS OF JUNE 1, 1997)(a)
                                   -----------------------------------
                     NUMBER OF                  % BY          WTD.
PROPERTY TYPE      MORTGAGE LOANS  (000'S)     BALANCE     AVG. DSCR
======================================================================
Multifamily              46         $235,916%       49.1       1.26x
Retail - Anchored        13           86,149        17.9       1.36
Office                   11           63,191        13.2       1.26
Retail-Unanchored        11           31,922         6.6       1.45
Lodging                   5           21,700         4.5       1.58
Industrial/Warehouse      6           18,041         3.8       1.34
Nursing Home              3           16,806         3.5       1.87
Mixed Use                 1            3,868         0.8       1.25
Self Storage              1            2,493         0.5       1.69
                         --         --------       -----      -----
  TOTAL                  97         $480,085%      100.0       1.33x
======================================================================

  (a)     Column totals may not add due to rounding



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 2 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET

===============================================================================
                        APPROXIMATE SECURITIES STRUCTURE
===============================================================================

                 EXPECTED          APPROX.                                                      WEIGHTED
                  RATING            SIZE        EXPECTED                                      AVERAGE LIFE         PRINCIPAL
   CLASS        (S&P/FITCH)         ($MM)    CREDIT SUPPORT      COUPON         DELIVERY       (YRS.) (a)      PAYMENT WINDOW (a)
===================================================================================================================================
PUBLICLY OFFERED CLASSES:
    A1           AAA/AAA            $147.3        31.5%          6.73%             DTC             4.96           07/97 - 06/04
    A2           AAA/AAA              40.0        31.5            7.18             DTC             8.60           06/04 - 09/06
    A3           AAA/AAA             141.6        31.5            7.19             DTC             9.42           09/06 - 02/07
    B             AA/AA+              24.0        26.5            7.24(b)          DTC             9.68           02/07 - 03/07
    C             A+/AA               12.0        24.0            7.27(b)          DTC             9.70           03/07 - 03/07
    D              A/A                21.6        19.5            7.32(b)          DTC             9.75           03/07 - 04/07
    E            BBB/BBB              26.4        14.0            7.44(b)          DTC             9.78           04/07 - 05/07
    F           BBB-/BBB-              9.6        12.0            7.64(b)          DTC             9.85           05/07 - 05/07

PRIVATELY PLACED CLASSES:
    X            Unr/AAA            480.1(c)        --             N/A(d)     DTC/Physical          N/A               N/A
    G             BB/BB              31.2          5.5            7.00        DTC/Physical         9.86          05/07 - 05/07
    H            BB-/BB-              4.8          4.5            7.00        DTC/Physical         9.91          05/07 - 06/07
    J              B/B                7.2          3.0            7.00        DTC/Physical         9.94          06/07 - 06/07
    K             B-/B-               2.4          2.5            7.00        DTC/Physical         9.94          06/07 - 06/07
    L            Unr/Unr             12.0           --            7.00        DTC/Physical        14.92          06/07 - 04/17

(a) Calculated at 0% CPR and no balloon extension
(b) Subject to a cap equal to the weighted average of the Remittance Rates in effect from time to time on the mortgage loans
(c) Notional amount
(d) The Class X coupon is calculated as the excess of (i) the weighted average Remittance Rate times the Scheduled Principal Balance of the loans over
    (ii) the sum of the Pass-Through Rates times the class balances of related Certificates

===============================================================================
                              STRUCTURAL OVERVIEW
===============================================================================

       APPROXIMATE PERCENT                                                    S & P                        APPROXIMATE CREDIT
            OF TOTAL                                                          RATING    FITCH RATING             SUPPORT
===================================================================================================================================
                                ---------------------------==========================================
                                          CLASS               Class A1       Class A2     Class A3
             68.5%                          X                  (30.7%)        (8.3%)      (29.5%)                 31.5%
                                         UNR/AAA               AAA/AAA       AAA/AAA      AAA/AAA
                                                           ==========================================
              5.0                                            Class B            AA          AA+                   26.5
                                                           ------------------------------------------
              2.5                    NET WAC MORTGAGE        Class C            A+           AA                   24.0
                                                           ------------------------------------------
              4.5                  LOAN TIMES MORTGAGE       Class D            A            A                    19.5
                                                           ------------------------------------------
              5.5                   LOAN BALANCE LESS        Class E           BBB          BBB                   14.0
                                                           ------------------------------------------
              2.0                    INTEREST ON ALL         Class F           BBB-         BBB-                  12.0
                                                           ------------------------------------------
              6.5                      CERTIFICATES          Class G            BB           BB                    5.5
                                                           ------------------------------------------
              1.0                    (EXCEPT CLASS X         Class H           BB-          BB-                    4.5
                                                           ------------------------------------------
              1.5                     CERTIFICATES)          Class J            B            B                     3.0
                                                           ------------------------------------------
              0.5                                            Class K            B-           B-                    2.5
                                                           ------------------------------------------
              2.5                                            Class L           Unr          Unr                    ---
                                ---------------------------------------------------------------------


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 3 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET


===============================================================================
                          STRUCTURAL OVERVIEW - Cont.
===============================================================================

*    The Mortgage Pool will be comprised of one Loan Group

     - Principal will be allocated sequentially to A1, A2, A3, B, C, D, E, F, G, H, J, K and L Certificates (If all classes other than classes A1, A2 and A3 have reduced to zero, principal will be allocated to Class A1, A2 and A3 pro-rata)

* Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A Certificates each month

* Each of the Classes will be subordinate to earlier alphabetically lettered classes (except Class X) (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1, A2,
     A3)

* The servicer will cover net prepayment interest shortfalls, up to 2 basis points. Net shortfalls (after application of prepayment interest excesses) will be allocated pro-rata to all classes (based on interest entitlements)

*    All classes will pay interest on a 30/360 basis

* Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances


===============================================================================
                       ALLOCATION OF PREPAYMENT PENALTIES
===============================================================================

ALLOCATION OF PREPAYMENT PREMIUMS

Prepayment premiums will be allocated between the Offered Certificates and the Class X certificates as follows:

     Yield Maintenance Charges:

     - A percentage of all Yield Maintenance Charges(1) will be allocated to the Offered Certificates in proportion to the product of (a) the percentage of the total principal distribution that each such Class receives, and (b) a percentage which is based on the relationship between the Pass-Through Rate and the Spread Rate of the Class currently receiving principal, the mortgage rate of the loan that has prepaid, and the discount rate used in calculating the borrower's yield maintenance penalty


           ------------------------------------------------------------------------
           Yield Maintenance      (Pass-Through Rate - Discount Rate - Spread Rate)
           Charge Allocation   =   ------------------------------------------------
               Percentage                  (Mortgage Rate - Discount Rate)
           ------------------------------------------------------------------------

-------------------

(1) In excess of amounts allocated to the Excess Interest Holder for prepayments of the SouthTrust Loans


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 4 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET

===============================================================================
                   ALLOCATION OF PREPAYMENT PENALTIES - Cont.
===============================================================================

     * The remaining percentage of the Yield Maintenance Charges will be allocated to the Class X Certificates

     * In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class X certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise

     Percentage Prepayment Premium:

     * 25% of all Fixed Percentage Prepayment Premiums(1) will be allocated to the Offered Certificates in proportion to the percentage of the total principal distribution that each such Class receives. The remaining percentage of the Fixed Percentage Prepayment Premiums will be allocated to the Class X Certificates


===============================================================================
                             MORTGAGE POOL OVERVIEW
===============================================================================

* The Mortgage Pool is comprised of 97 performing multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $480,085,034

* All of the Mortgage Loans are secured by first liens on multifamily and commercial properties

*    The Pool's average Cut-Off Date Principal Balance is approximately
     $4,949,330

*    The Pool's weighted average current Debt Service Coverage Ratio is 1.33x

*    The Pool's Cut-Off Date LTV is 68.8%

*    The Pool's weighted average Mortgage Interest Rate is approximately 8.738%

REMOVAL OF THE SPECIAL SERVICER/CONTROLLING CLASS REPRESENTATIVE

The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. The "Controlling Class of Sequential Pay Certificates" is the most junior class of certificates (not including Class X) currently outstanding which has a minimum principal balance at least equal to 25% of its original balance (or if no class shall have a principal balance at least equal to 25%, then the most subordinate Class outstanding). The Controlling Class Representative can also replace the Special Servicer with a new Special Servicer acceptable to the Rating Agencies.

----------------------

(1) In excess of amounts allocated to the Excess Interest Holder for prepayments of the South Trust Loans


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 5 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET

===============================================================================
                         MORTGAGE POOL OVERVIEW - Cont.
===============================================================================

COLLATERAL VALUE ADJUSTMENT

Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment or Balloon Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, or change the principal balance, amortization term or Maturity Date, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan for 60 days, (5) 60 days after a borrower with respect to any Mortgage Loan is subject to a voluntary bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgage Property.

As a result of any such appraisal, it may be determined that a "Collateral Value Adjustment" exists with respect to the related Required Appraisal Loan.

SPECIAL SERVICER/LOAN MODIFICATIONS

The initial Special Servicer will be Midland Loan Services, L.P. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may modify such loans, if among other things, such modifications, in the sole good faith of the Special Serivicer, increases the recovery to Certificateholders on a present value basis.



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 6 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET


===============================================================================
                             PREPAYMENT PROVISIONS
===============================================================================

* Approximately 96.4% of the Pool Balance has prepayment protection as of the Cut-Off Date

*    Approximately 74.8% of the Pool Balance is locked out as of the Cut-Off
     Date

      -----------------------------------------------------------------------------------------------------------------
                                           PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
      -----------------------------------------------------------------------------------------------------------------
                                 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                         ----------------------------------------------------------------------------------------------
         PREPAYMENT        JUN.     JUN.      JUN.     JUN.      JUN.     JUN.      JUN.     JUN.      JUN.     JUN.
        RESTRICTIONS       1997     1998      1999     2000      2001     2002      2003     2004      2005     2006
      -----------------------------------------------------------------------------------------------------------------
      Locked Out           74.69%   73.52%    65.58%   65.86%     5.79%    0.89%     0.88%    0.00%     0.00%    0.00%
      Yield Maintenance    21.67%   23.20%    30.60%   22.19%    83.38%   81.75%    77.00%   85.21%    85.27%   63.55%
      -----------------------------------------------------------------------------------------------------------------
      SUBTOTAL             96.36%   96.72%    96.18%   88.05%    89.17%   82.64%    77.88%   85.21%    85.27%   63.55%

      % Premium
        7.00 - 7.99%        0.00%    0.00%     0.00%    0.00%     0.00%    2.19%     0.00%    0.00%     0.00%    0.00%
        6.00 - 6.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     2.17%    0.00%     0.00%    0.00%
        5.00 - 5.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    2.57%     0.00%    0.00%
        4.00 - 4.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     2.51%    0.00%
        3.00 - 3.99%        0.00%    0.00%     0.94%    0.00%     0.00%    0.00%     3.09%    8.46%     0.00%    2.54%
        2.00 - 2.99%        0.00%    0.00%     0.00%    8.10%     0.00%    5.12%     0.00%    3.75%     8.45%    0.00%
        1.00 - 1.99%        0.00%    0.00%     0.00%    0.00%     8.29%    0.99%     1.00%    0.00%     3.76%    3.20%
        0.00 - 0.99%        0.00%    0.00%     0.00%    0.00%     0.00%    7.66%     0.00%    0.00%     0.00%    0.00%
      Open                  3.64%    3.28%     2.88%    3.85%     2.54%    1.40%    15.86%    0.00%     0.00%   30.71%
      -----------------------------------------------------------------------------------------------------------------
      TOTALS              100.00%  100.00%   100.00%  100.00%   100.00%  100.00%   100.00%  100.00%   100.00%  100.00%
      Mortgage Pool
      Balance ($ million) $480.09  $473.56   $466.44  $458.69   $443.80  $420.75   $411.02  $332.92   $325.89  $306.21
      % of Initial Pool
      Balance             100.00%   98.64%    97.16%   95.54%    92.44%   87.64%    85.61%   69.35%    67.88%   63.78%
      -----------------------------------------------------------------------------------------------------------------


      -----------------------------------------------------------------------------------------------------------------
                                           PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
      -----------------------------------------------------------------------------------------------------------------
                                 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                         ----------------------------------------------------------------------------------------------
         PREPAYMENT        JUN.     JUN.      JUN.     JUN.      JUN.     JUN.      JUN.     JUN.      JUN.     JUN.
        RESTRICTIONS       2007     2008      2009     2010      2011     2012      2013     2014      2015     2016
      -----------------------------------------------------------------------------------------------------------------
      Locked Out            0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
      Yield Maintenance    29.46%   29.68%    29.95%   30.28%    30.72%   31.33%    32.21%   33.67%    36.56%   45.24%
      -----------------------------------------------------------------------------------------------------------------
      SUBTOTAL             29.46%   29.68%    29.95%   30.28%    30.72%   31.33%    32.21%   33.67%    36.56%   45.24%

      % Premium
        7.00 - 7.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
        6.00 - 6.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
        5.00 - 5.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
        4.00 - 4.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
        3.00 - 3.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
        2.00 - 2.99%       70.54%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
        1.00 - 1.00%        0.00%   70.32%    70.05%   69.72%    69.28%   68.67%    67.79%   66.33%    63.44%   54.76%
        0.00 - 0.99%        0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
      Open                  0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.00%
      -----------------------------------------------------------------------------------------------------------------
      TOTALS              100.00%  100.00%   100.00%  100.00%   100.00%  100.00%   100.00%  100.00%   100.00%  100.00%
      Mortgage Pool
      Balance ($ million)  $10.37    $9.70     $8.96    $8.16     $7.28    $6.32     $5.27    $4.12     $2.86    $1.48
      % of Initial Pool
      Balance               2.16%    2.02%     1.87%    1.70%     1.52%    1.32%     1.10%    0.86%     0.60%    0.31%
      -----------------------------------------------------------------------------------------------------------------



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 7 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET


===============================================================================
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
===============================================================================

                               [PERCENTAGE CHART]

                                     PERCENTAGE OF                WEIGHTED                    WEIGHTED
                                       AGGREGATE                AVERAGE DEBT    WEIGHTED       AVERAGE      WEIGHTED
                       CUT-OFF DATE   CUT-OFF DATE   NUMBER OF     SERVICE       AVERAGE      REMAINING      AVERAGE      WEIGHTED
                        PRINCIPAL      PRINCIPAL     MORTGAGE     COVERAGE      REMAINING   AMORTIZATION    MORTGAGE      AVERAGE
PROPERTY STATE           BALANCE        BALANCE        LOANS        RATIO         TERM          TERM      INTEREST RATE CURRENT LTV
-----------------------------------------------------------------------------------------------------------------------------------
Texas                    $92,374,161      19.2%           21        1.34x           103           339          8.645%         72%
Florida                   56,521,359      11.8             8        1.23             82           344          8.584          71
Oklahoma                  47,377,271       9.9             6        1.26            117           357          8.581          74
Georgia                   38,146,721       8.0             8        1.18            100           340          8.640          74
California                34,123,381       7.1             5        1.22             99           185          8.644          50
Virginia                  33,989,957       7.1             4        1.33            114           313          8.551          73
New York                  31,353,294       6.5             8        1.57            154           277          9.014          63
Minnesota                 16,186,707       3.4             2        1.29            116           319          9.198          73
District of Columbia      13,354,455       2.8             2        1.53            116           296          9.360          52
Massachusetts              9,829,655       2.1             2        1.34            119           321          9.282          68
Washington                 9,683,494       2.0             4        1.40            113           310          8.762          60
Michigan                   9,650,000       2.0             1        1.35            120           360          8.380          79
Delaware                   9,568,986       2.0             2        1.34             99           313          8.664          61
Colorado                   8,795,805       1.8             2        1.23             56           283          8.854          71
Louisiana                  8,539,750       1.8             3        1.68            114           294          9.389          70
Connecticut                6,643,365       1.4             2        1.41            117           297          9.117          63
Utah                       6,485,790       1.4             2        1.39            118           298          8.899          69
New Hampshire              6,485,105       1.4             3        1.57            117           333          8.290          61
Maine                      5,994,354       1.3             2        1.35            178           274          9.170          70
Missouri                   5,396,756       1.1             1        1.35            118           298          8.310          79
Kansas                     5,211,473       1.1             1        1.35            114           294          9.010          74
New Jersey                 4,483,977       0.9             1        1.31             80           296          9.080          69
Arkansas                   4,370,295       0.9             1        1.60            115           253          8.700          66
Wisconsin                  4,253,600       0.9             1        1.42            114           318          8.370          75
Arizona                    3,824,535       0.8             1        1.33            112           292          9.620          66
Nebraska                   3,200,000       0.7             1        1.31            120           324          8.480          62
Tennessee                  1,573,344       0.3             1        1.42            105           285          7.950          72
South Carolina             1,523,317       0.3             1        1.25            118           358          8.970          69
Oregon                     1,144,123       0.2             1        1.57            236           236         10.332          63
                        ------------     -----            --        ----            ---           ---          -----          --
  TOTAL/WEIGHTED AVG.   $480,085,034     100.0%           97        1.33x           109           315          8.738%         69%
===================================================================================================================================

(a)  Column totals may not sum due to rounding
(b)  Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 8 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET


===============================================================================
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
===============================================================================

                            [MAP OF UNITED STATES]



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

                                                                   Page 9 of 15
                      STRUCTURAL AND COLLATERAL TERM SHEET


===============================================================================
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
===============================================================================

                                  [PIE CHART]

                                 PERCENT BY
                                  AGGREGATE                                  WEIGHTED
                                   CUT-OFF             WEIGHTED  WEIGHTED    AVERAGE
                    CUT-OFF DATE    DATE               AVERAGE   AVERAGE    REMAINING                  WEIGHTED WEIGHTED  WEIGHTED
PROPERTY TYPE        PRINCIPAL    PRINCIPAL  NUMBER OF MORTGAGE  REMAINING AMORTIZATION  MIN     MAX   AVERAGE   AVERAGE  AVERAGE
                      BALANCE      BALANCE  PROPERTIES   RATE      TERM        TERM      DSCR    DSCR    DSCR      LTV    OCCUPANCY
-----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY         $235,915,547       49.1%      56       8.515%     101       342        1.00x   1.65x    1.26x    73%       94%
RETAIL - ANCHORED     86,149,246       17.9       13       8.786      105       325        1.20    1.49     1.36     69        97
OFFICE                63,190,935       13.2       11       8.866      107       240        0.99    2.02     1.26     59        95
RETAIL - UNANCHORED   31,922,284        6.6       11       9.156      124       292        1.25    1.71     1.45     63        96
LODGING               21,699,693        4.5        5       9.225      122       281        1.52    1.83     1.58     57        76
INDUSTRIAL/WAREHOUSE  18,040,962        3.8        6       9.287      117       309        1.30    1.44     1.34     67        99
NURSING HOME          16,805,758        3.5        3       9.023      191       259        1.76    1.92     1.87     64        98
SELF-STORAGE           3,867,669        0.8        1       9.250      112       316        1.25    1.25     1.25     72        96
MIXED USE               2,492,941       0.5        2       8.720      117       297        1.69    1.69     1.69     65        97
                    ------------      -----      ---       -----      ---       ---        ----    ----     ----     --        --

TOTAL/WEIGHTED AVG. $480,085,034      100.0%     108       8.738%     109       315        0.99x   2.02x    1.33x    69%       95%
-----------------------------------------------------------------------------------------------------------------------------------

(a)  Column totals may not sum due to rounding
(b)  Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

===============================================================================
                          DEBT SERVICE COVERAGE RATIO
===============================================================================

*    Weighted Average Current Debt Service Coverage Ratio: 1.33x

*    81% of the Portfolio has Debt Service Coverage Ratio greater than 1.20x



                                       PERCENTAGE                WEIGHTED                  WEIGHTED      WEIGHTED
                          CUT-OFF     OF AGGREGATE                AVERAGE     WEIGHTED     AVERAGE       AVERAGE        WEIGHTED
     CUT-OFF DATE          DATE       CUT-OFF DATE  NUMBER OF  DEBT SERVICE   AVERAGE     REMAINING      MORTGAGE       AVERAGE
     DEBT SERVICE        PRINCIPAL      PRINCIPAL    MORTGAGE    COVERAGE    REMAINING   AMORTIZATION    INTEREST       CURRENT
    COVERAGE RATIO        BALANCE        BALANCE       LOANS       RATIO        TERM         TERM          RATE           LTV
================================================================================================================================
     0.99 - 1.10x     $  46,760,063        9.7%           4         1.02x         90          250          8.514%           60%
     1.11 - 1.20         44,595,388        9.3            9         1.17         100          334          8.642            74
     1.21 - 1.30        145,218,082       30.3           30         1.27         103          336          8.721            73
     1.31 - 1.40        132,198,239       27.5           23         1.34         109          325          8.796            71
     1.41 - 1.50         48,917,506       10.2           13         1.46         116          309          8.658            67
     1.51 - 1.60         26,985,514        5.6            7         1.54         121          293          9.019            59
     1.61 - 1.70         11,131,510        2.3            5         1.65         117          300          8.789            58
     1.71 - 1.80          8,024,637        1.7            3         1.77         114          294          9.174            67
     1.81 - 1.90          2,830,820        0.6            1         1.83         114          270          8.950            59
     1.91 - 2.00         10,451,697        2.2            1         1.92         237          237          8.870            60
     2.01 - 2.25          2,971,578        0.6            1         2.02         114          234          8.724            31
                       ------------      -----           --         ----         ---          ---          -----            --
TOTAL/WEIGHTED AVG.    $480,085,034      100.0%          97         1.33x        109          315          8.738%           69*
================================================================================================================================

(a) Debt Service is the ratio of Underwriting NOI over the annualized debt service payments
(b) Column totals may not add due to rounding
(c) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans



===============================================================================
                        CUT-OFF DATE LOAN TO VALUE RATIO
===============================================================================

*    Weighted Average Current Loan to Value Ratio: 68.7%


                                         PERCENTAGE                   WEIGHTED                   WEIGHTED     WEIGHTED
                           CUT-OFF      OF AGGREGATE                   AVERAGE      WEIGHTED      AVERAGE     AVERAGE     WEIGHTED
       RANGE OF              DATE       CUT-OFF DATE    NUMBER OF   DEBT SERVICE     AVERAGE     REMAINING    MORTGAGE    AVERAGE
     CUT-OFF DATE         PRINCIPAL       PRINCIPAL     MORTGAGE      COVERAGE      REMAINING  AMORTIZATION   INTEREST    CURRENT
 LOAN-TO-VALUE RATIOS      BALANCE         BALANCE        LOANS         RATIO         TERM         TERM         RATE        LTV
==================================================================================================================================
        31%-50%       $  29,310,576         6.1%            5          1.23x            96          170        8.640%       40%
         51-60           21,394,315          4.5            6          1.58            105          296        9.150        54
         61-65           78,026,064         16.3           20          1.47            127          298        8.763        62
         66-70           82,518,340         17.2           20          1.36            115          313        8.914        68
         71-75          167,537,916         34.9           30          1.28            100          330        8.745        73
         76-80           83,003,691         17.3           13          1.26            108          348        8.554        78
         81-85           18,294,131          3.8            3          1.27            117          357        8.290        81
                       ------------        -----           --          ----            ---          ---        -----        --
  TOTAL/WEIGHTED AVG.  $480,085,034        100.0%          97          1.33x           109          315        8.738%       69%
==================================================================================================================================

(a) Ratio of Cut-Off Date Loan Balance over Appraisal Value at Origination
(b) Column totals may not add due to rounding
(c) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

===============================================================================
                          BALLOON LOAN-TO-VALUE RATIO
===============================================================================

                                        PERCENTAGE OF                 WEIGHTED                   WEIGHTED     WEIGHTED
                                          AGGREGATE                   AVERAGE      WEIGHTED      AVERAGE      AVERAGE
        BALLOON          CUT-OFF DATE    CUT-OFF DATE   NUMBER OF   DEBT SERVICE    AVERAGE     REMAINING     MORTGAGE    WEIGHTED
     LOAN-TO-VALUE        PRINCIPAL       PRINCIPAL     MORTGAGE      COVERAGE     REMAINING   AMORTIZATION   INTEREST    AVERAGE
        RATIOS              BALANCE        BALANCE        LOANS         RATIO        TERM          TERM         RATE    CURRENT LTV
===================================================================================================================================
   Not Available (b)   $  29,063,374          6.1%           3         1.35x          144          144          8.705%       46%
        8% - 50%          47,811,810         10.6           14         1.55           119          280          8.976        55
        51 - 60          106,393,991         28.9           35         1.38           115          299          8.879        66
        61 - 65          123,278,814         20.1           19         1.34           108          331          8.754        71
        66 - 70          120,545,021         23.4           19         1.22            95          347          8.597        75
        71 - 75           41,068,842          8.6            6         1.24           117          357          8.559        80
        76 - 80           11,923,181          2.5            1         1.30            55          355          8.490        80
                        ------------        -----           --         ----           ---          ---          -----        --
TOTAL/WEIGHTED AVG.     $480,085,034        100.0%          97         1.33x          109          315          8.738%       69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Fully amortizing loans
(c) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


===============================================================================
                     ORIGINAL AMORTIZATION TERM (in months)
===============================================================================

                                                                    WEIGHTED
                                         PERCENTAGE                 AVERAGE                   WEIGHTED     WEIGHTED
     CUT-OFF DATE                       OF AGGREGATE               DEBT         WEIGHTED      AVERAGE       AVERAGE
       ORIGINAL          CUT-OFF DATE   CUT-OFF DATE   NUMBER OF    SERVICE      AVERAGE     REMAINING     MORTGAGE      WEIGHTED
  AMORTIZATION TERM       PRINCIPAL       PRINCIPAL     MORTGAGE    COVERAGE    REMAINING   AMORTIZATION   INTEREST      AVERAGE
       (MONTHS)            BALANCE         BALANCE       LOANS       RATIO        TERM          TERM         RATE      CURRENT LTV
===================================================================================================================================
      211 - 240         $ 19,581,997          4.1%          5           1.76x      186           233         8.943%         57%
      241 - 270            7,372,370          1.5           2           1.53       165           253         8.847          67
      271 - 300          160,699,253         33.5          48           1.40       109           293         8.977          66
      301 - 330           20,998,064          4.4           6           1.30       116           320         8.630          68
      331 - 360          271,433,350         56.5          36           1.25       101           335         8.588          71
                        ------------        -----          --           ----       ---           ---         -----          --
TOTAL/WEIGHTED AVG.     $480,085,034        100.0%         97           1.33x      109           315         8.738%         69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


===============================================================================
                    REMAINING AMORTIZATION TERM (in months)
===============================================================================


                                         PERCENTAGE                  WEIGHTED                  WEIGHTED      WEIGHTED
     CUT-OFF DATE                       OF AGGREGATE                 AVERAGE      WEIGHTED     AVERAGE       AVERAGE
      REMAINING          CUT-OFF DATE   CUT-OFF DATE   NUMBER OF   DEBT SERVICE   AVERAGE     REMAINING      MORTGAGE      WEIGHTED
  AMORTIZATION TERM       PRINCIPAL       PRINCIPAL     MORTGAGE     COVERAGE    REMAINING   AMORTIZATION    INTEREST      AVERAGE
       (MONTHS)            BALANCE         BALANCE       LOANS        RATIO         TERM         TERM          RATE      CURRENT LTV
===================================================================================================================================
       61 - 90         $  17,467,554          3.6%          1          0.99x          83           83         8.500%          36%
      181 - 210            2,241,106          0.5           1          1.39          110          207         9.125           61
      211 - 240           17,340,891          3.6           4          1.81          196          236         8.919           57
      241 - 270           14,730,696          3.1           4          1.56          140          260         8.652           66
      271 - 300          153,340,926         31.9          46          1.39          109          294         9.002           66
      301 - 330           20,998,064          4.4           6          1.30          116          320         8.630           68
      331 - 360          253,965,796         52.9          35          1.27          102          352         8.594           74
                        ------------        -----          --          ----          ---          ---         -----           --
TOTAL/WEIGHTED AVG.     $480,085,034        100.0%         97          1.33x         109          315         8.738%          69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

===============================================================================
                        CURRENT MORTGAGE INTEREST RATES
===============================================================================

                                                                     WEIGHTED
                                          PERCENTAGE                 AVERAGE                   WEIGHTED     WEIGHTED
                            CUT-OFF      OF AGGREGATE               DEBT         WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                              DATE       CUT-OFF DATE   NUMBER OF    SERVICE      AVERAGE     REMAINING     MORTGAGE       AVERAGE
     CUT-OFF DATE          PRINCIPAL       PRINCIPAL     MORTGAGE    COVERAGE    REMAINING   AMORTIZATION   INTEREST       CURRENT
     MORTGAGE RATE          BALANCE         BALANCE       LOANS       RATIO        TERM          TERM         RATE           LTV
===================================================================================================================================
   7.751% - 8.000 %      $  1,573,344          0.33%         1         1.42x        105           285         7.950%         72%
     8.001 - 8.250         12,944,927          2.70          2         1.16         109           318         8.085          72
     8.251 - 8.500        145,565,653         30.32         25         1.24         100           312         8.412          70
     8.501 - 8.750        131,776,956         27.45         19         1.36         104           330         8.614          70
     8.751 - 9.000         57,377,160         11.95         13         1.46         127           308         8.900          66
     9.001 - 9.250         75,238,054         15.67         21         1.33         114           304         9.106          68
     9.251 - 9.500         44,407,889          9.25         11         1.41         114           313         9.322          67
     9.501 - 9.750         10,056,927          2.09          4         1.32         115           295         9.612          67
    10.251 - 10.500         1,144,123          0.24          1         1.57         236           236        10.332          63
                         ------------        -----          --         ----         ---           ---        ------          --
TOTAL/WEIGHTED AVG.      $480,085,034        100.0%         97         1.33x        109           315         8.738%         69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


===============================================================================
                                 PAYMENT TYPES
===============================================================================

                                                                     WEIGHTED
                                          PERCENTAGE                 AVERAGE                   WEIGHTED     WEIGHTED
                            CUT-OFF      OF AGGREGATE                 DEBT        WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                              DATE       CUT-OFF DATE   NUMBER OF    SERVICE      AVERAGE     REMAINING     MORTGAGE       AVERAGE
                           PRINCIPAL       PRINCIPAL     MORTGAGE    COVERAGE    REMAINING   AMORTIZATION   INTEREST       CURRENT
     PAYMENT TYPE           BALANCE         BALANCE       LOANS       RATIO        TERM          TERM         RATE           LTV
===================================================================================================================================
Amortizing Balloon       $451,021,659         93.95%        94         1.33x        107           326         8.740%         70%
Fully Amortizing           29,063,374          6.05          3         1.35         144           144         8.705          46
                         ------------        ------         --         ----         ---           ---         -----          --
TOTAL/WEIGHTED AVG.      $480,085,034        100.00%        97         1.33x        109           315         8.738%         69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


===============================================================================
                     REMAINING TERM TO MATURITY (in months)
===============================================================================


                                                                     WEIGHTED
                                          PERCENTAGE                 AVERAGE                   WEIGHTED     WEIGHTED
                            CUT-OFF      OF AGGREGATE               DEBT         WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                              DATE       CUT-OFF DATE   NUMBER OF    SERVICE      AVERAGE     REMAINING     MORTGAGE       AVERAGE
     CUT-OFF DATE          PRINCIPAL       PRINCIPAL     MORTGAGE    COVERAGE    REMAINING   AMORTIZATION   INTEREST       CURRENT
REMAINING TERM (MONTHS)     BALANCE         BALANCE       LOANS       RATIO        TERM          TERM         RATE           LTV
===================================================================================================================================
        31 - 60         $  21,557,888          4.49%         3         1.29x         49           323         8.683%         74%
        61 - 90            90,430,370         18.84         11         1.20          77           296         8.571          64
       91 - 120           353,498,881         73.63         80         1.35         115           322         8.773          70
      211 - 240            14,597,894          3.04          3         1.79         237           240         9.024          62
                         ------------        ------         --         ----         ---           ---         -----          --
TOTAL/WEIGHTED AVG.      $480,085,034        100.00%        97         1.33x        109           315         8.738%         69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

===============================================================================
                             SEASONING (in months)
===============================================================================

                                                                     WEIGHTED
                                          PERCENTAGE                 AVERAGE                   WEIGHTED     WEIGHTED
                            CUT-OFF      OF AGGREGATE                 DEBT       WEIGHTED      AVERAGE       AVERAGE      WEIGHTED
                              DATE       CUT-OFF DATE   NUMBER OF    SERVICE      AVERAGE     REMAINING     MORTGAGE       AVERAGE
     CUT-OFF DATE          PRINCIPAL       PRINCIPAL     MORTGAGE    COVERAGE    SEASONING   AMORTIZATION   INTEREST       CURRENT
  SEASONING (MONTHS)        BALANCE         BALANCE       LOANS       RATIO        TERM          TERM         RATE           LTV
===================================================================================================================================
Newly Originated         $ 16,385,000         3.41%         3           1.34x        0            353         8.587%         74%
           1-10           416,551,593        86.77         88           1.36         5            322         8.766          70
          11-20            22,826,165         4.75          4           1.10        13            343         8.492          74
          21-30             6,854,721         1.43          1           1.20        21            279         8.830          72
        241-277            17,467,554         3.64          1           0.99       277             83         8.500          36
                         ------------       ------         --           ----      ----            ---         -----          --
TOTAL/WEIGHTED AVG.      $480,085,034       100.00%        97           1.33x       15            315         8.738%         69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans


===============================================================================
                              YEAR OF ORIGINATION
===============================================================================

                                                                     WEIGHTED
                                          PERCENTAGE                 AVERAGE                                WEIGHTED
                            CUT-OFF      OF AGGREGATE                 DEBT       WEIGHTED      WEIGHTED      AVERAGE      WEIGHTED
                              DATE       CUT-OFF DATE   NUMBER OF    SERVICE      AVERAGE      AVERAGE      MORTGAGE       AVERAGE
                           PRINCIPAL       PRINCIPAL     MORTGAGE    COVERAGE    REMAINING   AMORTIZATION   INTEREST       CURRENT
   ORIGINATION YEAR         BALANCE         BALANCE       LOANS       RATIO        TERM          TERM         RATE           LTV
===================================================================================================================================
           1996          $251,242,950        52.33%         48          1.32x       100           324         8.691%         70%
           1997           204,519,808        42.60          47          1.38        125           324         8.813          70
           1974            17,467,554         3.64           1          0.99         83            83         8.500          36
           1995             6,854,721         1.43           1          1.20         39           279         8.830          72
                         ------------       ------          --          ----        ---           ---         -----          --
TOTAL/WEIGHTED AVG.      $480,085,034       100.00%         97          1.33x       109           315         8.738%         69%
===================================================================================================================================

(a) Column totals may not add due to rounding
(b) Gross Coupon, inclusive of retained interest on SouthTrust and Ordway loans



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

===============================================================================
                     OVERVIEW OF SOURCES OF MORTGAGE LOANS
===============================================================================

* AMRESCO Commercial Mortgage Funding, L.P. is contributing 93 loans with an approximate unpaid principal balance of $455 million

     - Approximately $330 million (75 loans ) originated by AMRESCO Capital Corporation

     - Approximately $101 million (16 loans) purchased from SouthTrust Funding Corporation

     - Approximately $24 million (2 loans) purchased in single note transactions

* Goldman Sachs Mortgage Company is contributing 4 loans with an approximate unpaid principal balance of $24 million

     - Loans were originated by Central Park Capital, L.L.C. ("CPC"), a Delaware Limited Liability company organized to originate commercial mortgage loans. All loans originated by CPC are fully funded by Goldman Sachs Mortgage Company concurrent with closing



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, N.Y.  10004






INVESTMENT BANKING DIVISION
---------------------------

Finance
-------
Jeffrey Fastov        Phone:     (212) 902-4015
Vice President        Fax:       (212) 357-5505

Todd Sammann          Phone:     (212) 902-6398
Associate             Fax:       (212) 357-5505

Brian Landau          Phone:     (212) 902-8139
Analyst               Fax:       (212) 357-5505

Due Diligence

Rolf Edwards          Phone:     (212) 902-5637
Associate             Fax:       (212) 357-5505




STRUCTURED FINANCE
------------------

Steve Enfield                 Phone:     (212) 902-3251
Vice President                Fax:       (212) 902-4024

MORTGAGE SALES AND TRADING
--------------------------
Mark Kogan                    Phone:     (212) 902-2565
Vice President                Fax:       (212) 902-1691

Justin Kennedy                Phone:     (212) 902-2914
Associate                     Fax:       (212) 902-1691

Jim Mrowka                    Phone:     (212) 902-2914
Associate                     Fax:       (212) 902-1691

MORTGAGE RESEARCH
-----------------
Mark Buono                    Phone:     (212) 902-3824
Vice President                Fax:       (212) 902-1691



No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive offering circular, and prospective investors who consider purchasing any such securities should make their investment decision based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. This material is furnished solely by Goldman, Sachs & Co. Goldman, Sachs & Co. is acting as underwriter.

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                 PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement...............    S-2
Risk Factors...................................   S-15
Description of the Mortgage Pool...............   S-24
Description of the Certificates................   S-62
Certain Prepayment, Maturity and Yield
  Considerations...............................   S-71
Servicing......................................   S-78
Description of the Pooling and Servicing
  Agreement....................................   S-83
Use of Proceeds................................   S-87
Federal Income Tax Consequences................   S-87
State Tax Considerations.......................   S-88
ERISA Considerations...........................   S-88
Legal Investment...............................   S-90
Method of Distribution.........................   S-90
Legal Matters..................................   S-92
Rating.........................................   S-92
Index of Defined Terms.........................   S-93
Annex A: Certain Characteristics of the
  Mortgage Loans...............................    A-1
Annex B: Form of Monthly Report................    B-1
                      PROSPECTUS
Prospectus Supplement..........................      3
Available Information..........................      3
Incorporation of Certain Information by
  Reference....................................      4
Summary of Prospectus..........................      6
Risk Factors...................................     14
Description of the Trust Funds.................     22
Use of Proceeds................................     31
Yield Considerations...........................     31
The Depositor..................................     36
Description of the Certificates................     37
Description of the Agreements..................     45
Description of Credit Support..................     62
Certain Legal Aspects of Mortgage
  Loans and the Leases.........................     64
Federal Income Tax Consequences................     81
State Tax Considerations.......................    108
ERISA Considerations...........................    108
Legal Investment...............................    111
Method of Distribution.........................    113
Legal Matters..................................    114
Financial Information..........................    114
Rating.........................................    114
Index of Principal Definitions.................    115

================================================================================

================================================================================

                                  $422,474,000

                                 (APPROXIMATE)

                     AMRESCO COMMERCIAL MORTGAGE FUNDING I
                                  CORPORATION
                              CLASS A1, CLASS A2,
                          CLASS A3, CLASS B, CLASS C,
                          CLASS D, CLASS E AND CLASS F
                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1997-C1

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------


                              GOLDMAN, SACHS & CO.
                                 JUNE 30, 1997

================================================================================

                              INDEX TO EXHIBITS



     Exhibit
     Number                     Description
     -------                    -----------

      99.2         Collateral Term Sheets provided by Goldman, Sachs & Co.